Exhibit 2.1


                 PLAN OF REORGANIZATION AND AGREEMENT OF MERGER
                                  BY AND AMONG

                               EDT LEARNING, INC.
                             A DELAWARE CORPORATION,

                        EDGE ACQUISITION SUBSIDIARY, INC.
                             A DELAWARE CORPORATION,

                               LEARNING-EDGE, INC.
                             A DELAWARE CORPORATION

                   AND THE STOCKHOLDERS OF LEARNING-EDGE, INC.

                            DATED SEPTEMBER 13, 2001
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                                TABLE OF CONTENTS

ARTICLE I. THE MERGER..........................................................2

   1.1    THE MERGER...........................................................2
   1.2    THE CLOSING..........................................................2
   1.3    EFFECTIVE TIME.......................................................2
   1.4    CERTIFICATE OF INCORPORATION.........................................2
   1.5    BYLAWS...............................................................2
   1.6    DIRECTORS AND OFFICERS...............................................2
   1.7    MERGER CONSIDERATION; CONVERSION.....................................3
   1.8    EXCHANGE OF CERTIFICATES REPRESENTING SHARES.........................5
   1.9    ESCROW OF EDT NOTES..................................................6
   1.10   RISK OF LOSS.........................................................7
   1.11   DISSENTERS' RIGHTS...................................................7

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF LEARNING-EDGE....................7

   2.1    ORGANIZATION, STANDING AND AUTHORITY OF LEARNING-EDGE................8
   2.2    ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS...............8
   2.3    LICENSES AND AUTHORIZATIONS..........................................8
   2.4    LEASE AGREEMENTS.....................................................9
   2.5    FINANCIAL STATEMENTS.................................................9
   2.6    ABSENCE OF CHANGES...................................................9
   2.7    LITIGATION AND CLAIMS...............................................10
   2.8    NO UNDISCLOSED LIABILITIES..........................................11
   2.9    NO VIOLATION OF LAW, GENERALLY......................................11
   2.10   PROPERTIES..........................................................11
   2.11   INDEBTEDNESS........................................................12
   2.12   EMPLOYEE CONTRACTS, UNION AGREEMENTS AND BENEFIT PLANS..............12
   2.13   LABOR RELATIONS.....................................................13
   2.14   CONTRACTS AND COMMITMENTS...........................................14
   2.15   ENVIRONMENTAL PROTECTION............................................14
   2.16   FILING OF REPORTS...................................................15
   2.17   INSURANCE POLICIES..................................................15
   2.18   ACCOUNTS RECEIVABLE.................................................15
   2.19   ACCOUNTS PAYABLE....................................................15
   2.20   INTENTIONALLY DELETED...............................................15
   2.21   INSPECTIONS AND INVESTIGATIONS......................................15
   2.22   AGREEMENTS IN FULL FORCE AND EFFECT.................................16
   2.23   TAXES...............................................................16
   2.24   CAPITALIZATION; TITLE TO SHARES.....................................16
   2.25   CORPORATE DOCUMENTS.................................................17
   2.26   STATEMENTS TRUE AND CORRECT.........................................17
   2.27   WEBSITE CONTENT.....................................................17
   2.28   INTELLECTUAL PROPERTY...............................................17

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE KEY HOLDER.................18

   3.1    ECONOMIC RISK.......................................................18
   3.2    INTENTIONALLY DELETED...............................................19
   3.3    ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS RELATING
          TO THE KEY HOLDER'S OBLIGATIONS.....................................19
   3.4    REPRESENTATIONS AND WARRANTIES OF LEARNING-EDGE.....................19
   3.5    LEASE AGREEMENTS....................................................19
   3.6    FINANCIAL STATEMENTS................................................19

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   3.7    LITIGATION AND CLAIMS...............................................20
   3.8    NO UNDISCLOSED LIABILITIES..........................................20
   3.9    CONTRACTS AND COMMITMENTS...........................................20
   3.10   ACCOUNTS PAYABLE....................................................21

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER................21

   4.1    OWNERSHIP...........................................................21
   4.2    ECONOMIC RISK.......................................................21

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF EDT AND ACQUISITION SUBSIDIARY...21

   5.1    ORGANIZATION, STANDING AND AUTHORITY OF EDT.........................21
   5.2    ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS RELATING
          TO THE OBLIGATIONS OF EDT AND ACQUISITION SUBSIDIARY................22
   5.3    EDT STOCK ISSUED IN THE MERGER......................................23
   5.4    SEC DOCUMENTS AND REPORTS...........................................23
   5.5    FINANCIAL STATEMENTS................................................23
   5.6    LITIGATION AND CLAIMS...............................................24
   5.7    NO UNDISCLOSED LIABILITIES..........................................24
   5.8    NO VIOLATION OF LAW.................................................24
   5.9    FILING OF REPORTS...................................................24
   5.10   CAPITALIZATION; TITLE TO SHARES.....................................25
   5.11   STATEMENTS TRUE AND CORRECT.........................................25
   5.12   ACQUISITION SUBSIDIARY..............................................25
   5.13   ORGANIZATION, STANDING AND AUTHORITY OF ACQUISITION SUBSIDIARY......25
   5.14   COMMON STOCK OF ACQUISITION SUBSIDIARY..............................26

ARTICLE VI. ADDITIONAL AGREEMENTS.............................................26

   6.1    ACCESS AND INSPECTION...............................................26
   6.2    COOPERATION IN MEETING FILING REQUIREMENTS..........................26
   6.3    POST CLOSING AUDIT OF LEARNING-EDGE.................................26
   6.4    PUBLIC DISCLOSURE...................................................27
   6.5    FURTHER ASSURANCES..................................................27
   6.6    APPOINTMENT OF SECURITYHOLDER REPRESENTATIVE........................27
   6.7    ACCEPTANCE OF APPOINTMENT...........................................27
   6.8    APPOINTMENT OF SECURITYHOLDER REPRESENTATIVE IRREVOCABLE, ETC.......27
   6.9    SUCCESSOR SECURITYHOLDER REPRESENTATIVE.............................28
   6.10   LIMITATION OF LIABILITY AND INDEMNITY...............................28
   6.11   APPROVAL OF THE MERGER BY THE STOCKHOLDERS..........................28
   6.12   NO SOLICITATION.....................................................28
   6.13   LEARNING-EDGE STOCK OPTION PLAN.....................................29
   6.14   SALE OF SHARES PURSUANT TO SECTION 4(2) OF THE SECURITIES ACT.......29
   6.15   PIGGYBACK REGISTRATION RIGHTS.......................................29
   6.16   POST-CLOSING COVENANT...............................................31
   6.17   REORGANIZATION......................................................31

ARTICLE VII. CONDUCT OF BUSINESS OF LEARNING-EDGE AND EACH KEY HOLDER
             PENDING CLOSING..................................................31

   7.1    DISPOSITION OF ASSETS...............................................31
   7.2    ACCOUNTS PAYABLE....................................................31
   7.3    SALE OF SHARES......................................................31
   7.4    ISSUANCE OF SHARES..................................................31
   7.5    CONTRACTS...........................................................32
   7.6    CONDITION OF ASSETS.................................................32
   7.7    LIENS; ENCUMBRANCES.................................................32

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ARTICLE VIII. CONDITIONS TO OBLIGATIONS OF EDT AND ACQUISITION SUBSIDIARY.....32

   8.1    NECESSARY APPROVALS.................................................32
   8.2    REPRESENTATIONS AND WARRANTIES......................................32
   8.3    PERFORMANCE; COVENANTS..............................................32
   8.4    EDT DUE DILIGENCE...................................................33
   8.5    INTENTIONALLY DELETED...............................................33
   8.6    APPROVAL OF BOARD...................................................33
   8.7    ABSENCE OF MATERIAL ADVERSE EFFECT..................................33
   8.8    UNPAID LIABILITIES AND RECEIVABLES..................................34

ARTICLE IX. CONDITIONS TO OBLIGATIONS OF THE KEY HOLDER AND LEARNING-EDGE.....34

   9.1    REPRESENTATIONS AND WARRANTIES......................................34
   9.2    PERFORMANCE; COVENANTS..............................................34
   9.3    LEARNING-EDGE DUE DILIGENCE.........................................35

ARTICLE X. CONDITIONS TO OBLIGATIONS OF EACH PARTY............................35

   10.1   CONSENT BY BANK ONE.................................................35

ARTICLE XI. INDEMNIFICATION...................................................36

   11.1   SURVIVAL OF REPRESENTATIONS AND WARRANTIES..........................36
   11.2   INDEMNIFICATION BY THE KEY HOLDER...................................36
   11.3   LIMITATION ON RECOURSE; SOLE REMEDY.................................36
   11.4   MERGER CONSIDERATION ADJUSTMENT.....................................37
   11.5   THRESHOLD...........................................................37
   11.6   PROCEDURE FOR INDEMNIFICATION -- THIRD PARTY CLAIMS.................37
   11.7   INDEMNIFICATION BY EDT..............................................39
   11.8   DEFINITION, PROCEDURE AND LIMIT ....................................39
   11.9   EFFECT OF INVESTIGATION BY EDT......................................40
   11.10  EFFECT OF INVESTIGATION BY LEARNING-EDGE AND STOCKHOLDERS...........40

ARTICLE XII. TERMINATION......................................................40

   12.1   TERMINATION BY MUTUAL CONSENT.......................................40
   12.2   TERMINATION BY EDT..................................................40
   12.3   TERMINATION BY LEARNING-EDGE........................................41
   12.4   INTENTIONALLY DELETED...............................................41
   12.5   EFFECT OF TERMINATION AND ABANDONMENT...............................41
   12.6   EXTENSION; WAIVER...................................................41

ARTICLE XIII. MISCELLANEOUS PROVISIONS........................................41

   13.1   NOTICES.............................................................41
   13.2   SUCCESSORS AND ASSIGNS..............................................42
   13.3   ENTIRE AGREEMENT....................................................42
   13.4   GOVERNING LAW; SEVERABILITY.........................................43
   13.5   NO BROKERS..........................................................43
   13.6   SCHEDULES AND EXHIBITS..............................................43
   13.7   WAIVERS.............................................................43
   13.8   HEADINGS............................................................43
   13.9   COUNTERPARTS........................................................43
   13.10  CONFIDENTIALITY.....................................................43
   13.11  EXPENSES............................................................44
   13.12  NO THIRD PARTY BENEFICIARIES........................................44
   13.13  SURVIVAL............................................................44
   13.14  DISPUTE RESOLUTION..................................................44

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                                LIST OF EXHIBITS

Exhibit A             Form of Promissory Note
Exhibit B             Escrow Agreement
Exhibit C             Form of Employment Agreement for Mr. Preston Zuckerman
Exhibit D             Opinion of Counsel of Learning-Edge
Exhibit E             Form of Lock Up Agreement
Exhibit F             Opinion of Counsel of EDT
Exhibit G             Form of Promissory Note to Mr. Preston Zuckerman


                                LIST OF SCHEDULES

Schedule 1.6          Directors and Officers of Acquisition Subsidiary
Schedule 1.7(a)(iii)  Deductions from the Notes
Schedule 1.7(b)       Option Grant Schedule
Schedule 2.1          Locations Qualified To Do Business
Schedule 2.2          Required Consents Relating to Learning-Edge's Obligations
Schedule 2.3          Licenses and Authorizations
Schedule 2.4          Lease and License Agreements
Schedule 2.5          Financial Statements of Learning-Edge
Schedule 2.6          Absence of Changes
Schedule 2.7          Litigation and Claims
Schedule 2.8          Undisclosed Liabilities
Schedule 2.9          Violations of Law
Schedule 2.10(a)      Properties
Schedule 2.10(b)      Leased/Licensed Equipment
Schedule 2.10(c)      Equipment, Utility and Other Deposits
Schedule 2.10(d)      Exceptions to Title to Assets
Schedule 2.11         Indebtedness
Schedule 2.12         Employment Contracts, Union Agreements and Benefit Plans
Schedule 2.13         Exceptions to Compliance with Employment and Labor Laws
Schedule 2.14         Contracts and Commitments
Schedule 2.15         Environmental Protection
Schedule 2.17         Insurance Policies
Schedule 2.18         Accounts Receivable
Schedule 2.19         Accounts Payable
Schedule 2.21         Inspections and Investigations
Schedule 2.23         Taxes
Schedule 2.24         Capitalization of Learning-Edge
Schedule 2.28         Intellectual Property
Schedule 3.3 Absence of Conflicting Agreements or Required Consents Relating to Key Holder's Obligations
Schedule 4.1          Stockholder Stock Ownership
Schedule 5.1          Organization, Standing and Authority of EDT
Schedule 5.2 Absence of Conflicting Agreements or Required Consents Relating to EDT's Obligations
Schedule 5.5          Financial Statements
Schedule 5.6          Litigation and Claims
Schedule 5.8          No Violation of Law
Schedule 7.3          Sale of Shares
Schedule 7.4          Issuance of Shares

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                 PLAN OF REORGANIZATION AND AGREEMENT OF MERGER

     THIS PLAN OF REORGANIZATION AND AGREEMENT OF MERGER (the "AGREEMENT") is made and entered into as of this 13th day of September, 2001, by and among EDT Learning, Inc., Inc., a Delaware corporation ("EDT"), Edge Acquisition Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of EDT ("ACQUISITION Subsidiary"), Learning-Edge, Inc., a Delaware corporation ("LEARNING-EDGE"), Preston A. Zuckerman (the "KEY Holder") and the stockholders of Learning-Edge (the "STOCKHOLDERS").

                                R E C I T A L S:

     A. Learning-Edge is in the business of developing and providing e-learning courseware for certain corporate clients who desire to use the Learning-Edge's training materials for online training and education to their employees and end-users.

     B. EDT, as the sole stockholder of Acquisition Subsidiary, and the Board of Directors of EDT, Learning-Edge and Acquisition Subsidiary have each respectively determined that a business combination between Acquisition Subsidiary and Learning-Edge is in the best interests of their respective companies and stockholders, and presents an opportunity for their respective companies to achieve long-term strategic objectives, and accordingly have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein.

     C. Also in furtherance of such acquisition, the Board of Directors of each of EDT, Learning-Edge and Acquisition Subsidiary has approved this Agreement and the Merger in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and upon the terms and subject to the conditions set forth herein.

     D. The Board of Directors of each of EDT, Learning-Edge and Acquisition Subsidiary has determined that the Merger is in the best interest of their respective stockholders and Learning-Edge has resolved to recommend that its stockholders approve this Agreement upon the terms and subject to the conditions set forth herein.

     E. The Board of Directors of each of EDT, Learning-Edge and Acquisition Subsidiary desire to adopt a plan of reorganization for a transaction intended to qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code, as amended (the "CODE").

     F. The parties hereto desire to make certain representations, warranties, and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     NOW,   THEREFORE,   in   consideration   of  the  foregoing,   and  of  the
representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

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                                   ARTICLE I.
                                   THE MERGER

     1.1  THE MERGER.

     Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in SECTION 1.3), Learning-Edge shall be merged with and into Acquisition Subsidiary in accordance with this Agreement and the separate corporate existence of Learning-Edge shall thereupon cease (the "MERGER"). Acquisition Subsidiary shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "SURVIVING CORPORATION") and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of Acquisition Subsidiary with all its rights, privileges, powers, immunities, purposes and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the DGCL.

     1.2  THE CLOSING.

     The closing of the Merger (the "CLOSING") shall take place: (i) at the corporate offices of EDT, located at 2999 North 44th Street, Suite 650, Phoenix, Arizona 85018 at 9:00 a.m., (local time) on the first business day following the day on which the last to be fulfilled or waived of the conditions set forth herein shall be fulfilled or waived in accordance herewith, but in no event later than September 30, 2001; or, (ii) at such other time and place and/or on such other date as Learning-Edge and EDT may agree. The date on which the Closing occurs is hereafter referred to as the "CLOSING DATE."

     1.3 EFFECTIVE TIME.

     If all the conditions to the Merger set forth in herein shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated in accordance with ARTICLE XI, the parties hereto shall, on the Closing Date, cause a Certificate of Merger meeting the requirements of Section 251 of the DGCL to be properly executed and filed with the Secretary of State of the State of Delaware in accordance with such section. The Merger shall become effective at the time of the filing of Certificate of Merger in accordance with the DGCL or at such later time as the parties hereto have theretofore agreed upon and designated in such filing as the effective time of the Merger (the "EFFECTIVE TIME").

     1.4  CERTIFICATE OF INCORPORATION.

     Effective at the Effective Time, the Certificate of Incorporation of Acquisition Subsidiary shall be the Certificate of Incorporation of Surviving Corporation.

     1.5  BYLAWS.

     The Bylaws of Acquisition Subsidiary in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with their terms and the DGCL.

                                       2
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     1.6  DIRECTORS AND OFFICERS.

          (a) DIRECTORS. The persons identified on Schedule 1.6 who are directors of Acquisition Subsidiary immediately prior to the Effective Time shall, from and after the Effective Time, be and become directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

          (b) OFFICERS.  The persons identified on Schedule 1.6 who are officers
of  Acquisition   Subsidiary   shall  continue  as  officers  of  the  Surviving
Corporation until their resignation or removal.

     1.7  MERGER CONSIDERATION; CONVERSION.

          At the Effective Time, by virtue of the Merger and without any action on the part of EDT, Acquisition Subsidiary, Learning-Edge or the Key Holder:

          (a) CONVERSION OF LEARNING-EDGE STOCK. The shares of common stock of Learning-Edge, par value $0.01 per share (the "LEARNING-EDGE STOCK") issued and outstanding immediately prior to the Effective Time (other than the Learning-Edge Stock, if any, owned by EDT, Acquisition Subsidiary or any other subsidiary of EDT (the "EDT GROUP")) shall be converted and exchanged, without any action of the part of the Stockholders, into the right to receive the following (collectively, the "MERGER CONSIDERATION"), subject to adjustment pursuant to SECTION 1.9:

               (i) An aggregate amount of Nine Hundred Seventy-Five Thousand Dollars ($975,000) in the form of 1,950,000 validly issued, fully paid and nonassessable shares of the common stock, par value $0.001 per share, of EDT (the "EDT STOCK"), (with such number of shares determined by dividing such dollar amount by the average closing price of EDT Stock for the five trading dayperiod ending on June 15, 2001); and

               (ii) An aggregate amount of Nine Hundred Thousand Dollars ($900,000) in the form of promissory notes (the "NOTES"), the form of which is attached as EXHIBIT A hereto, bearing an annual interest rate of 7 1/2%, with such interest thereon payable on a quarterly basis from and after the Effective Time and the principal thereon payable on the earlier to occur of: (x) the closing of funding (whether debt or equity and whether a single transaction or a series of related or unrelated transactions) obtained by EDT subsequent to the Closing Date with aggregate proceeds of at least five million dollars ($5,000,000),
          (y) the closing of an underwritten offering of EDT Stock by EDT with aggregate proceeds of at least five million dollars ($5,000,000), or
          (z) the payment schedule provided in the respective Notes; PROVIDED THAT, in reference to clauses (x) and (y) above, if the aggregate proceeds thereof are (A) equal to three million dollars ($3,000,000), twenty-five percent (25%) of the principal of the Notes shall be repaid; (B) greater than three million dollars ($3,000,000) but less than three million five hundred thousand dollars ($3,500,000), forty percent (40%) of the principal of the Notes shall be repaid; (C) equal to or greater than three million five hundred thousand dollars ($3,500,000) but less than four million dollars ($4,000,000),

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          fifty-five  percent  (55%)  of the  principal  of the  Notes  shall be repaid; (D) equal to or greater than four million dollars ($4,000,000) but less than four million five hundred thousand dollars ($4,500,000), seventy percent (70%) of the principal of the Notes shall be repaid;
          (E) equal to or greater than four million five hundred thousand dollars ($4,500,000) but less than five million dollars ($5,000,000), eighty-five percent (85%) of the principal of the Notes shall be repaid; or (F) equal to or greater than five million dollars ($5,000,000), one hundred percent (100%) of the principal of the Notes shall be repaid.

               (iii) At the Effective Time, the aggregate principal amount of the Notes shall be reduced, on a pro rata basis, by: (i) all legal and accounting expenses incurred by Learning-Edge in connection with the transactions contemplated by this Agreement and paid at or after the Closing by EDT; (ii) all service fees advanced by EDT to Learning-Edge and unearned at the Effective Time; and (iii) any bonus amount paid by EDT to Mr. Patrick J. Stoner pursuant to that certain Restricted Stock Purchase Agreement between Learning-Edge and Mr. Stoner, each in the amounts listed on Schedule 1.7(a)(iii) hereof. In addition, the principal amount of the Notes to be issued to a Stockholder shall be reduced and or offset by the amount, if any, of any outstanding amounts owed by such Stockholder to Learning-Edge and evidenced by a promissory note and, upon such reduction or offset, such promissory note shall be deemed to be paid in full and shall be cancelled; the amount of any such reductions of individual Stockholder Notes shall be added back to the aggregate principal amount of the Notes.

          (b) LEARNING-EDGE STOCK OPTION PLAN. At the Effective Time, the Learning-Edge 2001 Equity Incentive Plan shall automatically terminate and all outstanding options related thereto which have not been exercised prior to the Effective Time shall automatically terminate. Attached hereto as Schedule 1.7(b) is the proposed schedule of options to purchase EDT Stock to be granted by EDT to Learning-Edge employees after the Closing Date upon the standard terms and conditions of the EDT 1997 Stock Compensation Plan; provided, however, that EDT's management will recommend such grants and use their best efforts to cause such grants to be made as soon as reasonably possible after the Closing, provided that however, such Schedule shall not obligate EDT to issue such options.

          (c) CAPITAL STOCK OF ACQUISITION SUBSIDIARY. Each share of common stock, par value $0.001 per share, of Acquisition Subsidiary issued and outstanding immediately prior to the Effective Time as a result of the Merger shall be converted into and become one share of common stock of the Surviving Corporation held by EDT with the same rights, powers and privileges as the shares so converted and such shares in the aggregate shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

          (d) CERTIFICATES; LEGENDS. As a result of the Merger and without any action on the part of the Stockholders, all Learning-Edge Stock issued and outstanding shall cease to be outstanding, shall be canceled and retired and shall cease to exist, and each holder of a certificate formerly representing any shares of Learning-Edge Stock (a "CERTIFICATE") shall thereafter cease to have any rights with respect to such shares of Learning-Edge Stock, except the right to receive, the Merger Consideration in accordance with this SECTION 1.7 upon

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the surrender of such Certificate in accordance with the procedures set forth in
SECTION 1.8 of this Agreement. The shares of EDT Stock to be issued pursuant to this SECTION 1.7 shall not have been registered and shall be characterized as "restricted securities" under the federal securities laws, and, under such laws, such shares of EDT Stock may be resold without registration under the Securities Act or 1933, as amended (the "SECURITIES ACT"), only in certain limited circumstances. Each certificate evidencing shares of EDT Stock to be issued pursuant to this SECTION 1.7 shall bear the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

          (e) TREASURY STOCK. Each share of Learning-Edge Stock held as treasury stock at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, shall cease to be outstanding and shall be canceled and retired without payment of any consideration therefore and shall cease to exist.

          (f) FRACTIONAL SHARES. No fractional shares of EDT Stock shall be issued in connection with the Merger. In lieu thereof, the shares due shall be rounded up to the nearest whole share.

     1.8  EXCHANGE OF CERTIFICATES REPRESENTING SHARES.

          (a) At the Effective Time:

               (i) each Stockholder shall surrender to EDT all if its shares and interests in Learning-Edge (the "Certificates") held by such Stockholder for cancellation, together with a letter of transmittal, duly executed and completed in accordance with the instructions thereto, which shall specify that risk of loss and title to the Certificate(s) shall pass to EDT upon such delivery;

               (ii) each Stockholder who has surrendered its Certificate(s) to EDT shall be entitled to receive in exchange thereof their respective pro rata share of the Merger Consideration, after giving effect to any required tax withholdings, and the Certificate(s) so surrendered shall forthwith be canceled;

               (iii) EDT shall deliver to each Stockholder who has surrendered its Certificate(s) to EDT their respective pro rata share of the Merger Consideration in the form of a Note pursuant to SECTIONS 1.7(a)(ii) and (iii) hereof; and

               (iv) EDT shall deliver to its transfer agent a letter instructing the transfer agent to issue and deliver to each Stockholder who has surrendered its Certificate(s) to EDT a stock certificate for shares of EDT pursuant to
SECTION 1.7(a)(i) hereof.

          No interest will be paid or accrued on the stock portion of the Merger Consideration upon surrender of Certificates.

          (b) Except for estate planning transfers at or after the date hereof or issuances of shares upon the exercise of stock options outstanding prior to the date hereof, there shall be no transfers or issuances of additional shares on the stock transfer books of Learning-Edge of Learning-Edge Stock which were outstanding immediately prior to the date hereof without EDT's prior written consent. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates for Merger Consideration in accordance with the procedures set forth in SECTION 1.7.

          (c) None of Learning-Edge, the Surviving Corporation, Acquisition Subsidiary, EDT or any other person shall be liable to any former holder of Learning-Edge Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (d) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, EDT will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, deliverable in respect thereof pursuant to this Agreement.

          (e) Notwithstanding the foregoing, no amounts shall be payable at the Effective Time with respect to any Dissenting Shares (as defined in SECTION 1.11) or any shares of Learning-Edge Stock with respect to which dissenters' rights have not terminated. In the case of Dissenting Shares, payment shall be made in accordance with SECTION 1.11 and the DGCL. In the case of any Learning-Edge Stock with respect to which dissenters' rights have not terminated as of the Effective Time, if such shares of Learning-Edge Stock become Dissenting Shares, payment shall be made in accordance with SECTION 1.11 and the DGCL, and if, instead, the dissenters' rights with respect to such shares irrevocably terminate after the Effective Time, such shares shall be entitled to receive the Merger Consideration.

     1.9  ESCROW OF EDT NOTES.

     Notwithstanding the foregoing, at the Effective Time, the Notes otherwise issuable to the Key Holder (the "ESCROW NOTES") pursuant to SECTIONS 1.7(a)(ii) and (iii) shall be instead delivered by EDT to the person named as escrow agent (the "ESCROW AGENT") pursuant to the terms of the Escrow Agreement, a copy of which is attached as EXHIBIT B hereto. As further specified in the Escrow Agreement, the Escrow Notes shall be released to EDT as needed prior to the Termination Date (as defined in SECTION 11.1) to cover any amounts to which EDT or Acquisition Subsidiary may be entitled pursuant to ARTICLE XI hereof. The principal balance of the Escrow Notes to be so released shall be reduced and adjusted, if any, as provided in the Escrow Agreement and as follows. Pursuant to the terms of the Escrow Agreement, on the date six (6) months after the date hereof, fifty percent (50%) of the then remaining principal balance of the Escrow Notes shall be released to the Key Holder; on the date nine (9) months after the date hereof, fifty percent (50%) of the then remaining principal balance of the Escrow Notes shall be released to the Key Holder; and on the Termination Date, the remaining principal balance of the Escrow Notes shall be released to the Key Holder.

     1.10 RISK OF LOSS.

     Risk of loss to the assets of Learning-Edge, however caused (other than by Acquisition Subsidiary or those duly authorized to act on behalf of Acquisition Subsidiary) shall shift to Surviving Corporation immediately at the Effective Time.

     1.11 DISSENTERS' RIGHTS.

     Shares of Learning-Edge Common Stock that have not been voted for approval of this Agreement or consented thereto in writing and with respect to which a demand for payment and appraisal have been properly made in accordance with the DGCL ("DISSENTING SHARES") will not be converted into the right to receive the Merger Consideration otherwise payable with respect to such shares of Learning-Edge Stock at or after the Effective Time, but will be converted into the right to receive from the Surviving Corporation such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the laws of the State of Delaware. If a holder of Dissenting Shares (a "DISSENTING STOCKHOLDER") withdraws his or her demand for such payment and appraisal or becomes ineligible for such payment and appraisal, then, as of the Effective Time or the occurrence of such event of withdrawal or ineligibility, whichever last occurs, such holder's Dissenting Shares will cease to be Dissenting Shares and will be converted into the right to receive, and will be exchangeable for, the Merger Consideration in accordance with this Agreement. Learning-Edge will give EDT and Acquisition Subsidiary prompt notice of any demand received by Learning-Edge from a Dissenting Stockholder for appraisal of shares of
Learning-Edge Stock, and EDT shall have the right to participate in all negotiations and proceedings with respect to such demand. Learning-Edge agrees that, except with the prior written consent of EDT, or as required under the DGCL, it will not voluntarily make any payment with respect to, or settle or offer or agree to settle, any such demand for appraisal. Each Dissenting Stockholder who, pursuant to the provisions of the DGCL, becomes entitled to payment of the value of the Dissenting Shares will receive payment thereof but only after the value thereof has been agreed upon or finally determined pursuant to such provisions. Any portion of the Merger Consideration that would otherwise have been payable with respect to Dissenting Shares if such shares of Learning-Edge Stock were not Dissenting Shares will be retained by EDT.

                                   ARTICLE II.
                 REPRESENTATIONS AND WARRANTIES OF LEARNING-EDGE

     Each representation and warranty set forth below is qualified by any exception or disclosure if any set forth in the schedules attached hereto (the "SCHEDULES"). As a material inducement to EDT and Acquisition Subsidiary to enter into this Agreement, Learning-Edge represents and warrants to EDT and Acquisition Subsidiary as follows:

     2.1  ORGANIZATION, STANDING AND AUTHORITY OF LEARNING-EDGE.

     Learning-Edge is a corporation duly organized and validly existing under the laws of the State of Delaware and qualified to do business in all locations where the nature of its business or the ownership of its assets or properties requires such qualification; except where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Learning-Edge has the full requisite power and authority to (a) own all its assets and properties and to operate its business as conducted on the date hereof, (b) execute and deliver this Agreement and each other document or instrument contemplated hereby (collectively, the "TRANSACTION AGREEMENTS") and perform its obligations hereunder and there under according to their respective terms, and (c) carry on and operate its business as now being conducted. Learning-Edge is not a participant in any joint venture, partnership, association or similar business arrangement with any other person or party. As used in this Agreement, "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE Effect" means any change, event or effect, as the case may be, that is materially adverse to the business, tangible and intangible assets, operations, properties (including intangible properties) condition (financial or otherwise), results of operations, assets or liabilities of Learning-Edge (or EDT, as applicable), taken as a whole, other than (i) changes or effects outside the control of Learning-Edge (or EDT, as applicable) which are occurrences relating to the economy in general not specifically relating to Learning-Edge (or EDT, as applicable), or (ii) as set forth or described in the Schedules attached hereto.

     2.2  ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS.

     The execution, delivery and performance by Learning-Edge of the Transaction Agreements (with or without the giving of notice, the lapse of time, or both): except as expressly set forth on SCHEDULE 2.2 hereof (a) do not require the consent of any governmental or regulatory authority or any other third party except where the absence of any such consent would not, individually or in the aggregate, have a Material Adverse Effect; (b) will not conflict with any provision of Learning-Edge's Certificate of Incorporation, Bylaws or other organizational documents except where such conflict would not, individually or in the aggregate, have a Material Adverse Effect; (c) will not conflict with, result in a material breach of, or constitute a default under any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which Learning-Edge is a party or by which Learning-Edge or its respective properties are bound; (d) will not conflict with, constitute grounds for termination of, result in a material breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, instrument, license or permit, material to this transaction, to which Learning-Edge is a party or by which Learning-Edge or their respective properties are bound; and (e) will not create any claim, lien, charge or encumbrance upon any of the assets or properties of Learning-Edge

     2.3  LICENSES AND AUTHORIZATIONS.

     Learning-Edge holds all material licenses, permits, certificates, approvals and other rights and authorizations required by any federal, state or local law, ordinance, regulation or ruling of any governmental regulatory authority necessary to operate its business at each of its current locations as it is currently being operated, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect. A correct and complete list of all such licenses, permits and other authorizations is set forth in SCHEDULE 2.3 hereto.

     2.4  LEASE AGREEMENTS.

     SCHEDULE 2.4 hereto contains a current list of all the lease agreements and license and sublicense agreements to which Learning-Edge is a party and pursuant to which Learning-Edge leases (whether as lessor or lessee) or licenses (whether as licensor or licensee) any real or tangible personal property related to the operation of its business (the "LEASE AGREEMENTS"). Learning-Edge has delivered to EDT true and complete copies of all of the Lease Agreements. Each of the Lease Agreements is valid and effective in accordance with its terms, and there is not under any of such Lease Agreements (a) any existing or claimed material default by Learning-Edge or event of default or event which with notice or lapse of time, or both, would constitute a default by Learning-Edge, or (b) any existing material default known to Learning-Edge by any other party under any of the Lease Agreements or any event of material default or event known to Learning-Edge which with notice or lapse of time, or both, would constitute a material default by any such party.

     2.5  FINANCIAL STATEMENTS.

     Attached hereto as SCHEDULE 2.5 are Learning-Edge's unaudited financial statements for the fiscal year ending December 31, 2000 and unaudited interim financial statements for the period ending August 31, 2001 the ("INTERIM FINANCIALS DATE") (collectively, the "INTERIM FINANCIAL STATEMENTS"), reflecting the results of the operations and financial condition of Learning-Edge at such dates which have been prepared in accordance with the federal income tax basis of accounting (accrual method) consistently applied (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements: (i) present the financial position of Learning-Edge as of the dates indicated and present the results of Learning-Edge's operations for the periods then ended, all on a tax basis and not in accordance with generally accepted accounting principles; and (ii) are in accordance with the books and records of Learning-Edge, as the case may be, which have been properly maintained and are complete and correct in all material respects.

     2.6  ABSENCE OF CHANGES.

     Except as expressly set forth in SCHEDULE 2.6 hereto and as permitted or contemplated by this Agreement, since the Interim Financials Date, Learning-Edge has not:

          (a) Suffered any Material Adverse Effect or suffered any Material Adverse Effect on its ability to perform its obligations hereunder or to consummate the transactions contemplated hereby;

          (b) Paid, discharged or satisfied any material liability other than the payments, discharge or satisfaction of liabilities in the ordinary course of business;

          (c) Written off as uncollectible any receivable, except for write-offs in the ordinary course of business;

          (d) Without prior written approval of EDT, canceled or compromised any debts or waived or permitted to lapse any claims or rights or sold, transferred or otherwise disposed of any of its properties or assets;

          (e) Entered into any commitment or transaction not in the ordinary course of business or made any capital expenditure or commitment in excess of Five Thousand Dollars ($5,000.00);

          (f) Made any change in any method of accounting or accounting practice for financial or income tax purposes;

          (g) Incurred any liabilities or obligations (absolute, accrued or contingent) in excess of Five Thousand Dollars ($5,000.00), without prior written approval of EDT;

          (h) Mortgaged, pledged, subjected or agreed to subject, any of its assets, tangible or intangible, to any lien, claim or encumbrance, except for liens of current personal property taxes not yet due and payable;

          (i)  Sold  or  otherwise   transferred   any  ownership   interest  in
Learning-Edge;

          (j) Increased any salaries, wages or any employee benefits for any employee except in the ordinary course of business;

          (k) Hired, committed to hire or terminated any employee except in the ordinary course of business; or

          (l) Agreed, whether in writing or otherwise, to take any action particularly described in this SECTION 2.6.

     2.7  LITIGATION AND CLAIMS.

     Except as expressly set forth in SCHEDULE 2.7 hereto, there are no claims, lawsuits, counterclaims, proceedings, or investigations pending, and to Learning-Edge's knowledge (which for purposes of this Agreement shall mean the conscious awareness of facts or other information by the Board of Directors, officers and other members of the senior management of Learning-Edge) threatened, against Learning-Edge or any officer or employee of Learning-Edge before any court arbitrator or governmental authority or agency, and to Learning-Edge's knowledge, there is no basis for any such action or any state of facts or occurrence of any event, which is reasonably expected to give rise to the foregoing, which has or is reasonably expected to have a Material Adverse Effect on the financial condition of assets or properties of Learning-Edge, on Learning-Edge's performance hereunder, or on the continued operation of the business of Learning-Edge by Surviving Corporation. There are no unsatisfied judgments against Learning-Edge or its employees or any consent decrees to which Learning-Edge is subject which would have a Material Adverse Effect on the financial condition of assets or properties of Learning-Edge, on Learning-Edge's performance hereunder, or on the continued operation of the business of Learning-Edge by Surviving Corporation.

     2.8  NO UNDISCLOSED LIABILITIES.

     Except as and to the extent reflected in the Financial Statements, or as expressly shown in SCHEDULE 2.8 hereto, Learning-Edge has no liability or obligation whatsoever, whether matured, unmatured, absolute, contingent or otherwise, except for liabilities and obligations incurred in the ordinary course of its business since the Interim Financials Date.

     2.9  NO VIOLATION OF LAW, GENERALLY.

     Except as expressly set forth in SCHEDULE 2.9 hereto, Learning-Edge has no knowledge of any material violation (by virtue of any action, omission to act, contract to which it is a party or any occurrence or state of facts whatsoever) of any applicable local, state or federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body, agency or authority or court binding on it, or relating to its property or business, which, in the aggregate, has or is reasonably likely to have a Material Adverse Effect on the business, assets or financial position of Learning-Edge.

     2.10 PROPERTIES.

          (a) SCHEDULE 2.10(a) hereto sets forth a current and complete list and description of all of the assets owned by Learning-Edge as of the Interim Financials Date, the book value (net of depreciation or amortization) of which, as properly reflected in Learning-Edge's books and records, on an individual item-by-item basis, exceeds Five Thousand Dollars ($5,000).

          (b) SCHEDULE 2.10(b) hereto sets forth a current list, complete in all material respects, of all property, equipment and other assets leased, subleased, or licensed or sublicensed by Learning-Edge including, without limitation, all computer hardware and software other than off-the-shelf software (collectively, the "LEASED EQUIPMENT").

          (c) To the extent not expressly itemized in the Financial  Statements,
SCHEDULE 2.10(c) hereto sets forth a current list, complete in all material respects, and description of all equipment, utility and other deposits owned by Learning-Edge.

          (d) Except as expressly set forth and described on SCHEDULE 2.10(d), Learning-Edge: (i) has good, valid and indefeasible title to all of the personal and mixed, tangible and intangible property, rights and assets which it purports to own and has described in this SECTION 2.10, including all the personal property and assets reflected, but not shown as leased or encumbered, in the Interim Financial Statements (except for inventory and assets sold in the ordinary course of business consistent with past practice and supplies consumed in the ordinary course of business consistent with past practice since the Interim Financials Date); and (ii) owns such rights, assets and personal property free and clear of all title defects or objections, liens, restrictions, claims, charges, security interest, or other encumbrances of any nature whatsoever, including any mortgages, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements, except where the failure to possess such title or to own such rights would not, individually or in the aggregate, have a Material Adverse Effect.

          (e) All of the Leased Equipment and tangible assets owned or leased by Learning-Edge are in good operating condition and repair and will be in such condition on the Closing Date, except for ordinary wear and tear.

          (f) All of the durable and nondurable supplies owned by Learning-Edge are of a quality and quantity usable in the ordinary and usual course of the business of Learning-Edge.

          (g) The tangible assets, Leased Equipment, rights and interests retained in the Surviving Corporation pursuant to this Agreement are sufficient to enable the business of the Surviving Corporation to continue to be managed or operated as it is currently being managed and operated by Learning-Edge.

     2.11 INDEBTEDNESS.

     SCHEDULE 2.11 sets forth a current and complete list and description of all instruments or other documents relating to any direct or indirect indebtedness for borrowed funds of Learning-Edge in excess of Five Thousand Dollars
($5,000.00), as well as indebtedness by way of lease purchase arrangements, guarantees, undertakings on which others rely in extending credit and all conditional sales contracts, chattel mortgages and other security arrangements with respect to personal property used or owned by Learning-Edge.

     2.12 EMPLOYEE CONTRACTS, UNION AGREEMENTS AND BENEFIT PLANS.

          (a) SCHEDULE 2.12 contains a complete and accurate list of the following: (i) all employee benefit plans (the "EMPLOYEE BENEFIT PLANS") (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) sponsored or administered by Learning-Edge to which Learning-Edge contributes or is required to contribute on behalf of Learning-Edge's current or former employees; (ii) all compensation plans, funds, arrangements and practices (the "COMPENSATION PLANS") sponsored by Learning-Edge for the benefit of its current or former employees, including plans providing for bonuses, incentive compensation, stock options, fringe benefits, and deferred compensation; and (iii) all employment agreements (the "EMPLOYMENT AGREEMENTS"), consulting or collective bargaining agreements to which
Learning-Edge is a party with respect to Learning-Edge's employees, including agreements pertaining to employee leasing, services, non-competition, and other similar matters with current or former employees.

          (b) Except as set forth in Schedule 2.12(b), each Employee Benefit Plan has been administered and maintained in material compliance with all applicable laws, rules and regulations, and all reports required by any governmental agency have been timely filed. No Employee Benefit Plan or Compensation Plan is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any state or federal agency. There is no proceeding, claim (other than routine claims for benefits), lawsuit, or investigation pending or to the knowledge of the officers of Learning-Edge threatened, concerning or involving any Compensation Plan or Employee Benefit Plan or employment agreement. There is no litigation involving, and there are no proceedings before, the U.S. Department of Labor or any other commission or administrative or regulatory authority pending against Learning-Edge or any ERISA affiliate, or against any fiduciary of any

Compensation Plan or Employee Benefit Plan, relating to claims for benefits, breaches of duties or relating in any way to the maintenance or operation of such plans; and to the knowledge of the officers of Learning-Edge no such claim exists or has been threatened.

          (c) Except as expressly set forth in SCHEDULE 2.12(c) hereto:

               (i) The prototype plan sponsor of any Employee Benefit Plan, which is intended by Learning-Edge to satisfy the requirements of Code
          Section 401(a), has received a favorable determination letter, opinion letter, or ruling from the Internal Revenue Service; Learning-Edge management believes that Learning Edge is entitled to rely on that favorable determination letter; and

               (ii) No proceedings exist or, to the knowledge of the officers of Learning-Edge, have been threatened that could result in the revocation or disqualification of a letter, ruling or plan described in (i) above.

          (d) Except as expressly set forth in SCHEDULE 2.12(d) hereto, all contributions due to each Employee Benefit Plan have been made in a timely manner and all liabilities of Learning-Edge with respect to the Employee Benefit Plans and Compensation Plans are reflected in Learning-Edge's balance sheet.

          (e) Except as expressly set forth in SCHEDULE 2.12(e) hereto, Learning-Edge has no obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of Learning-Edge's employees who may retire or any of Learning-Edge's former employees who have retired from employment with Learning-Edge, except as provided in Section 4980B of the Code with respect to continuation coverage under COBRA.

          (f) There are no restrictions on the rights of Learning-Edge to amend or terminate any Employee Benefit Plan or Compensation Plan without incurring any liability thereunder.

     2.13 LABOR RELATIONS.

     Except as expressly set forth in SCHEDULE 2.13 hereto:

          (a)  Learning-Edge is in material  compliance with all applicable laws
respecting  employment  and  employment  practices,   terms  and  conditions  of
employment, wages and hours; and

          (b) There are no, or any basis for any, charges, investigations, administrative proceedings or formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, national origin, the making of workers' compensation claims, sexual preference, handicap or veteran status) pending or, to the knowledge of Learning-Edge, threatened before the Equal Employment Opportunity Commission or any federal, state or local agency or court against Learning-Edge. There have been no governmental audits of the equal employment opportunity practices of Learning-Edge and to Learning-Edge's knowledge, no basis for any such audit exists.

     2.14 CONTRACTS AND COMMITMENTS.

     Except as expressly set forth in SCHEDULE 2.14:

          (a) No contract or commitment of Learning-Edge continues for a period of more than six (6) months from the date hereof or requires payments by Learning-Edge after the Closing Date, in the aggregate, in excess of Five Thousand Dollars ($5,000.00);

          (b) There are no contracts or agreements:

               (i) Between Learning-Edge and any of the directors, officers or Stockholder of Learning-Edge, or

               (ii) Between Learning-Edge any person related by blood or marriage to any director, officer or Stockholder of Learning-Edge or any company or other organization in which anyone related by blood or marriage to any director, officer or Stockholder of Learning-Edge has a direct or indirect financial interest;

          (c) Neither Learning-Edge nor any officer or director of Learning-Edge is subject to any contracts or agreements containing covenants prohibiting or limiting the freedom of Learning-Edge to compete in any line of business or requiring Learning-Edge to share any profits; and

          (d) Neither Learning-Edge nor any officer or director of Learning-Edge is a party to or bound by any contract, agreement or other arrangement that has had or may be reasonably expected in the future to have a Material Adverse Effect upon the business, earnings or financial condition of Learning-Edge.

     2.15 ENVIRONMENTAL PROTECTION.

     Except as would not be expected to have a Material Adverse Effect, Learning-Edge has obtained all permits, licenses and other authorizations and filed all notices which are required to be obtained or filed by Learning-Edge for the operation of its business under federal, state and local laws relating to pollution, protection of the environment or the generation or disposal of waste. Except as would not be expected to have a Material Adverse Effect, Learning-Edge is in compliance in all material respects with all terms and conditions of such required permits, licenses and authorizations. Except as would not be expected to have a Material Adverse Effect, Learning-Edge is in compliance with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any law, regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. Except as would not be expected to have a Material Adverse Effect, and except as expressly disclosed on SCHEDULE 2.15 hereto, there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance, or which may give rise to any common law or statutory liability or, otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste with respect to Learning-Edge.

     2.16 FILING OF REPORTS.

     All material returns, reports, plans and filings of any kind or nature necessary to be filed by Learning-Edge with any governmental authority have been properly completed and timely filed in compliance with all applicable requirements where the failure to so file would have a Material Adverse Effect on the conduct of the business of Learning-Edge by Surviving Corporation after the Closing.

     2.17 INSURANCE POLICIES.

     SCHEDULE 2.17 hereto sets forth a complete and accurate list and description of all insurance policies in force naming Learning-Edge, any Key Holder or any director, officer or employee thereof, as an insured or beneficiary or as a loss payee for which Learning-Edge has paid or is obligated to pay all or any part of the premiums including, without limitation, all general liability, malpractice, fire, health, disability and life insurance policies. Learning-Edge has not received notice of any pending or threatened termination or premium increase (retroactive or otherwise) with respect thereto, and Learning-Edge is in compliance with all conditions contained therein. Except as expressly set forth on SCHEDULE 2.17 hereto, there are no pending claims against such insurance by Learning-Edge as to which insurers are defending under reservation of rights or have denied liability, and except as set forth on
SCHEDULE 2.17 hereto, to the knowledge of Learning-Edge, there exists no material claim under such insurance that has not been properly filed or reported by Learning-Edge.

     2.18 ACCOUNTS RECEIVABLE.

     Attached hereto as SCHEDULE 2.18 is a true, complete and accurate list and aging of all accounts receivable of Learning-Edge as of August 31, 2001. All such accounts receivable arose in the ordinary course of the business of Learning-Edge, have not been previously written off as bad debts and are collectible in the ordinary course of business, except as provided in the allowance for doubtful accounts reflected on the Learning-Edge Interim Financial Statements.

     2.19 ACCOUNTS PAYABLE.

     Attached hereto as SCHEDULE 2.19 is a current and complete list of all accounts payable of Learning-Edge as of August 31, 2001 including each individual indebtedness of Five Hundred Dollars ($500.00) or more and setting forth the payee, the amount of indebtedness and such additional information as may be material with respect to any such account payable.

     2.20 INTENTIONALLY DELETED.

     2.21 INSPECTIONS AND INVESTIGATIONS.

     Except as expressly set forth and described on SCHEDULE 2.21, to Learning-Edge's knowledge, Learning-Edge has not, during the past three (3) years, been the subject of any inspection, investigation, survey, audit or monitoring by any governmental regulatory entity, trade association, professional review organization, accrediting organization or certifying agency, nor has Learning-Edge received from any such entity any notice of deficiency in connection with the operation of the business of Learning-Edge. Attached as part of SCHEDULE 2.21 hereto are copies of all reports, correspondence, notices and other documents relating to any such inspection, investigation, survey, audit, monitoring or other form of review to which any of the foregoing has been subject.

     2.22 AGREEMENTS IN FULL FORCE AND EFFECT.

     Except as expressly set forth in the Schedule 2.22, to this Agreement, all material contracts, agreements, plans, leases, policies and licenses referred to, or required to be referred to, in any Schedule delivered hereunder are valid and binding and are in full force and effect and are enforceable in accordance with their terms, except to the extent that the validity or enforceability thereof may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting creditors' rights generally, except as would not be expected to have a Material Adverse Effect. To the knowledge of Learning-Edge, there is no pending or threatened bankruptcy, insolvency or similar proceeding with respect to any party to such agreements, and to the knowledge of Learning-Edge, no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default thereunder by Learning-Edge or any other party thereto.

     2.23 TAXES.

     Except as expressly set forth in SCHEDULE 2.23 hereto, or as expressly reflected in the Financial Statements, Learning-Edge has not received notice of any tax claim, deficiency or delinquency being asserted or any proposed assessment by any taxing authority and Learning-Edge has not received notice of any contemplated investigation or audit by the Internal Revenue Service or any state agency. As of the date hereof, Learning-Edge has filed, or as of the Closing Date will have filed, all federal, state and local tax returns required to be filed on or prior to the Closing Date, all of which are or will be true, correct and complete in all material respects, and Learning-Edge has paid, or by the Closing Date will have paid, all taxes (including penalties and interest in respect thereof, if any) that have become due or are due with respect to any period ending on or prior to the Closing Date; except for any taxes that become due or are due by Learning-Edge or the Stockholders arising from the characterization of the Merger for tax purposes. Learning-Edge has withheld or collected from each payment made to each of its employees the amount of all taxes required to be withheld or collected therefrom and Learning-Edge has paid the same to the proper tax depositories or collecting authorities.

     2.24 CAPITALIZATION; TITLE TO SHARES.

     SCHEDULE 2.24 hereto sets forth a list of all Stockholders of Learning-Edge and the number and type of shares of capital stock of Learning-Edge owned by such Stockholder. No other shares of capital stock of Learning-Edge, options, warrants or other securities exercisable for or convertible into shares of capital stock of Learning-Edge exist or are outstanding except as set forth on
SCHEDULE 2.24. The authorized capital stock of Learning-Edge consists of 20,000,000 shares of Learning-Edge Stock, of which 12,912,430 shares of common stock, par value $0.01, are issued and outstanding and there are no shares of preferred stock issued and outstanding.

     2.25 CORPORATE DOCUMENTS.

          (a) The corporate minute books of Learning-Edge, made available by Learning-Edge to EDT and Acquisition Subsidiary prior to the date hereof, accurately reflect all corporate actions taken by the directors and Stockholders of Learning-Edge or any committee of the Board of Directors of Learning-Edge, and contain true and accurate copies of or originals of the respective minutes of all meetings or consent actions of the directors and Stockholders of Learning-Edge and any committee of the Board of Directors of Learning-Edge.

          (b) The stock record books of Learning-Edge, made available by Learning-Edge to EDT and Acquisition Subsidiary prior to the date hereof, accurately reflect the stock ownership of Learning-Edge, and contain complete and accurate records with respect to the transfer of all securities issued by Learning-Edge since its inception.

     2.26 STATEMENTS TRUE AND CORRECT.

     No representation or warranty made by Learning-Edge herein, nor any statement, certificate or instrument furnished or to be furnished by Learning-Edge to EDT or Acquisition Subsidiary pursuant to this Agreement or any other document, agreement or instrument referred to herein or therein, contains or will contain any untrue statement of material fact or omits or will omit any material fact necessary to make the statements contained therein not misleading, except as would not be expected to have a Material Adverse Effect.

     2.27 WEBSITE CONTENT.

     To the knowledge of Learning-Edge, the WWW.LEARNINGEDGE.COM website does not contain any content that is pornographic, obscene or similarly adult-oriented; is defamatory or trade libelous; or contains viruses, trojan horses, worms, time bombs, cancelbots or other computer programs that are intended to damage a user's system or data. To the knowledge of Learning-Edge, the websites to which the URLs on the WWW.LEARNINGEDGE.COM website link also do not contain any of such content.

     2.28 INTELLECTUAL PROPERTY.

          (a) OWNERSHIP. Except as expressly set forth in the agreements listed on SCHEDULE 2.28(a) hereto, Learning-Edge owns or has the unrestricted right to use all patents, patent applications, trade-marks, trade names, Internet domain names or URL's including without limitation WWW.LEARNINGEDGE.COM, computer programs and other computer software, inventions, technology, service marks and copyrights, if any, necessary to conduct its business, or possesses adequate licenses or other rights, if any, thereof, without conflict with the rights of others.

          (b) CONFLICTING RIGHTS OF THIRD PARTIES. Except as expressly set forth in the agreements listed on Schedule 2.28(a) hereto, Learning-Edge has the sole and exclusive right to use Learning-Edge Proprietary Rights without infringing or violating the rights of any third parties. Except as expressly set forth in the agreements listed on SCHEDULE 2.28(a) hereto, use of Learning-Edge Proprietary Rights does not require the consent of any other person and Learning-Edge Proprietary Rights are freely transferable. No claim has been asserted to Learning-Edge by any person to the ownership of or right to use any Learning-Edge Proprietary Right or challenging or questioning the validity or effectiveness of any license or agreement constituting a part of any Learning-Edge Proprietary Right, and Learning-Edge does not know of any valid basis for any such claim. Each of Learning-Edge Proprietary Rights is valid and subsisting, has not been cancelled, abandoned or otherwise terminated and, if applicable, has been duly issued or filed.

          (c) CLAIMS OF OTHER PERSONS. Learning-Edge has no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of Learning-Edge infringes upon or involves, or has resulted in the infringement of, any proprietary right of any other person, Learning-Edge or other entity; and no proceedings have been instituted, are pending or are threatened that challenge the rights of Learning-Edge with respect thereto. Except as expressly set forth in the agreements listed on SCHEDULE 2.28(a) hereto, Learning-Edge has not given and is not bound by any agreement of indemnification for any Learning-Edge Proprietary Rights.

          (d) Set forth in SCHEDULE 2.28(d) is a true and correct description of the following (the "LEARNING-EDGE PROPRIETARY RIGHTS"):

               (i) all  registered  trade-marks,  trade-names,  Internet  domain names, service marks and other trade designations, including applications, and all registered patents, copyrights and applications currently owned, in whole or in part, by Learning-Edge with respect to the business of Learning-Edge, and all licenses, royalties, assignments and other similar agreements relating to the foregoing to which Learning-Edge is a party (including expiration date if applicable); and

               (ii) all agreements, other than for shrink-wrapped off-the-shelf software, relating to technology, know-how or processes that Learning-Edge is licensed or authorized to use by others, or which it licenses or authorizes others to use.

                                  ARTICLE III.
                REPRESENTATIONS AND WARRANTIES OF THE KEY HOLDER

     As a material inducement to EDT and Acquisition Subsidiary to enter into this Agreement, the Key Holder hereby, individually and unconditionally, represents and warrants, to each of EDT and Acquisition Subsidiary with respect to himself only as follows:

     3.1  ECONOMIC RISK.

     The Key Holder is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of his ownership of EDT Stock pursuant to this Agreement. In connection with the receipt of the EDT Stock, the Key Holder has been advised that the issuance of the EDT Stock has not been registered with the Securities and Exchange Commission under the Securities Act, and such EDT Stock is being issued to the Key Holder in reliance upon an exemption from such registration.

     3.2  INTENTIONALLY DELETED.

     3.3 ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS RELATING TO THE KEY HOLDER'S OBLIGATIONS.

     The execution, delivery and performance by the Key Holder of the Transaction Agreements (with or without the giving of notice, the lapse of time, or both): (a) except as expressly set forth on SCHEDULE 3.3 hereof, do not require the consent of any governmental or regulatory authority or any other third party; (b) will not conflict with, result in a material breach of, or constitute a default under any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which the Key Holder is a party or by which the Key Holder or his respective properties are bound; and (c) will not conflict with, constitute grounds for termination of, result in a material breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, instrument, license or permit, material to this transaction, to which the Key Holder is a party or by which the Key Holder or his respective properties are bound.

     3.4  REPRESENTATIONS AND WARRANTIES OF LEARNING-EDGE.

     The Key Holder is not aware of circumstances that would cause the representations and warranties of Learning-Edge to be materially untrue.

     3.5  LEASE AGREEMENTS.

     SCHEDULE 2.4 hereto contains a current list of all Lease Agreements. Learning-Edge has delivered to EDT true and complete copies of all of the Lease Agreements. Each of the Lease Agreements is valid and effective in accordance with its terms, and there is not under any of such Lease Agreements (a) any existing or claimed material default by Learning-Edge or event of default or event which with notice or lapse of time, or both, would constitute a default by Learning-Edge, or (b) any existing material default known to Learning-Edge by any other party under any of the Lease Agreements or any event of material default or event known to Learning-Edge which with notice or lapse of time, or both, would constitute a material default by any such party.

     3.6  FINANCIAL STATEMENTS.

     Attached hereto as SCHEDULE 2.5 are the Financial Statements. The Financial
Statements: (i) present fairly the financial position of Learning-Edge as of the dates indicated and present fairly the results of Learning-Edge's operations for the periods then ended; and (ii) are in accordance with the books and records of Learning-Edge, as the case may be, which have been properly maintained and are complete and correct in all material respects.

     3.7  LITIGATION AND CLAIMS.

     Except as expressly set forth in Schedule 2.7 hereto, there are no claims, lawsuits, counterclaims, proceedings, or investigations pending, and to the Key Holder's knowledge, threatened, against Learning-Edge or any officer or employee before any court arbitrator or governmental authority or agency, and to Learning-Edge's knowledge, there is no basis for any such action or any state of facts or occurrence of any event, which is reasonably expected to give rise to the foregoing, which has or is reasonably expected to have a Material Adverse Effect on the financial condition of assets or properties of Learning-Edge, on Learning-Edge's performance hereunder, or on the continued operation of the business of Learning-Edge by Surviving Corporation. There are no unsatisfied judgments against Learning-Edge or its employees or any consent decrees to which Learning-Edge is subject which would have a Material Adverse Effect on the financial condition of assets or properties of Learning-Edge, on Learning-Edge's performance hereunder, or on the continued operation of the business of Learning-Edge by Surviving Corporation.

     3.8  NO UNDISCLOSED LIABILITIES.

     Except as and to the extent reflected in the Financial Statements, or as expressly shown in SCHEDULE 2.8 hereto, Learning-Edge has no liability or obligation whatsoever, whether matured, unmatured, absolute, contingent or otherwise, except for liabilities and obligations incurred in the ordinary course of its business since the Interim Financials Date.

     3.9  CONTRACTS AND COMMITMENTS.

     Except as expressly set forth in SCHEDULE 2.14:

          (a) No contract or commitment of Learning-Edge continues for a period of more than six (6) months from the date hereof or requires payments by Learning-Edge after the Closing Date, in the aggregate, in excess of Five Thousand Dollars ($5,000.00);

          (b) There are no contracts or agreements:

               (i) Between Learning-Edge and any of the directors, officers or Stockholder of Learning-Edge, or

               (ii) Between Learning-Edge any person related by blood or marriage to any director, officer or Stockholder of Learning-Edge or any company or other organization in which anyone related by blood or marriage to any director, officer or Stockholder of Learning-Edge has a direct or indirect financial interest;

          (c) Neither Learning-Edge nor any officer or director of Learning-Edge is subject to any contracts or agreements containing covenants prohibiting or limiting the freedom of Learning-Edge to compete in any line of business or requiring Learning-Edge to share any profits; and

          (d) Neither Learning-Edge nor any officer or director of Learning-Edge is a party to or bound by any contract, agreement or other arrangement that has had or may be reasonably expected in the future to have a Material Adverse Effect upon the business, earnings or financial condition of Learning-Edge.

     3.10 ACCOUNTS PAYABLE.

     Attached hereto as SCHEDULE 2.19 is a current and complete list of all accounts payable of Learning-Edge as of August 31, 2001 including each individual indebtedness of Five Hundred Dollars ($500.00) or more and setting forth the payee, the amount of indebtedness and such additional information as may be material with respect to any such account payable.

                                   ARTICLE IV.
               REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

     As a material inducement to EDT and Acquisition Subsidiary to enter into this Agreement, each of the Stockholders hereby, individually and unconditionally, represents and warrants, severally and not jointly, to each of EDT and Acquisition Subsidiary with respect to himself only as follows:

     4.1  OWNERSHIP.

     Such Stockholder has, and on the Closing Date will have, good title to the Learning-Edge Stock set forth opposite his or her name on SCHEDULE 4.1, free and clear of all claims, liens, charges, encumbrances, options, and rights of any third parties whatsoever.

     4.2  ECONOMIC RISK.

     Such Stockholder is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of its ownership of EDT Stock pursuant to this Agreement. In connection with the receipt of the EDT Stock, such Stockholder has been advised that the issuance of the EDT Stock has not been registered with the Securities and Exchange Commission under the Securities Act, and the EDT Stock is being issued to such Stockholder in reliance upon an exemption from such registration.

                                   ARTICLE V.
        REPRESENTATIONS AND WARRANTIES OF EDT AND ACQUISITION SUBSIDIARY

     As an inducement to all Stockholders and Learning-Edge to enter into this Agreement, EDT and Acquisition Subsidiary hereby jointly and severally represent and warrant to each of the Stockholders, the Key Holder and to Learning-Edge as follows:

     5.1  ORGANIZATION, STANDING AND AUTHORITY OF EDT.

     Each of EDT and Acquisition Subsidiary is a corporation duly organized and validly existing under the laws of the State of Delaware and will, on the Closing Date, be qualified to do business in all locations where the nature of its Business or the ownership of its assets or properties requires such qualification except where the failure to be so qualified would not have a

Material Adverse Effect. The parties hereto hereby agree that the term "Business" as used in this ARTICLE V shall refer solely to the business conducted by EDT itself and its wholly-owned subsidiaries, and not as conducted by any other EDT affiliate. EDT and Acquisition Subsidiary each have the full requisite power and authority to (a) own all its assets and properties and to operate its Business as conducted on the date hereof, (b) execute and deliver this Agreement and each other document or instrument contemplated hereby (collectively, the "EDT TRANSACTION AGREEMENTS") and perform its obligations hereunder and thereunder according to their respective terms, including the issuance of the shares of EDT Stock contemplated hereby, and (c) to carry on and operate the Business as now being conducted. Except as set forth in SCHEDULE
5.1, neither EDT nor Acquisition Subsidiary is a participant in any joint venture, partnership, association or similar business arrangement with any other person or party. On or prior to the date of this Agreement, the respective Boards of Directors of EDT and Acquisition Subsidiary have declared the Merger advisable and have approved and adopted this Agreement in accordance with the DGCL. Approval by the stockholders of EDT of the Merger, this Agreement and the transactions contemplated by this Agreement is not required under the DGCL.

     5.2 ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS RELATING TO THE OBLIGATIONS OF EDT AND ACQUISITION SUBSIDIARY.

          (a) Except as set forth in SECTION 8.1 or elsewhere in this Agreement, the execution, delivery and performance by EDT and Acquisition Subsidiary of the EDT Transaction Agreements (with or without the giving of notice, the lapse of time, or both): (a) except as expressly set forth on SCHEDULE 5.2, has been consented to, where such consent is required by any governmental or regulatory authority or any other third party; (b) will not conflict with any provision of either of EDT's or Acquisition Subsidiary's Certificate of Incorporation, Bylaws or other organizational documents; (c) will not conflict with, result in a breach of, or constitute a default under any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which EDT or Acquisition Subsidiary is a party or by which EDT or Acquisition Subsidiary or their respective properties are bound; (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, license or permit, material to this transaction, to which EDT or Acquisition Subsidiary or their respective properties are bound; and (e) will not create any claim, lien, charge or encumbrance upon any of the assets or properties of EDT or Acquisition Subsidiary.

          (b) No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "GOVERNMENTAL ENTITY") is required by or with respect to EDT or Acquisition Subsidiary in connection with the execution and delivery of this Agreement by EDT or Acquisition Subsidiary or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "EXCHANGE ACT") or the Securities and Exchange Commission, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the Secretary of the State of Arizona, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement,
(iv) such filings, authorizations, orders and approvals as may be required by state takeover laws (the "STATE TAKEOVER APPROVALS"), (v) applicable requirements, if any, of state securities or "blue sky" laws ("BLUE SKY LAWS") and the American Stock Exchange (the "AMEX"), (vi) any of such items as may be required under foreign laws and (vii) such other consents, orders, authorizations, registrations, declarations, approvals and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on EDT or Acquisition Subsidiary, materially impair the ability of EDT or Acquisition Subsidiary to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby or thereby.

     5.3  EDT STOCK ISSUED IN THE MERGER.

     All of the shares of EDT Stock issuable in exchange for Learning-Edge Stock at the Effective Time in accordance with this Agreement will be, when so issued,
(i) duly authorized, validly issued, fully paid and nonassessable, (ii) free of preemptive rights created by statute, EDT's Certificate of Incorporation or By-laws or any agreement to which EDT is a party or by which EDT is bound, (iii) issued in a transaction exempt from registration under the Securities Act, and
(iv) registered or exempt from registration under applicable Blue Sky laws.

     5.4  SEC DOCUMENTS AND REPORTS.

     EDT has filed all required documents with the Securities and Exchange Commission (the "SEC") since October 10, 1997 (the "SEC DOCUMENTS"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of EDT included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved and fairly presented in all material respects the consolidated financial position of EDT and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). EDT has not, since the EDT Financials Date, made any change in the accounting practices or policies applied in the preparation of financial statements.

     5.5  FINANCIAL STATEMENTS.

     Attached hereto as SCHEDULE 5.5 are EDT's audited financial statements for the fiscal year ended March 31, 2000 and audited financial statements for the fiscal year ended March 31, 2001 (the "EDT FINANCIALS DATE"), reflecting the results of the operations and financial condition of EDT and the Business at such dates which have been prepared in accordance with generally accepted accounting principles consistently applied (the "EDT FINANCIAL STATEMENTS"). Since the EDT Financials Date, there has been no Material Adverse Change to the results of the operations and financial condition of EDT and the Business as reflected in the EDT Financial Statements.

     5.6  LITIGATION AND CLAIMS.

     Except as expressly set forth in SCHEDULE 5.6 hereto, there are no claims, lawsuits, counterclaims, proceedings, or investigations pending, and to EDT's knowledge (which for purposes of this Agreement shall mean the conscious awareness of facts or other information) threatened, against or affecting EDT, the Business or any other individual employed by or under contract with EDT in any court or before any arbitrator or governmental authority or agency, and to EDT's knowledge, there is no basis for any such action or any state of facts or occurrence of any event, which is reasonably expected to give rise to the foregoing, which has or is reasonably expected to have an adverse effect on the financial condition of assets or properties of EDT, on EDT's performance hereunder, or on the continued operation of the Business by EDT. There are no unsatisfied judgments against EDT, the Business, or any other individual affiliated with the Business, or any consent decrees to which any of the foregoing are subject which would have an adverse effect on the financial condition of assets or properties of EDT, on EDT's performance hereunder, or on the continued operation of the Business by EDT.

     5.7  NO UNDISCLOSED LIABILITIES.

     Except as and to the extent reflected in the EDT Financial Statements or as expressly shown in Schedule 5.7, EDT has no liability or obligation whatsoever, whether matured, unmatured, absolute, contingent or otherwise, except for liabilities and obligations incurred in the ordinary course of its business since the EDT Financials Date, which, in the aggregate, have an adverse effect on the operations, assets or financial condition of EDT or the Business. The EDT Financial Statements: (i) present fairly in all material respects the financial position of EDT as of the dates indicated and present fairly in all material respects the results of EDT's operations for the period then ended in accordance with GAAP; and (ii) are in accordance with the books and records of EDT which have been properly maintained and are complete and correct in all material respects.

     5.8  NO VIOLATION OF LAW.

     Except as expressly set forth in SCHEDULE 5.8 hereto, EDT has not been nor shall be as of the Closing Date (by virtue of any action, omission to act, contract to which it is a party or any occurrence or state of facts whatsoever) in violation of any applicable local, state or federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body, agency or authority or court binding on it, or relating to its property or business which, in the aggregate, has or is reasonably likely to have a Material Adverse Effect on the business, assets or financial position of EDT.

     5.9  FILING OF REPORTS.

     All returns, reports, plans and filings of any kind or nature necessary to be filed by EDT with any governmental authority have been properly completed and timely filed in compliance with all applicable requirements where failure to so file would have a Material Adverse Effect on the conduct of the Business by EDT after the Closing.

     5.10 CAPITALIZATION; TITLE TO SHARES.

     The authorized capital stock of EDT consists of 40,000,000 shares of common stock, par value $0.001 per share ("COMMON STOCK") and 10,000,000 shares of preferred stock, $0.01 par value ("PREFERRED STOCK"). As of March 31, 2001 (i) 10,572,548 shares of Common Stock were issued and outstanding, (ii) no shares of Preferred Stock were issued and outstanding, (iii) 1,149,116 shares of Common Stock were issued and held in the treasury of EDT, (iv) a total of 2,000,000 (or 3,500,000 if approved by the EDT stockholders as a part of the annual meeting) shares of Common Stock were reserved for issuance pursuant to the EDT 1997 Stock Compensation Plan, (v) 1,283,525 shares of Common Stock were reserved for issuance pursuant to warrants. All issued and outstanding shares of EDT Stock are duly authorized, fully paid and non-assessable and were issued in accordance with the registration or qualification provisions of the Securities Act, and of any relevant state securities laws or pursuant to valid exemptions therefrom. There are no other outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from EDT of any of its securities. All shares of EDT Stock presently outstanding are, and all Shares which may be issued pursuant to the exercise of outstanding options under the EDT 1997 Stock Compensation Plan, when issued in accordance with the terms thereof will be, validly authorized and issued and fully paid and nonassessable. Since the EDT Financials Date, EDT has not redeemed or purchased any shares of EDT Stock, or declared, set aside, or paid any dividend or other distribution in respect of EDT Stock.

     5.11 STATEMENTS TRUE AND CORRECT.

     No representation or warranty made by EDT or Acquisition Subsidiary herein, nor any statement, certificate or instrument furnished or to be furnished by EDT or Acquisition Subsidiary to each Stockholder or Learning-Edge pursuant to this Agreement or any other document, agreement or instrument referred to herein or therein, contains or will contain any untrue statement of material fact or omits or will omit any material fact necessary to make the statements contained therein not misleading except as would not be expected to have a Material Adverse Effect.

     5.12 ACQUISITION SUBSIDIARY.

     Acquisition Subsidiary has been recently formed and has no material assets, liabilities or contracts. EDT is the record and beneficial owner of all of the outstanding shares of capital stock of Acquisition Subsidiary (the "ACQUISITION SUBSIDIARY SHARES"). EDT has, and on the Closing Date will have, good title to the Acquisition Subsidiary Shares, free and clear of all claims, liens, charges, encumbrances, options and rights of any third parties whatsoever.

     5.13 ORGANIZATION, STANDING AND AUTHORITY OF ACQUISITION SUBSIDIARY.

     Acquisition Subsidiary is a corporation duly organized and validly existing under the laws of the State of Delaware and will, on the Closing Date, be qualified to do business in all locations where the nature of its business or the ownership of its assets or properties require such qualification.

Acquisition Subsidiary has the full requisite power and authority to execute, deliver and perform this Agreement and all of the documents contemplated hereby according to their respective terms.

     5.14 COMMON STOCK OF ACQUISITION SUBSIDIARY.

     Acquisition Subsidiary has a total of one thousand (1,000) shares of its common stock authorized, all of which are issued and outstanding.

                                   ARTICLE VI.
                              ADDITIONAL AGREEMENTS

     6.1  ACCESS AND INSPECTION.

     From the date hereof until the Effective Time, upon reasonable notice and subject to the terms of the Confidentiality Agreement previously executed between the parties (the "CONFIDENTIALITY AGREEMENT"), Learning-Edge and EDT, as applicable, shall afford to the officers, employees, accountants, counsel, financing sources and other representatives of EDT and Learning-Edge, as applicable, reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records as either party or its representatives or agents may reasonably request (the "DUE DILIGENCE INSPECTION"). Unless otherwise required by law or regulation (including stock exchange rules) and until the Effective Time, Learning-Edge, EDT and Acquisition Subsidiary shall hold any such information which is non-public in confidence in accordance with the terms of the Confidentiality Agreement (except as may be required by law or by any listing agreement with or by the listing rules of the American Stock Exchange) and, in the event this Agreement is terminated for any reason, Learning-Edge, EDT or Acquisition Subsidiary shall promptly return or destroy such information in accordance with the Confidentiality Agreement.

     6.2  COOPERATION IN MEETING FILING REQUIREMENTS.

     The Key Holder, Learning-Edge, EDT and Acquisition Subsidiary shall cooperate in preparing, executing and filing such requests, applications, information and other submittals as may be required by any federal or state governmental agency or authority having jurisdiction over the assets or properties of Learning-Edge or the business of Learning-Edge, for the purpose of consummating the transactions contemplated herein and Surviving Corporation's operation of the business of Learning-Edge in substantially the same manner as currently operated by Learning-Edge.

     6.3  POST CLOSING AUDIT OF LEARNING-EDGE.

     The Key Holder shall reasonably cooperate (at no expense to the Key Holder) with and assist EDT and its accountants and other representatives in preparing audited financial statements of Learning-Edge for any fiscal year of Learning-Edge required by EDT's auditors for inclusion in EDT's financial statements, audit report, or public filings for the three (3) financial annual periods ending with the Closing Date and any period subsequent to the Closing Date. The cost of any such audit shall be borne by EDT.

     6.4  PUBLIC DISCLOSURE.

     Unless otherwise expressly permitted by this Agreement, EDT and Learning-Edge shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as EDT may reasonably believe to be required by the SEC, the American Stock Exchange or other law.

     6.5  FURTHER ASSURANCES.

     Each party covenants that it will, in connection with the Closing and from time to time after the Closing Date, execute such additional instruments and take such actions as may be reasonably requested by the other party to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

     6.6  APPOINTMENT OF SECURITYHOLDER REPRESENTATIVE.

     The Stockholders hereby each make, constitute and appoint Mr. Preston Zuckerman (the "SECURITYHOLDER REPRESENTATIVE") as their true and lawful representative with full power and authority to do and perform the following:

          (a) To deliver the Transaction Agreements to EDT at Closing; and

          (b) To deliver all agreements, schedules, exhibits and certificates required to be executed by the Stockholders and delivered to EDT in accordance with the terms and conditions of the Transaction Agreements.

     6.7  ACCEPTANCE OF APPOINTMENT.

     Mr. Zuckerman hereby accepts his appointment as Securityholder Representative and agrees to carry out in good faith the responsibilities undertaken hereby in accordance with the terms and conditions of the Transaction Agreements. The Securityholder Representative agrees to maintain his appointment hereunder until his death, such earlier date as he may be declared legally incompetent by a court of law or until the appointment of a successor representative pursuant to this ARTICLE VI.

     6.8  APPOINTMENT OF SECURITYHOLDER REPRESENTATIVE IRREVOCABLE, ETC.

     The Stockholders do hereby ratify and confirm all that said Securityholder Representative shall do or cause to be done by virtue of this Agreement. After completion of all obligations as Securityholder Representative under this Agreement, the Securityholder Representative shall have authority only to return any property, real or personal, to the Stockholder who delivered the same to the Securityholder Representative.

     6.9  SUCCESSOR SECURITYHOLDER REPRESENTATIVE.

     The Stockholders agree that in the event Mr. Zuckerman ceases to act as Securityholder Representative then they shall elect a person among themselves to act as the Securityholder Representative ("SUCCESSOR") shall, if he so accepts, succeed as Securityholder Representative hereunder. If Successor fails to succeed as Securityholder Representative or if Successor resigns his appointment hereunder, then the Stockholders by Majority Vote shall select a successor. Any successor Securityholder Representative shall have all the rights, powers and obligations of the Securityholder Representative. All charges, fees or other expenses or costs of any successor Securityholder Representative shall be borne and paid, on a pro rata basis, by the Stockholders.

     6.10 LIMITATION OF LIABILITY AND INDEMNITY.

     Each of the Stockholders agrees that in performing any of his duties, the Securityholder Representative shall not incur any liability to anyone for damages, losses or expenses for any reason except for willful negligence or intentional misconduct. Without limiting the foregoing, the Stockholders specifically agree that the Securityholder Representative shall be entitled to act upon advice of his counsel given with respect to any questions relating to his duties and responsibilities as Securityholder Representative hereunder without incurring any liability to the Stockholders or to any other person. The Stockholders agree to indemnify and hold harmless the Securityholder Representative against and in respect of any and all losses, claims, damages, liabilities and expenses including reasonable costs of investigation, counsel fees and disbursements, which may be imposed upon or incurred by the Securityholder Representative in connection with the performance of his duties hereunder.

     6.11 APPROVAL OF THE MERGER BY THE STOCKHOLDERS.

     Prior to the Effective Time, the Stockholders and Learning-Edge shall either (i) properly call a special meeting of Stockholders or (ii) execute a proper written consent, to approve and adopt this Agreement and to approve the Merger and the transactions contemplated by this Agreement.

     6.12 NO SOLICITATION.

     From and after the date of this Agreement until the Effective Time, Learning-Edge shall not (and shall use its reasonable best efforts to cause its officers, directors, employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, entertain offers from, provide any information to, or in any manner encourage, discuss, accept or consider any proposal, or enter into any agreement with, any person (other than EDT, any of its affiliates or representatives) concerning any merger, business combination, tender offer, exchange offer, sale of assets, sale of shares of capital stock or debt securities or similar transactions involving the acquisition of Learning-Edge or any division or operating or principal business unit of Learning-Edge (a "CONFLICTING TRANSACTION"). Learning-Edge will immediately cease any existing activities, discussions or negotiations with any parties (other than EDT) conducted heretofore with respect to any of the foregoing.

     6.13 LEARNING-EDGE STOCK OPTION PLAN.

     At the Effective Time, (i) each outstanding employee stock option or right to acquire shares of Learning-Edge Stock (each, an "OPTION") granted under the Learning-Edge Stock Option Plan which has not been exercised prior to the Effective Time shall be automatically terminated, and (ii) the Learning-Edge 2001 Equity Incentive Plan shall automatically terminate at the Effective Time.

     6.14 SALE OF SHARES PURSUANT TO SECTION 4(2) OF THE SECURITIES ACT.

     The parties hereto acknowledge and agree that the shares of EDT Stock issuable to the Stockholders pursuant to SECTION 1.7 hereof, shall constitute "restricted securities" within the Securities Act. The certificates of EDT Stock shall bear the legends set forth in SECTION 1.7(d).

     6.15 PIGGYBACK REGISTRATION RIGHTS.

          (a) If, at any time after the Effective Time, and with respect to a Stockholder who is not an officer or director of EDT or otherwise an affiliate, until such Stockholder is able to sell all of such holder's remaining shares of EDT Stock pursuant to Rule 144(k) under the Securities Act within a ninety (90) day period, EDT proposes to register any of its equity securities under the Securities Act on any form other than Form S-8 (or any similar or successor form then in effect), whether or not for sale for its own account, EDT will in each such case give prompt written notice (and in any event at least twenty (20) business days' prior written notice prior to the filing of such registration statement) to the Stockholders of its intention to do so, such notice to specify the securities to be registered, the proposed numbers and amounts thereof and the date not less than twenty (20) days thereafter by which EDT must receive the Stockholders' written indication of whether the Stockholders wish to include their EDT Stock in such registration statement and advising the Stockholders of their rights under this SECTION 6.15. Upon the written request of any Stockholder made on or before the date specified in such notice (which request shall specify the number of shares of EDT Stock intended to be disposed of by such Stockholder), EDT will, to the extent permitted under subsection (d) below, use its best efforts to cause all such shares of EDT Stock, with respect to which the Stockholders have so requested the registration, to be registered under the Securities Act (with the securities that EDT at the time proposes to register or, in the case of a registration on Form S-4, on a separate Form S-3), to the extent required to permit the sale or other disposition (in accordance with the intended methods thereof as aforesaid) by the Stockholders of the shares of EDT Stock to be so registered.

          (b) Notwithstanding anything to the contrary in this SECTION 6.15, EDT shall have the right to discontinue any registration under this SECTION 6.15 at any time prior to the effective date of such registration if the registration of other securities giving rise to such registration under this SECTION 6.15 is discontinued.

          (c) In the case of a registration under subsection (a) above, if EDT determines to enter into an underwriting agreement in connection therewith, all shares of EDT Stock to be included in such registration shall be subject to such underwriting agreement and no person may participate in such registration unless such person agrees to sell such person's securities on the basis provided in such underwriting agreement and completes and/or executes all questionnaires, indemnities, and other reasonable documents which must be executed under the terms of such underwriting agreement.

          (d) If EDT's managing underwriter shall advise EDT and the Stockholders in writing that the inclusion in any registration pursuant hereto of some or all of (i) the shares of EDT Stock sought to be registered by the Stockholders, and (ii) the securities of EDT sought to be registered, creates a substantial risk that the proceeds or price per unit that will be derived from such registration will be reduced or that the number of securities to be registered is too large a number to be reasonably sold, (i) first, the number of securities of EDT (or securities of other persons exercising "demand rights") sought to be registered shall be included in such registration, and (ii) next, the number of shares of EDT Stock and other securities of persons exercising "piggyback rights" shall be included in such registration to the extent permitted by the managing underwriter (if the offering is underwritten) pro rata based upon the number of shares of EDT Stock each requesting person seeks to include in such registration.

          (e) If a registration hereunder shall be in connection with an underwritten public offering, the participating Stockholders shall be deemed to have agreed by acquisition of their shares of EDT Stock not to effect any public sale or distribution, including any sale pursuant to Rule 144 ("RULE 144") under the Securities Act, of any shares of EDT Stock and to use their best efforts not to effect any such public sale or distribution of any other equity security of EDT or of any security convertible into or exchangeable or exercisable for any equity security of EDT (other than as part of such underwritten public offering) within twenty (20) days before or ninety (90) days after the effective date of such registration statement. In such event, such participating Stockholders agree, if requested, to sign a customary market stand-off letter with EDT's managing underwriter, and to comply with applicable rules and regulations of the Securities Exchange Commission.

          (f) If and to the extent that any Stockholder sells or otherwise disposes of shares of EDT Stock in any transaction that does not require registration under the Securities Act (other than a transaction exempt under Rule 144), the rights of such Stockholder hereunder with respect to such shares of EDT Stock will be assignable to the transferee of such shares of EDT Stock; PROVIDED, HOWEVER, that such transferee agrees in writing to be bound by all the terms and conditions of this SECTION 6.15.

          (g) All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 6.15 shall be borne by EDT. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. "Registration Expenses" shall mean all expenses incurred by EDT in complying with this Section 6.15, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the EDT, reasonable fees and disbursements of a single special counsel for the holders of securities so registered, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of EDT which shall be paid in any event by EDT). "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of shares of EDT Stock held by the Stockholders.

     6.16 POST-CLOSING COVENANT

     Subject to the consummation of the Merger pursuant to the terms and conditions of this Agreement, EDT shall use its best efforts to cause Mr. Zuckerman to be elected to the Board of Directors of EDT as soon as practicable following the Effective Time.

     6.17 REORGANIZATION

     Prior to and after the Effective Date, none of EDT, Acquisition Subsidiary or Learning-Edge shall (a) intentionally take or intentionally fail to take any action with the actual knowledge of those taking or failing to take such action (or those directing such action or failure to take action) that such action or failure would jeopardize the qualification of the Merger as a tax-free reorganization within the meaning of Section 368(a) of the Code; and (b) report the Merger or related transactions to the Internal Revenue Service in a manner consistent with the characterization of the Merger as a tax-free reorganization within the meaning of Section 368(a) of the Code.

                                  ARTICLE VII.
                      CONDUCT OF BUSINESS OF LEARNING-EDGE
                       AND EACH KEY HOLDER PENDING CLOSING

     Learning-Edge covenants and agrees that, without the prior written consent of EDT, between the date of this Agreement and the Closing:

     7.1  DISPOSITION OF ASSETS.

     The operation of Learning-Edge's business shall be conducted only in the ordinary course, and Learning-Edge shall not dispose of any interest of any kind in the assets or properties of Learning-Edge, nor incur nor guarantee any obligations for borrowed money without EDT's prior written consent, which consent shall not be unreasonably withheld.

     7.2  ACCOUNTS PAYABLE.

     Learning-Edge shall maintain its accounts payable on a current basis in the ordinary course of business, except as otherwise permitted by this Agreement.

     7.3  SALE OF SHARES.

     The Stockholders shall not sell or transfer, or consent to the sale or transfer of, any shares of capital stock in Learning-Edge or any option, warrant or other right to acquire an equity interest in Learning-Edge, except as disclosed on SCHEDULE 7.3.

     7.4  ISSUANCE OF SHARES.

     Learning-Edge shall not issue, sell, pledge, dispose of or encumber, or authorize or propose the issuance, sale, pledge, disposition or encumbrance of, any shares of, or securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class, except as disclosed on SCHEDULE 7.4

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     7.5  CONTRACTS.

     Learning-Edge will not enter into any material contract or other arrangement except in the ordinary course of business and then only if such contract or arrangement would not have a Material Adverse Effect on the operation of its business.

     7.6  CONDITION OF ASSETS.

     Learning-Edge will maintain its assets in substantially the same condition as they are in on the date of this Agreement, ordinary wear and tear excepted.

     7.7  LIENS; ENCUMBRANCES.

     Learning-Edge will not sell, transfer or otherwise dispose of, nor mortgage, pledge or subject to any lien, charge or other encumbrance, any of the assets or any interest in the rights, except in the ordinary course of business and as otherwise permitted by this Agreement.

                                  ARTICLE VIII.
           CONDITIONS TO OBLIGATIONS OF EDT AND ACQUISITION SUBSIDIARY

     The obligations of EDT and Acquisition Subsidiary to close the Merger are subject to the satisfaction, at or prior to Closing, of each of the following conditions:

     8.1  NECESSARY APPROVALS.

     EDT shall have received all licenses, consents, permits and approvals necessary in order for EDT to operate the business of Learning-Edge in substantially the same manner as Learning-Edge.

     8.2  REPRESENTATIONS AND WARRANTIES.

     The representations and warranties of the Key Holder, Stockholders and Learning-Edge set forth in this Agreement, or any document or instrument delivered to EDT or Acquisition Subsidiary hereunder, shall be true and correct on the Closing Date with the same force and effect as if such representations and warranties had been made on the Closing Date, and EDT shall have received a certificate of a duly authorized officer of Learning-Edge and the Key Holder to that effect regarding their respective representations and warranties.

     8.3  PERFORMANCE; COVENANTS.

     All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Key Holder or Learning-Edge at or prior to Closing shall have been complied with and performed in all material respects including, but not limited to, the delivery of the following documents:

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
          (a) An Employment Agreement entered into by EDT and Mr. Zuckerman in substantially the form of EXHIBIT C;

          (b) A certificate dated the Closing Date signed by a duly authorized officer of Learning-Edge certifying that the representations and warranties of Learning-Edge contained in this Agreement shall be true and correct on and as of the date of such certificate and that each Key Holder and Learning-Edge has fulfilled the conditions of this SECTION 8.3;

          (c) Resolutions of the Board of Directors of Learning-Edge and Stockholders in form and substance satisfactory to EDT approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, certified by a duly authorized officer of Learning-Edge, have been adopted and are in full force and effect;

          (d) Written consents to all material contracts necessary for the consummation of the transactions contemplated by this Agreement and the operation of the business of Learning-Edge as currently being operated;

          (e) All of the books and records of Learning-Edge related to the operation of its business including, but not limited to: (i) the books of accounts, contracts and agreements to which Learning-Edge is a party and (ii) such other documents or certificates as shall be reasonably requested by EDT;

          (f) An opinion of counsel of Learning-Edge in substantially the form of EXHIBIT D attached hereto;

          (g) Lock Up Agreements executed by each of the Stockholders in substantially the form of EXHIBIT E; and

          (h) Such other documents as counsel for EDT shall reasonably request, including, without limitation, any documents required to be filed with any governmental body.

     8.4  EDT DUE DILIGENCE.

     Closing shall only occur upon the complete and sole satisfaction of EDT as to the Due Diligence Inspection pursuant to SECTION 6.1; PROVIDED, HOWEVER, nothing herein is intended to extend the date by which the Closing is to occur.

     8.5  INTENTIONALLY DELETED.

     8.6  APPROVAL OF BOARD.

     The Board of Directors of EDT shall have approved the Merger.

     8.7  ABSENCE OF MATERIAL ADVERSE EFFECT.

     There shall have been no Material Adverse Effect in the businesses of EDT or Learning-Edge prior to Closing.

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
     8.8  UNPAID LIABILITIES AND RECEIVABLES.

     EDT shall have received evidence reasonably satisfactory to EDT that at the Closing Date:

          (a) accrued but unpaid liabilities and accounts payable of Learning-Edge (the "CLOSING DATE LIABILITIES") do not exceed $1,740,072.85 and that cash and cash equivalents on hand of Learning-Edge are at least One Thousand Dollars ($1,000); and

          (b) all legal and accounting expenses incurred by Learning-Edge in connection with the transactions contemplated by this Agreement have been paid in full by EDT at the Closing and accordingly offset against the Notes due to the Stockholders pursuant to Section 1.7(a)(iii) hereof.

                                   ARTICLE IX.
          CONDITIONS TO OBLIGATIONS OF THE KEY HOLDER AND LEARNING-EDGE

     The obligations of the Key Holder and Learning-Edge to close the Merger are subject to the satisfaction, at or prior to Closing, of each of the following conditions:

     9.1  REPRESENTATIONS AND WARRANTIES.

     The representations and warranties of EDT and Acquisition Subsidiary set forth in this Agreement, or any other document or instrument delivered to Learning-Edge or the Stockholders hereunder, shall be true and correct on the Closing Date with the same force and effect as if such representations and warranties had been made on the Closing Date.

     9.2  PERFORMANCE; COVENANTS.

     All of the terms, covenants and conditions of this Agreement to be complied with or performed by EDT or Acquisition Subsidiary at or prior to Closing shall have been complied with and performed in all material respects including, but not limited to, the delivery of the following:

          (a) The Merger Consideration to be paid to the Stockholders in connection with the Merger;

          (b) A certificate dated the Closing Date signed by duly authorized representatives of EDT and Acquisition Subsidiary certifying that the representations and warranties are true and correct on the date of such certificate and that EDT and Acquisition Subsidiary have fulfilled all of the conditions of this SECTION 9.2;

          (c) Resolutions of the Board of Directors of EDT and the Board of Directors and sole Stockholder of Acquisition Subsidiary in form and substance satisfactory to Learning-Edge and the Stockholders approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, certified by a duly authorized representative of EDT and Acquisition Subsidiary, respectively;

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
          (d) An opinion of outside counsel of EDT in substantially the form attached hereto as EXHIBIT F;

          (e) An Employment Agreement entered into by EDT and Mr. Zuckerman in substantially the form of EXHIBIT C;

          (f) Such other documents necessary for the consummation of the transactions contemplated herein as counsel for Learning-Edge and the Stockholders shall reasonably request, including, without limitation, any documents required to be filed with any governmental body; and

          (g) EDT shall have issued to Mr. Zuckerman a promissory note in the original principal amounts of $248,919.48 , representing amounts owed to Mr. Zuckerman by Learning-Edge prior to the Closing and not Merger Consideration, bearing interest at the rate of nine percent (9.000%) per annum, payable as provided substantially in the form of the note attached hereto as EXHIBITS G; and,

          (h) EDT shall have executed with Mr. Zuckerman an agreement to pay the accrued liability of Learning Edge representing deferred compensation owed to Mr. Zuckerman (not as a part of the Merger Consideration) in the amount of $300,000, payable after Closing in installments of $10,000 per month from month to month until fully paid.

     9.3  LEARNING-EDGE DUE DILIGENCE.

     Closing shall only occur upon the complete and sole satisfaction of Learning-Edge as to the Due Diligence Inspection pursuant to SECTION 6.1; PROVIDED, HOWEVER, nothing herein is intended to extend the date by which the Closing is to occur.

                                   ARTICLE X.
                     CONDITIONS TO OBLIGATIONS OF EACH PARTY

     The respective obligations of each party to effect the Merger shall be subject to the fulfillment in all material respects at or prior to the Effective Time of the following conditions:

     10.1 CONSENT BY BANK ONE

          (a) Bank One Texas, N.A. ("BANK ONE") shall have consented to the transactions contemplated under this Agreement including the timely and complete payment of the Notes to be received pursuant to this Agreement, in accordance with the terms and conditions of such Notes.

          (b) Wells Fargo Bank, N.A.. ("WELLS FARGO") shall have consented to the transactions contemplated under this Agreement including the timely and complete payment of the Notes to be received pursuant to this Agreement, in accordance with the terms and conditions of such Notes.

                                   ARTICLE XI.
                                 INDEMNIFICATION

     11.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     All representations and warranties in this Agreement, including any certificate or Schedule made a part thereof or Exhibit delivered pursuant to this Agreement, shall survive the Closing and continue in full force and effect until the first anniversary of the Effective Time (referred to herein as the "TERMINATION DATE").

     11.2 INDEMNIFICATION BY THE KEY HOLDER.

          (a) From and after the Closing, subject to the limitations set forth in this ARTICLE XI, the Key Holder will indemnify and hold harmless EDT, and its officers, directors, stockholders and subsidiaries (collectively, the "INDEMNIFIED PERSONS"), from and against any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses) (collectively, "DAMAGES"), as a result of any breach of (i) any representation or warranty, covenant or agreement made by Learning-Edge or the Key Holder in this Agreement, or (ii) any other certificate or document delivered by Learning-Edge or the Key Holder pursuant to this Agreement; PROVIDED, HOWEVER, that no such indemnification under this SECTION 11.2(a) shall be available for any material inaccuracy in or material breach of any such representation or warranty unless written notice thereof has been delivered to EDT or Acquisition Subsidiary prior to the Termination Date specifying in reasonable detail the information or circumstances making such representation or warranty untrue and, to the extent reasonable ascertainable, the expected Damages related thereto; and, PROVIDED FURTHER, that the amount of any Damages for which indemnification is provided shall be net of any amount actually recovered with respect thereto by the Indemnified Persons under insurance policies (it being understood that the Indemnified Persons shall use their best efforts to recover any Damages that are insured).

          (b) "Damages"  shall not include  liabilities or damages to the extent
(i) relating to lost profits of the Indemnified Persons or (ii) resulting from reputational damage or adverse publicity to the Indemnified Persons.

          (c) EDT and its affiliates shall act in good faith and in a commercially reasonable manner to mitigate any Damages they may suffer.

     11.3 LIMITATION ON RECOURSE; SOLE REMEDY.

          (a) All Damages owed by the Key Holder to the Indemnified Persons under this ARTICLE XI shall be offset by EDT against the Escrow Notes, to the extent of the principal balance of such Escrow Notes, in accordance with the terms of the Escrow Agreement, and such offset shall be the sole and exclusive remedy and recourse of the Indemnified Persons, PROVIDED, HOWEVER, if any such offset amount is disputed in good faith by the Key Holder, such party shall provide written notice of the facts in dispute in accordance with the procedures set forth in SECTION 11.6 hereof and the Indemnified Persons shall only be entitled to offset an amount determined by mutual agreement of the parties or as awarded in the final decision of an arbitrator. It is further expressly agreed that, after the Effective Time, neither EDT or Acquisition Subsidiary shall have

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
any claim, cause of action or right as to any representations, warranty, covenant, agreement, act or omission relating to this Agreement, the other agreements or instruments referred to herein or the transactions contemplated hereby or thereby, other than the rights of indemnity under and subject to the provisions of this ARTICLE XI and the Escrow Agreement; and all such other claims, causes of action and rights are hereby irrevocably and fully released for all purposes effective as of the Effective Time; PROVIDED, HOWEVER, that this SECTION 11.3(a) shall not limit any claim, cause of action or right arising from (i) any fraudulent act or omission, (ii) any breach of the Confidentiality Agreement, or (iii) any breach of SECTION 4.1 (Title of Shares) of this Agreement.

          (b) Subject to the terms and conditions of this ARTICLE XI, the Key Holder, Acquisition Subsidiary and EDT expressly agree that EDT or Acquisition Subsidiary shall not have the right to offset any amounts owed by Key Holder to the Indemnified Persons under this ARTICLE XI against the EDT Stock to be delivered to the Key Holder or any amounts payable by EDT or Acquisition Subsidiary to the Key Holder other than the Escrow Notes.

     11.4 MERGER CONSIDERATION ADJUSTMENT.

     Any payments for indemnification by the Key Holder pursuant to this Agreement shall be treated as an adjustment to the Merger Consideration for all tax purposes, unless and to the extent that such characterization jeopardizes the tax deferred status of the transaction contemplated herein.

     11.5 THRESHOLD.

     With respect to claims for Damages pursuant to this ARTICLE XI, the Key Holder will be liable to the Indemnified Persons for Damages only (i) if the Indemnified Persons provides written notice to the Key Holder of such claim prior to the Termination Date relating thereto under SECTION 11.1 hereof and
(ii) if the  aggregate  amount  of such  claim(s)  against  such  party  exceeds
Twenty-five Thousand Dollars ($25,000) (the "THRESHOLD"), in which event, such party may claim indemnification for all such Damages, including the amount of the Threshold.

     11.6 PROCEDURE FOR INDEMNIFICATION -- THIRD PARTY CLAIMS

          (a) Promptly after receipt by an Indemnified Person under SECTION 11.2 of notice of the commencement of any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, public or private) commenced, brought, conducted or heard by or before or otherwise involving any governmental body or arbitrator (a "Proceeding") against it, such Indemnified Persons will, if a claim is to be made against an indemnifying party under this
ARTICLE XI, give notice to the indemnifying party of the commencement of such Proceeding, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any Indemnified Persons, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

          (b) If any Proceeding referred to in SECTION 11.6 is brought against an Indemnified Persons and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the Indemnified Persons determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the Indemnified Persons of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the Indemnified Persons and, after notice from the indemnifying party to the Indemnified Persons of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the Indemnified Persons under this ARTICLE XI for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnified Persons in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the Indemnified Persons' consent unless (A) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnified Persons, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnifying party will have no liability with respect to any compromise or settlement of such claims effected without its prior written consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten (10) days after the Indemnified Persons' notice is given, give notice to the Indemnified Persons of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Indemnified Persons.

          (c)   Notwithstanding   the  foregoing,   if  an  Indemnified  Persons
determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates or advisors other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Persons may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its prior written consent (which may not be unreasonably withheld).

          (d) With respect to any Proceeding subject to indemnification under this ARTICLE XI: (i) both the Indemnified Persons and the indemnifying party, as the case may be, shall keep the other party fully informed of the Proceeding at all stages thereof where such party is not represented by its own counsel, and
(ii) the parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Proceeding brought by any third party.

          (e) With respect to any Proceeding subject to indemnification under this ARTICLE XI, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all confidential business records and the attorney-client and work-product privileges. In connection therewith, each party agrees that: (i) it will use its best efforts, in any Proceeding in which it has assumed or participated in the defense, to avoid production of confidential business records (consistent with applicable law and rules of procedure), and (ii) all communications between any party hereto and counsel responsible for or participating in the defense of any Proceeding shall, to the extent possible, be made so as to preserve any applicable attorney-client work-product privilege.

          (f) PROCEDURE FOR INDEMNIFICATION -- OTHER CLAIMS. A claim for indemnification for any matter not involving a third party claim may be asserted by notice to the party from whom indemnification is sought.

     11.7 INDEMNIFICATION BY EDT.

     Subject to the terms and conditions of this ARTICLE XI, EDT agrees to indemnify, defend and hold harmless Learning-Edge and each Stockholder (a "Learning-Edge Indemnified Person") for the one (1) year period beginning with the Effective Time, from, against, for, and in respect of any and all Learning-Edge Damages (as defined below) asserted against, relating to, imposed upon, or incurred by Learning-Edge and/or any Stockholder by reason of, resulting from, based upon, or arising out of any misrepresentation, breach of warranty or other breach of this agreement of EDT or the Acquisition Subsidiary contained in this Agreement or in any document executed and delivered by EDT or Acquisition Subsidiary in connection with this Agreement.

     11.8 DEFINITION, PROCEDURE AND LIMIT .

     For the purposes of this ARTICLE XI, "Learning-Edge DAMAGES" shall mean any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including, reasonable attorneys' and other expenses incurred in the defense, and settlement of any claim, loss, damage, or liability as to which a Learning-Edge Indemnified Person is entitled to indemnification hereunder.

          (a) PROVIDED, HOWEVER, that no such indemnification under this SECTION 11.8(a) shall be available for any material inaccuracy in or material breach of any such representation or warranty unless written notice thereof has been delivered to EDT or Acquisition Subsidiary prior to the Termination Date specifying in reasonable detail the information or circumstances making such representation or warranty untrue and, to the extent reasonable ascertainable, the expected Learning-Edge Damages related thereto; and, PROVIDED FURTHER, that the amount of any Learning-Edge Damages for which indemnification is provided shall be net of any amount actually recovered with respect thereto by the Learning-Edge Indemnified Persons under insurance policies (it being understood that the Learning-Edge Indemnified Persons shall use their best efforts to recover any Learning-Edge Damages that are insured). "Learning-Edge Damages" shall not include liabilities or damages to the extent (i) relating to lost profits of the Learning-Edge Indemnified Persons or (ii) resulting from reputational damage or adverse publicity to the Learning-Edge Indemnified Persons.

          (b) With respect to claims for Learning-Edge  Damages pursuant to this
ARTICLE XI, EDT or Acquisition Subsidiary will be liable to the Learning-Edge Indemnified Persons for Learning-Edge Damages only (i) if the Learning-Edge Indemnified Persons provides written notice to the EDT or Acquisition Subsidiary of such claim prior to the Termination Date relating thereto under SECTION 11.8 hereof and (ii) if the aggregate amount of such claim(s) against such party

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
exceeds Twenty-five Thousand Dollars ($25,000) (the "THRESHOLD"), in which event, such party may claim indemnification for all such Learning-Edge Damages, including the amount of the Threshold.

     11.9 EFFECT OF INVESTIGATION BY EDT.

     No investigation or inquiry made by EDT or Acquisition Subsidiary of any Stockholder or Learning-Edge or its books and records and financial condition shall, regardless of the Closing of the transactions contemplated hereby, affect or limit any representation or warranty made by any of the Stockholders or Learning-Edge to EDT or Acquisition Subsidiary in this Agreement or in any Schedule delivered by any of them pursuant hereto or any right of indemnification of EDT or Acquisition Subsidiary contained in this Agreement.

     11.10 EFFECT OF INVESTIGATION BY LEARNING-EDGE AND STOCKHOLDERS.

     No investigation or inquiry made by the Stockholders or Learning-Edge of EDT or Acquisition Subsidiary or their respective books and financial condition shall, regardless of the Closing of the transactions contemplated hereby, affect or limit any representation or warranty made by EDT or Acquisition Subsidiary to Learning-Edge or the Stockholders in this Agreement or in any Schedule delivered by any of them pursuant hereto or any right of indemnification of Learning-Edge or the Stockholders contained in this Agreement.

                                  ARTICLE XII.
                                   TERMINATION

     12.1 TERMINATION BY MUTUAL CONSENT.

     This Agreement may be terminated and may be abandoned at any time prior to the Effective Time by the mutual consent of EDT, Acquisition Subsidiary and Learning-Edge.

     12.2 TERMINATION BY EDT.

          (a) This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of EDT if the Merger shall not have been consummated by September 30, 2001 PROVIDED THAT EDT shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in such clause.

          (b) This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of EDT, if (i) the Board of Directors of Learning-Edge shall have withdrawn or modified in a manner adverse to EDT its approval or recommendation of this Agreement, or the Merger, or shall have withdrawn its recommendation to Stockholders of Learning-Edge, or (ii) there has been a breach by Learning-Edge of any representation, warranty, covenant or agreement contained in this Agreement, which would have a Material Adverse Effect on the business, operations or financial condition of Learning-Edge which is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by EDT to the party committing such breach.

     12.3 TERMINATION BY LEARNING-EDGE.

     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of Learning-Edge, if (i) the Board of Directors of EDT shall have withdrawn or modified in a manner adverse to Learning-Edge its approval or recommendation of this Agreement or the Merger, or (ii) there has been a breach by EDT or Acquisition Subsidiary of any representation, warranty, covenant or agreement contained in this Agreement which would have a Material Adverse Effect on the business, operations or financial condition of EDT which is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by Learning-Edge to the EDT.

     12.4 INTENTIONALLY DELETED.

     12.5 EFFECT OF TERMINATION AND ABANDONMENT.

     In the event of termination of this Agreement and the abandonment of the Merger pursuant to this ARTICLE XII, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement except as provided herein except that nothing herein will relieve any party from liability for any breach of this Agreement.

     12.6 EXTENSION; WAIVER.

     At any time prior to the Effective Time of the Merger, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (ii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE XIII.
                            MISCELLANEOUS PROVISIONS

     13.1 NOTICES.

     Any notice required or permitted by this Agreement or any agreement or document executed and delivered in connection with this Agreement shall be deemed to have been served properly if transmitted by certified mail, return receipt requested, with proper postage prepaid or sent by overnight carrier or by personal delivery, addressed to the respective party to whom such notice relates at the following addresses:

If to EDT:               EDT Learning, Inc.
                         2999 N. 44th St., Suite 650
                         Phoenix, Arizona  85018-7273
                         Attention: James L. Dunn, Jr.
                         Phone: 602-952-1200

With a Copy to:          Jackson Walker L.L.P.
                         901 Main Street
                         Suite 6000
                         Dallas, Texas 75202
                         Attention: James S. Ryan, III

If to Acquisition
Subsidiary:              2999 N. 44th St., Suite 650
                         Phoenix, Arizona  85018-7273
                         Attention: James L. Dunn, Jr.
                         Phone: 602-952-1200

If to Learning-Edge:     Learning-Edge, Inc.
                         7305 West Boston Street
                         Chandler, Arizona 85226

                         Attention: Mr. Preston Zuckerman

If to a Stockholder:     c/o Mr. Preston Zuckerman
                         Securityholder Representative
                         7305 West Boston Street
                         Chandler, Arizona 85226

With a Copy to:          Osborn Maledon, P.A.
                         The Phoenix Plaza
                         2929 North Central Avenue, Suite 2100
                         Phoenix, Arizona  85012
                         Attn: Thomas H. Curzon

     Or such other address as shall be furnished in writing by any party to the other party. All such notices shall be considered received: (a) if transmitted by certified mail, return receipt requested, with proper postage prepaid, upon the fifth business day after mailing; (b) if transmitted by overnight carrier, on the next business day; and (c) if transmitted by personal delivery, upon receipt.

     13.2 SUCCESSORS AND ASSIGNS.

     This Agreement shall not be assignable, by operation of law or otherwise, without the prior written consent of all parties. Subject to the foregoing, this Agreement shall inure to the benefit of, be enforceable by and be binding upon the parties, their successors and permitted assigns.

     13.3 ENTIRE AGREEMENT.

     This Agreement and the Exhibits, Schedules, certificates and other documents delivered pursuant hereto or incorporated herein by reference, contain and constitute the entire agreement among the parties and supersede and cancel any prior agreements, representations, warranties, or communications, whether oral or written, among the parties relating to the transactions contemplated by this Agreement. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

     13.4 GOVERNING LAW; SEVERABILITY.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona without giving effect to the principles of conflicts of law thereof, PROVIDED, HOWEVER, that the laws of the respective jurisdictions of incorporation of each of the parties shall govern the relative rights, obligations, powers, duties and other internal affairs of such party and its board of directors.

     13.5 NO BROKERS.

     The Stockholders, Learning-Edge, EDT and Acquisition Subsidiary each represent to the others that no broker or finder has been employed in connection with the transactions hereunder.

     13.6 SCHEDULES AND EXHIBITS.

     All Schedules and Exhibits attached to this Agreement are by reference made a part hereof.

     13.7 WAIVERS.

     No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy created hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto of any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

     13.8 HEADINGS.

     The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     13.9 COUNTERPARTS.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     13.10 CONFIDENTIALITY.

     The parties agree that they will not make any public comment, statement, communication or disclosure about the existence or contents of this Agreement or activities relating to the consummation of the transactions contemplated herein without prior approval of the other party, except as may be required by law, as may be necessary to obtain the required consents, licenses, permits or approvals pursuant to SECTION 8.1 herein, or as may be necessary in the ordinary course of business.

     13.11 EXPENSES.

     EDT will be responsible for payment of all fees and expenses incurred by Learning-Edge in connection with the Merger, this Agreement, and the transactions contemplated by this Agreement, regardless of whether the Merger occurs or this Agreement is terminated without consummation of the transaction, provided however that in the event Learning-Edge should terminate this Agreement and decline to consummate the transaction then Learning-Edge shall be responsible for bearing its own fees and expenses incurred in connection with the Merger and this Agreement.

     13.12 NO THIRD PARTY BENEFICIARIES.

     Nothing contained in this Agreement (express or implied) is intended or shall be construed to confer upon or give to any person, corporation or other entity, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

     13.13 SURVIVAL.

     Notwithstanding the foregoing, the provisions of Section 2.23 shall continue for six (6) months after the expiration of the applicable statute of limitations for assessment of additional taxes. The provisions of SECTION 13.10 of this Agreement shall survive the Closing indefinitely.

     13.14 DISPUTE RESOLUTION

     The parties hereto deem it to be in their respective best interests to settle any dispute as expeditiously and economically as possible. Therefore, the parties expressly agree to submit any dispute between them arising out of or
relating  to  this  Agreement   ("Dispute")  to  mediation  and,  if  necessary,
arbitration, as set forth below. The parties hereto thus expressly waive any rights they may have to trial by jury with respect to such dispute. The dispute resolution proceedings shall be conducted in Phoenix, Arizona, in the English language. The parties agree to use the following procedure in good faith to resolve any Dispute:

          a. A meeting shall be held among the parties within ten (10) days after any party gives written notice of the Dispute to each other party (the "Dispute Notice") attended by a representative of each party having decision-making authority regarding the Dispute (subject to board of directors or equivalent approval, if required), to attempt in good faith to negotiate a resolution of the Dispute.

          b. If, within thirty (30) days after the Dispute Notice, the parties have not succeeded in negotiating a written resolution of the Dispute, upon written request by any party to each other party all parties will promptly negotiate in good faith to jointly appoint a mutually acceptable neutral person not affiliated with any of the parties (the "Neutral"). If all parties so agree in writing, a panel of two or more individuals (such panel also being referred to as the "Neutral") may be selected by the parties. The parties shall seek assistance in such regard from the American Arbitration Association (the "AAA") or the Center for Public Resources if they have been unable to agree upon such appointment within forty (40) days after the Dispute Notice. The fees and costs of the Neutral and of any such assistance shall be shared equally among the parties.

          c. In consultation with the Neutral, the parties will negotiate in good faith to select or devise a nonbinding alternative dispute resolution procedure ("Mediation") by which they will attempt to resolve the Dispute, and a time and place for the Mediation to be held, with the Neutral (at the written request of any party to each other party) making the decision as to the procedure if the parties have been unable to agree on any of such matters in writing within ten (10) days after selection of the Neutral.

          d. The parties agree to participate in good faith in the Mediation to its conclusion; provided, however, that no party shall be obligated to continue to participate in the Mediation if the parties have not resolved the Dispute in writing within one hundred twenty (120) days after the Dispute Notice and any party shall have terminated the Mediation by delivery of written notice of termination to each other party following expiration of said 120-day period. Following any such termination notice after selection of the Neutral, and if any party so requests in writing to the Neutral (with a copy to each other party), then the Neutral shall make a recommended resolution of the Dispute in writing to each party, which recommendation shall not be binding upon the parties; provided, however, that the parties shall give good faith consideration to the settlement of the Dispute on the basis of such recommendation, and if the parties are unable to resolve the Dispute on the basis of such recommendation, then at the election of either party the Dispute shall be submitted to binding arbitration as provided below. In the event of binding arbitration, the party seeking further resolution shall pay the reasonable attorneys' fees, costs and other expenses (including expert witness fees) of the other party incurred in connection with the pursuit of (and defense against) such arbitration, if the result thereof is less favorable to the party pursuing the arbitration than the recommendation of the Neutral.

          e.  Notwithstanding  anything herein to the contrary,  nothing in this
     Section  shall  preclude  any party from  seeking  interim  or  provisional relief, in the form of a temporary restraining order, preliminary injunction or other interim equitable relief concerning the Dispute, either prior to or during the Mediation if necessary to protect the interests of such party, or to obtain specific performance of obligations under this Agreement. Further, this Section shall be specifically enforceable. Bringing or defending an action for such relief shall not constitute waiver of the right or avoid the obligation to mediate or arbitrate contained in this Agreement.

          f. Subject to the foregoing, a party may seek arbitration of an unresolved Dispute in Phoenix, Arizona, in accordance with the Rules of the AAA governing commercial transactions. The arbitration tribunal shall consist of three (3) arbitrators. The party initiating arbitration shall nominate one arbitrator (who shall be knowlegdeable in the industry but not be affiliated with such party) in the request for arbitration and the other party shall nominate a second arbitrator (who shall be knowledgeable in the industry but not be affiliated with such party) in the answer thereto. The two arbitrators so named will then jointly appoint the third arbitrator (who shall be knowledgeable in the industry but shall not be affiliated with either party) as chairman of the arbitration tribunal. If either party fails to nominate its arbitrator, or if the arbitrators named by the parties fail to agree on the person to be named as chairman within sixty
     (60) days, the office of the AAA in Phoenix, Arizona shall make the necessary appointments of an arbitrator or the chairman of the arbitration tribunal. The award of the arbitration tribunal shall be final and judgment upon such an award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such an award and an order of enforcement.

          g. At the reasonable request of either party, the mediator or arbitration tribunal shall adopt rules and procedures designed to expedite the dispute resolution process.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.


EDT LEARNING, INC.                      LEARNING-EDGE, INC.


By: /s/ JAMES POWERS, JR.               By: /s/ PRESTON ZUCKERMAN
    ------------------------------          ------------------------------------

EDGE ACQUISITION SUBSIDIARY, INC.


By: /s/ JAMES POWERS, JR.
    ------------------------------


THE KEY HOLDER:


/s/ PRESTON A. ZUCKERMAN
----------------------------------

                                    EXHIBIT A

                             FORM OF PROMISSORY NOTE

                          SUBORDINATED PROMISSORY NOTE

Note No. ___________                                             [$_____,000.00]

ORIGINAL ISSUE DATE: October 1, 2001

MAKER: EDT Learning, Inc.

PAYEE:  [insert stockholder's name]

INTEREST RATE: Seven and One Half Percent (7.500%)

MATURITY DATE: October 1, 2004


     FOR VALUE RECEIVED, the undersigned, EDT Learning, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of [Name of Stockholder] (the "Payee"), the principal sum of [________________________ ($______________.00), in lawful money of the United States of America, together with interest at a rate per annum equal to seven and one half percent (7.500%) until the Maturity Date or such additional interest upon the occurrence and failure to cure of an Event of Default. Accrued interest shall be payable to the Payee on September 15th, December 15th, March 15th, June 15th, or, if not a business day, on the next following business day after such date, of each year during the term of this Note.

     1. PRINCIPAL PAYMENTS: The principal amount payable, including all accrued and unpaid interest, if any, under this Note shall be paid on the earlier to occur of: (x) the closing of funding (whether debt or equity and whether a single transaction or a series of related or unrelated transactions) obtained by EDT subsequent to the date hereof with aggregate proceeds in the amount of at least Five Million Dollars ($5,000,000), (y) the closing of an underwritten offering of EDT Stock by EDT with an aggregate proceeds in the amount of at least five million dollars ($5,000,000), or (z) the second anniversary of the Original Issue Date, upon which one-half of the original principal sum, including all accrued and unpaid interest, if any, shall be paid to the Payee, and the remaining one-half of the original principal sum, including all accrued and unpaid interest, if any, shall be paid to the Payee on the third anniversary of the Original Issue Date; PROVIDED THAT, in reference to clauses (x) and (y) above, if at any time EDT obtains funding or closes an underwritten offering in an amount (A) equal to three million dollars ($3,000,000), twenty-five percent (25%) of the principal of the Notes shall be repaid; (B) greater than three million dollars ($3,000,000) but less than three million five hundred thousand dollars ($3,500,000), forty percent (40%) of the principal of the Notes shall be repaid; (C) equal to or greater than three million five hundred thousand dollars ($3,500,000) but less than four million dollars ($4,000,000), fifty-five percent (55%) of the principal of the Notes shall be repaid; (D) equal to or greater than four million dollars ($4,000,000) but less than four million five hundred thousand dollars ($4,500,000), seventy percent (70%) of the principal of the Notes shall be repaid; (E) equal to or greater than four million five hundred thousand dollars ($4,500,000) but less than five million dollars ($5,000,000), eighty-five percent (85%) of the principal of the Notes shall be repaid; or (F) equal to or greater than five million dollars ($5,000,000), one hundred percent (100%) of the principal of the Notes shall be repaid. Further, on the Maturity Date, any and all then outstanding principal together with all unpaid but accrued interest shall be then due and payable. Payment of the principal and interest will be made at the location designated from time to time by the Payee by check mailed (or by wire transfer) to the address of the person or entity entitled thereto to such person or entity. Payment of this Note before maturity

Subordinated Promissory Note to Stockholder may be made at any time, and from time to time, in whole or in part without penalty or premium. Any such partial pre-payment of principal shall be applied first against all accrued and unpaid interest outstanding, if any, and then against the principal amount outstanding and shall not postpone the due date of any subsequent quarterly installments or change the amount of such installments unless otherwise agreed in writing by Payee.

     2. DELETED AND RESERVED.

     3. DEFAULT: Should an Event of Default have occurred as hereinafter defined, and such default shall not have been cured by the Company within ten
(10) days for a default in the payment of principal and interest after its due date, or within thirty (30) days for such other non-payment default after the receipt of notice from Payee of the default, then that default shall mature the entire remaining indebtedness outstanding under this Note, without further notice, at the option of the Payee. The Company consents that the Payee may extend the time of any payment or any part of the indebtedness outstanding under this Note at any time. Any delay on the part of the Payee in exercising any rights granted by this Note shall not operate as a waiver of those rights; and the acceptance of any payment after the Maturity Date shall not be deemed a waiver of the right to require prompt payment when due of all other sums. Notwithstanding the foregoing upon the occurrence of an Event of Default, then the Payee shall not exercise any rights of collection or remedies provided for herein unless Payee has first obtained the written consent of Bank One, N.A.

     An "Event of Default" shall be defined as follows: (i) a default in the payment of the principal when any installment of principal is due and payable or at the Maturity Date; (ii) a default in the payment of any installment of interest when such installment of interest is due and payable; (iii) the filing or commencement of an involuntary case or other proceeding against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law seeking appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain without dismissal and without imposition of a stay for a period of ninety (90) days; or an order for relief shall be entered against the Company or any significant subsidiary of the Company under the federal bankruptcy laws as now or hereafter in effect; (iv) the filing or commencement by the Company of a voluntary case or other proceeding seeking liquidation, reorganization or other similar relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or the Company or any significant subsidiary of the Company shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors.

     4. SUBORDINATION: The indebtedness represented by this Note and the payment of the principal of and interest on this Note are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness. Obligations in respect of Senior Indebtedness will not be deemed to have been paid in full unless the holders thereof shall have received payment in full in cash or cash equivalents with respect thereto. "Senior Indebtedness" is defined as all secured indebtedness of the Company for money borrowed pursuant to the Credit Agreement dated June 1, 1998, as amended from time to time, by and between the Company and Bank One, Texas, NA, (the "Bank One Debt") , and any amendments, renewals, extensions, modifications, refinancing, and replacements of the Bank One Debt. Other than the Bank One Debt, all other indebtedness of the Company created, incurred or assumed after the date hereof shall be expressly subordinate and subject in right of payment to the prior payment in full of the indebtedness represented by this Note, subject to the prior written consent of the Payee. These subordination provisions are intended to be an inducement and a consideration to each holder of any Senior

Subordinated Promissory Note to Stockholder

Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of this Note, to acquire and/or continue to hold such Senior Indebtedness, and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and/or continuing to hold such Senior Indebtedness.

     5. WAIVERS AND PROHIBITION OF ASSIGNMENT: The Company and each surety, endorser and other party ever liable for payment of any sums of money payable on this Note, jointly and severally, at all times waive presentment, protest, notice of protest and notice dishonor, notice of intent to accelerate, notice of intent to demand. This Note shall not be assigned, bargained or sold to any person, except for estate planning transfers by and among members of Payee's immediate family or to an entity controlled after the transfer by Payee. When the context requires, singular nouns and pronouns include the plural.

     6. GOVERNING LAW: THIS NOTE IS BEING DELIVERED IN THE STATE OF ARIZONA, AND THE LAWS OF SUCH STATE SHALL GOVERN THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION HEREOF, EXCEPT TO THE EXTENT FEDERAL LAWS OTHERWISE GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND LIMITATION HEREOF. THE MAKER AGREES THAT THIS WRITTEN NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES CONCERNING THE DEBTS DESCRIBED, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THE MAKER AGREES THAT THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     7. USURY: Regardless of any provision contained herein, or in any document executed in connection herewith, the Payee shall never be entitled to receive, collect, or apply, as interest on the indebtedness evidenced hereby, any amount in excess of the maximum rate permitted by law, and in the event Payee ever receives, collects, or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and if, the principal hereof is paid in full, any remaining excess shall be refunded to the Company.

     8. ATTORNEY'S FEES: The Company agrees that, if this Note is given to an attorney for collection, or if suit is brought for collection, or if it is collected through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee all costs of collection, including reasonable attorney's fees and court costs, in addition to other amounts due.

     9. TIME. Time is of the essence of this Note and each and every term and provision hereof.

Subordinated Promissory Note to Stockholder

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED: ________________

                                        EDT Learning, Inc.,
                                        a Delaware corporation


                                        By:
                                            ------------------------------------
                                            James M. Powers, Jr.
                                            President


Subordinated Promissory Note to Stockholder

                          SUBORDINATED PROMISSORY NOTE

Note No. 1                                                           $322,111.00

ORIGINAL ISSUE DATE: October 1, 2001

MAKER: EDT Learning, Inc.

PAYEE: Preston A. Zuckerman

INTEREST RATE: Seven and One Half Percent (7.500%)

MATURITY DATE: October 1, 2004

     FOR VALUE RECEIVED, the undersigned, EDT Learning, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of Preston A. Zuckerman (the "Payee"), the principal sum of Three Hundred Twenty-two Thousand One Hundred Eleven and 00/100 Dollars ($322,111.00), in lawful money of the United States of America, together with interest at a rate per annum equal to seven and one half percent (7.500%) until the Maturity Date or such additional interest upon the occurrence and failure to cure of an Event of Default. Accrued interest shall be payable to the Payee on September 15th, December 15th, March 15th, June 15th, or, if not a business day, on the next following business day after such date, of each year during the term of this Note.

     1. PRINCIPAL PAYMENTS: The principal amount payable, including all accrued and unpaid interest, if any, under this Note shall be paid on the earlier to occur of: (x) the closing of funding (whether debt or equity and whether a single transaction or a series of related or unrelated transactions) obtained by EDT subsequent to the date hereof with aggregate proceeds in the amount of at least Five Million Dollars ($5,000,000), (y) the closing of an underwritten offering of EDT Stock by EDT with an aggregate proceeds in the amount of at least five million dollars ($5,000,000), or (z) the second anniversary of the Original Issue Date, upon which one-half of the original principal sum, including all accrued and unpaid interest, if any, shall be paid to the Payee, and the remaining one-half of the original principal sum, including all accrued and unpaid interest, if any, shall be paid to the Payee on the third anniversary of the Original Issue Date; PROVIDED THAT, in reference to clauses (x) and (y) above, if at any time EDT obtains funding or closes an underwritten offering in an amount (A) equal to three million dollars ($3,000,000), twenty-five percent (25%) of the principal of the Notes shall be repaid; (B) greater than three million dollars ($3,000,000) but less than three million five hundred thousand dollars ($3,500,000), forty percent (40%) of the principal of the Notes shall be repaid; (C) equal to or greater than three million five hundred thousand dollars ($3,500,000) but less than four million dollars ($4,000,000), fifty-five percent (55%) of the principal of the Notes shall be repaid; (D) equal to or greater than four million dollars ($4,000,000) but less than four million five hundred thousand dollars ($4,500,000), seventy percent (70%) of the principal of the Notes shall be repaid; (E) equal to or greater than four million five hundred thousand dollars ($4,500,000) but less than five million dollars ($5,000,000), eighty-five percent (85%) of the principal of the Notes shall be repaid; or (F) equal to or greater than five million dollars ($5,000,000), one hundred percent (100%) of the principal of the Notes shall be repaid. Further, on the Maturity Date, any and all then outstanding principal together with all unpaid but accrued interest shall be then due and payable. Payment of the principal and interest will be made at the location designated from time to time by the Payee

Subordinated Promissory Note to Stockholder by check mailed (or by wire transfer) to the address of the person or entity entitled thereto to such person or entity. Payment of this Note before maturity may be made at any time, and from time to time, in whole or in part without penalty or premium. Any such partial pre-payment of principal shall be applied first against all accrued and unpaid interest outstanding, if any, and then against the principal amount outstanding and shall not postpone the due date of any subsequent quarterly installments or change the amount of such installments unless otherwise agreed in writing by Payee.

     2. OFFSET BY INDEMNITY CLAIM; NEW NOTE IF OFFSET IN PART: This Note may be offset and the principal balance reduced in whole or in part in accordance with the provisions of the Indemnity provisions contained in Article XI of the plan of reorganization and agreement of merger (the "Merger Agreement") by and between Maker, Learning-Edge, Inc. and Edge Acquisition Subsidiary, Inc. executed on or about September 13, 2001, and in accordance with the terms and provisions of the Escrow Agreement attached as an Exhibit thereto. In the event of an offset of some portion of the principal balance prior to the Maturity Date, a new Note for the remaining principal amount of this Note will be issued, including the same interest rate, payment terms, and Maturity Date as this Note. The new note will be issued in the name of the Payee hereof and will provide for the cancellation of this Note upon issuance of any new note.

     3. DEFAULT: Should an Event of Default have occurred as hereinafter defined, and such default shall not have been cured by the Company within ten
(10) days for a default in the payment of principal and interest after its due date, or within thirty (30) days for such other non-payment default after the receipt of notice from Payee of the default, then that default shall mature the entire remaining indebtedness outstanding under this Note, without further notice, at the option of the Payee. The Company consents that the Payee may extend the time of any payment or any part of the indebtedness outstanding under this Note at any time. Any delay on the part of the Payee in exercising any rights granted by this Note shall not operate as a waiver of those rights; and the acceptance of any payment after the Maturity Date shall not be deemed a waiver of the right to require prompt payment when due of all other sums. Notwithstanding the foregoing upon the occurrence of an Event of Default, then the Payee shall not exercise any rights of collection or remedies provided for herein unless Payee has first obtained the written consent of Bank One, N.A.

     An "Event of Default" shall be defined as follows: (i) a default in the payment of the principal when any installment of principal is due and payable or at the Maturity Date; (ii) a default in the payment of any installment of interest when such installment of interest is due and payable; (iii) the filing or commencement of an involuntary case or other proceeding against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law seeking appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain without dismissal and without imposition of a stay for a period of ninety (90) days; or an order for relief shall be entered against the Company or any significant subsidiary of the Company under the federal bankruptcy laws as now or hereafter in effect; (iv) the filing or commencement by the Company of a voluntary case or other proceeding seeking liquidation, reorganization or other similar relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or the Company or any significant subsidiary of the Company shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors.

     4. SUBORDINATION: The indebtedness represented by this Note and the payment of the principal of and interest on this Note are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all

Subordinated Promissory Note to Stockholder

Senior Indebtedness. Obligations in respect of Senior Indebtedness will not be deemed to have been paid in full unless the holders thereof shall have received payment in full in cash or cash equivalents with respect thereto. "Senior Indebtedness" is defined as all secured indebtedness of the Company for money borrowed pursuant to the Credit Agreement dated June 1, 1998, as amended from time to time, by and between the Company and Bank One, Texas, NA, (the "Bank One Debt") , and any amendments, renewals, extensions, modifications, refinancing, and replacements of the Bank One Debt. Other than the Bank One Debt, all other indebtedness of the Company created, incurred or assumed after the date hereof shall be expressly subordinate and subject in right of payment to the prior payment in full of the indebtedness represented by this Note, subject to the prior written consent of the Payee. These subordination provisions are intended to be an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of this Note, to acquire and/or continue to hold such Senior Indebtedness, and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and/or continuing to hold such Senior Indebtedness.

     5. WAIVERS AND PROHIBITION OF ASSIGNMENT: The Company and each surety, endorser and other party ever liable for payment of any sums of money payable on this Note, jointly and severally, at all times waive presentment, protest, notice of protest and notice dishonor, notice of intent to accelerate, notice of intent to demand. This Note shall not be assigned, bargained or sold to any person, except for estate planning transfers by and among members of Payee's immediate family or to an entity controlled after the transfer by Payee. When the context requires, singular nouns and pronouns include the plural.

     6. GOVERNING LAW: THIS NOTE IS BEING DELIVERED IN THE STATE OF ARIZONA, AND THE LAWS OF SUCH STATE SHALL GOVERN THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION HEREOF, EXCEPT TO THE EXTENT FEDERAL LAWS OTHERWISE GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND LIMITATION HEREOF. THE MAKER AGREES THAT THIS WRITTEN NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES CONCERNING THE DEBTS DESCRIBED, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THE MAKER AGREES THAT THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     7. USURY: Regardless of any provision contained herein, or in any document executed in connection herewith, the Payee shall never be entitled to receive, collect, or apply, as interest on the indebtedness evidenced hereby, any amount in excess of the maximum rate permitted by law, and in the event Payee ever receives, collects, or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and if, the principal hereof is paid in full, any remaining excess shall be refunded to the Company.

     8. ATTORNEY'S FEES: The Company agrees that, if this Note is given to an attorney for collection, or if suit is brought for collection, or if it is collected through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee all costs of collection, including reasonable attorney's fees and court costs, in addition to other amounts due.

     9. TIME. Time is of the essence of this Note and each and every term and provision hereof.

Subordinated Promissory Note to Stockholder

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED: ________________

                                        EDT Learning, Inc.,
                                        a Delaware corporation


                                        By:
                                            ------------------------------------
                                            James M. Powers, Jr.
                                            President


Subordinated Promissory Note to Stockholder

                          SUBORDINATED PROMISSORY NOTE

Note No. 1a                                                          $161,055.50

ORIGINAL ISSUE DATE: October 1, 2001

MAKER: EDT Learning, Inc.

PAYEE: Preston A. Zuckerman

INTEREST RATE: Seven and One Half Percent (7.500%)

MATURITY DATE: October 1, 2004

     FOR VALUE RECEIVED, the undersigned, EDT Learning, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of Preston A. Zuckerman (the "Payee"), the principal sum of One Hundred Sixty-one Thousand Fifty-five and 50/100 Dollars ($161,055.50), in lawful money of the United States of America, together with interest at a rate per annum equal to seven and one half percent (7.500%) until the Maturity Date or such additional interest upon the occurrence and failure to cure of an Event of Default. Accrued interest shall be payable to the Payee on September 15th, December 15th, March 15th, June 15th, or, if not a business day, on the next following business day after such date, of each year during the term of this Note.

     1. PRINCIPAL PAYMENTS: The principal amount payable, including all accrued and unpaid interest, if any, under this Note shall be paid on the earlier to occur of: (x) the closing of funding (whether debt or equity and whether a single transaction or a series of related or unrelated transactions) obtained by EDT subsequent to the date hereof with aggregate proceeds in the amount of at least Five Million Dollars ($5,000,000), (y) the closing of an underwritten offering of EDT Stock by EDT with an aggregate proceeds in the amount of at least five million dollars ($5,000,000), or (z) the second anniversary of the Original Issue Date, upon which one-half of the original principal sum, including all accrued and unpaid interest, if any, shall be paid to the Payee, and the remaining one-half of the original principal sum, including all accrued and unpaid interest, if any, shall be paid to the Payee on the third anniversary of the Original Issue Date; PROVIDED THAT, in reference to clauses (x) and (y) above, if at any time EDT obtains funding or closes an underwritten offering in an amount (A) equal to three million dollars ($3,000,000), twenty-five percent (25%) of the principal of the Notes shall be repaid; (B) greater than three million dollars ($3,000,000) but less than three million five hundred thousand dollars ($3,500,000), forty percent (40%) of the principal of the Notes shall be repaid; (C) equal to or greater than three million five hundred thousand dollars ($3,500,000) but less than four million dollars ($4,000,000), fifty-five percent (55%) of the principal of the Notes shall be repaid; (D) equal to or greater than four million dollars ($4,000,000) but less than four million five hundred thousand dollars ($4,500,000), seventy percent (70%) of the principal of the Notes shall be repaid; (E) equal to or greater than four million five hundred thousand dollars ($4,500,000) but less than five million dollars ($5,000,000), eighty-five percent (85%) of the principal of the Notes shall be repaid; or (F) equal to or greater than five million dollars ($5,000,000), one hundred percent (100%) of the principal of the Notes shall be repaid. Further, on the Maturity Date, any and all then outstanding principal together with all unpaid but accrued interest shall be then due and payable. Payment of the principal and interest will be made at the location designated from time to time by the Payee

Subordinated Promissory Note to Stockholder by check mailed (or by wire transfer) to the address of the person or entity entitled thereto to such person or entity. Payment of this Note before maturity may be made at any time, and from time to time, in whole or in part without penalty or premium. Any such partial pre-payment of principal shall be applied first against all accrued and unpaid interest outstanding, if any, and then against the principal amount outstanding and shall not postpone the due date of any subsequent quarterly installments or change the amount of such installments unless otherwise agreed in writing by Payee.

     2. OFFSET BY INDEMNITY CLAIM; NEW NOTE IF OFFSET IN PART: This Note may be offset and the principal balance reduced in whole or in part in accordance with the provisions of the Indemnity provisions contained in Article XI of the plan of reorganization and agreement of merger (the "Merger Agreement") by and between Maker, Learning-Edge, Inc. and Edge Acquisition Subsidiary, Inc. executed on or about September 13, 2001, and in accordance with the terms and provisions of the Escrow Agreement attached as an Exhibit thereto. In the event of an offset of some portion of the principal balance prior to the Maturity Date, a new Note for the remaining principal amount of this Note will be issued, including the same interest rate, payment terms, and Maturity Date as this Note. The new note will be issued in the name of the Payee hereof and will provide for the cancellation of this Note upon issuance of any new note.

     3. DEFAULT: Should an Event of Default have occurred as hereinafter defined, and such default shall not have been cured by the Company within ten
(10) days for a default in the payment of principal and interest after its due date, or within thirty (30) days for such other non-payment default after the receipt of notice from Payee of the default, then that default shall mature the entire remaining indebtedness outstanding under this Note, without further notice, at the option of the Payee. The Company consents that the Payee may extend the time of any payment or any part of the indebtedness outstanding under this Note at any time. Any delay on the part of the Payee in exercising any rights granted by this Note shall not operate as a waiver of those rights; and the acceptance of any payment after the Maturity Date shall not be deemed a waiver of the right to require prompt payment when due of all other sums. Notwithstanding the foregoing upon the occurrence of an Event of Default, then the Payee shall not exercise any rights of collection or remedies provided for herein unless Payee has first obtained the written consent of Bank One, N.A.

     An "Event of Default" shall be defined as follows: (i) a default in the payment of the principal when any installment of principal is due and payable or at the Maturity Date; (ii) a default in the payment of any installment of interest when such installment of interest is due and payable; (iii) the filing or commencement of an involuntary case or other proceeding against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law seeking appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain without dismissal and without imposition of a stay for a period of ninety (90) days; or an order for relief shall be entered against the Company or any significant subsidiary of the Company under the federal bankruptcy laws as now or hereafter in effect; (iv) the filing or commencement by the Company of a voluntary case or other proceeding seeking liquidation, reorganization or other similar relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or the Company or any significant subsidiary of the Company shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors.

     4. SUBORDINATION: The indebtedness represented by this Note and the payment of the principal of and interest on this Note are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all

Subordinated Promissory Note to Stockholder

Senior Indebtedness. Obligations in respect of Senior Indebtedness will not be deemed to have been paid in full unless the holders thereof shall have received payment in full in cash or cash equivalents with respect thereto. "Senior Indebtedness" is defined as all secured indebtedness of the Company for money borrowed pursuant to the Credit Agreement dated June 1, 1998, as amended from time to time, by and between the Company and Bank One, Texas, NA, (the "Bank One Debt") , and any amendments, renewals, extensions, modifications, refinancing, and replacements of the Bank One Debt. Other than the Bank One Debt, all other indebtedness of the Company created, incurred or assumed after the date hereof shall be expressly subordinate and subject in right of payment to the prior payment in full of the indebtedness represented by this Note, subject to the prior written consent of the Payee. These subordination provisions are intended to be an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of this Note, to acquire and/or continue to hold such Senior Indebtedness, and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and/or continuing to hold such Senior Indebtedness.

     5. WAIVERS AND PROHIBITION OF ASSIGNMENT: The Company and each surety, endorser and other party ever liable for payment of any sums of money payable on this Note, jointly and severally, at all times waive presentment, protest, notice of protest and notice dishonor, notice of intent to accelerate, notice of intent to demand. This Note shall not be assigned, bargained or sold to any person, except for estate planning transfers by and among members of Payee's immediate family or to an entity controlled after the transfer by Payee. When the context requires, singular nouns and pronouns include the plural.

     6. GOVERNING LAW: THIS NOTE IS BEING DELIVERED IN THE STATE OF ARIZONA, AND THE LAWS OF SUCH STATE SHALL GOVERN THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION HEREOF, EXCEPT TO THE EXTENT FEDERAL LAWS OTHERWISE GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND LIMITATION HEREOF. THE MAKER AGREES THAT THIS WRITTEN NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES CONCERNING THE DEBTS DESCRIBED, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THE MAKER AGREES THAT THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     7. USURY: Regardless of any provision contained herein, or in any document executed in connection herewith, the Payee shall never be entitled to receive, collect, or apply, as interest on the indebtedness evidenced hereby, any amount in excess of the maximum rate permitted by law, and in the event Payee ever receives, collects, or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and if, the principal hereof is paid in full, any remaining excess shall be refunded to the Company.

     8. ATTORNEY'S FEES: The Company agrees that, if this Note is given to an attorney for collection, or if suit is brought for collection, or if it is collected through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee all costs of collection, including reasonable attorney's fees and court costs, in addition to other amounts due.

     9. TIME. Time is of the essence of this Note and each and every term and provision hereof.

Subordinated Promissory Note to Stockholder

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED: ________________

                                        EDT Learning, Inc.,
                                        a Delaware corporation


                                        By:
                                            ------------------------------------
                                            James M. Powers, Jr.
                                            President


Subordinated Promissory Note to Stockholder

                          SUBORDINATED PROMISSORY NOTE

Note No. 1b                                                          $161,055.50

ORIGINAL ISSUE DATE: October 1, 2001

MAKER: EDT Learning, Inc.

PAYEE: Preston A. Zuckerman

INTEREST RATE: Seven and One Half Percent (7.500%)

MATURITY DATE: October 1, 2004

     FOR VALUE RECEIVED, the undersigned, EDT Learning, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of Preston A. Zuckerman (the "Payee"), the principal sum of One Hundred Sixty-one Thousand Fifty-five and 50/100 Dollars ($161,055.50), in lawful money of the United States of America, together with interest at a rate per annum equal to seven and one half percent (7.500%) until the Maturity Date or such additional interest upon the occurrence and failure to cure of an Event of Default. Accrued interest shall be payable to the Payee on September 15th, December 15th, March 15th, June 15th, or, if not a business day, on the next following business day after such date, of each year during the term of this Note.

     1. PRINCIPAL PAYMENTS: The principal amount payable, including all accrued and unpaid interest, if any, under this Note shall be paid on the earlier to occur of: (x) the closing of funding (whether debt or equity and whether a single transaction or a series of related or unrelated transactions) obtained by EDT subsequent to the date hereof with aggregate proceeds in the amount of at least Five Million Dollars ($5,000,000), (y) the closing of an underwritten offering of EDT Stock by EDT with an aggregate proceeds in the amount of at least five million dollars ($5,000,000), or (z) the second anniversary of the Original Issue Date, upon which one-half of the original principal sum, including all accrued and unpaid interest, if any, shall be paid to the Payee, and the remaining one-half of the original principal sum, including all accrued and unpaid interest, if any, shall be paid to the Payee on the third anniversary of the Original Issue Date; PROVIDED THAT, in reference to clauses (x) and (y) above, if at any time EDT obtains funding or closes an underwritten offering in an amount (A) equal to three million dollars ($3,000,000), twenty-five percent (25%) of the principal of the Notes shall be repaid; (B) greater than three million dollars ($3,000,000) but less than three million five hundred thousand dollars ($3,500,000), forty percent (40%) of the principal of the Notes shall be repaid; (C) equal to or greater than three million five hundred thousand dollars ($3,500,000) but less than four million dollars ($4,000,000), fifty-five percent (55%) of the principal of the Notes shall be repaid; (D) equal to or greater than four million dollars ($4,000,000) but less than four million five hundred thousand dollars ($4,500,000), seventy percent (70%) of the principal of the Notes shall be repaid; (E) equal to or greater than four million five hundred thousand dollars ($4,500,000) but less than five million dollars ($5,000,000), eighty-five percent (85%) of the principal of the Notes shall be repaid; or (F) equal to or greater than five million dollars ($5,000,000), one hundred percent (100%) of the principal of the Notes shall be repaid. Further, on the Maturity Date, any and all then outstanding principal together with all unpaid but accrued interest shall be then due and payable. Payment of the principal and interest will be made at the location designated from time to time by the Payee

Subordinated Promissory Note to Stockholder by check mailed (or by wire transfer) to the address of the person or entity entitled thereto to such person or entity. Payment of this Note before maturity may be made at any time, and from time to time, in whole or in part without penalty or premium. Any such partial pre-payment of principal shall be applied first against all accrued and unpaid interest outstanding, if any, and then against the principal amount outstanding and shall not postpone the due date of any subsequent quarterly installments or change the amount of such installments unless otherwise agreed in writing by Payee.

     2. OFFSET BY INDEMNITY CLAIM; NEW NOTE IF OFFSET IN PART: This Note may be offset and the principal balance reduced in whole or in part in accordance with the provisions of the Indemnity provisions contained in Article XI of the plan of reorganization and agreement of merger (the "Merger Agreement") by and between Maker, Learning-Edge, Inc. and Edge Acquisition Subsidiary, Inc. executed on or about September 13, 2001, and in accordance with the terms and provisions of the Escrow Agreement attached as an Exhibit thereto. In the event of an offset of some portion of the principal balance prior to the Maturity Date, a new Note for the remaining principal amount of this Note will be issued, including the same interest rate, payment terms, and Maturity Date as this Note. The new note will be issued in the name of the Payee hereof and will provide for the cancellation of this Note upon issuance of any new note.

     3. DEFAULT: Should an Event of Default have occurred as hereinafter defined, and such default shall not have been cured by the Company within ten
(10) days for a default in the payment of principal and interest after its due date, or within thirty (30) days for such other non-payment default after the receipt of notice from Payee of the default, then that default shall mature the entire remaining indebtedness outstanding under this Note, without further notice, at the option of the Payee. The Company consents that the Payee may extend the time of any payment or any part of the indebtedness outstanding under this Note at any time. Any delay on the part of the Payee in exercising any rights granted by this Note shall not operate as a waiver of those rights; and the acceptance of any payment after the Maturity Date shall not be deemed a waiver of the right to require prompt payment when due of all other sums. Notwithstanding the foregoing upon the occurrence of an Event of Default, then the Payee shall not exercise any rights of collection or remedies provided for herein unless Payee has first obtained the written consent of Bank One, N.A.

     An "Event of Default" shall be defined as follows: (i) a default in the payment of the principal when any installment of principal is due and payable or at the Maturity Date; (ii) a default in the payment of any installment of interest when such installment of interest is due and payable; (iii) the filing or commencement of an involuntary case or other proceeding against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law seeking appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain without dismissal and without imposition of a stay for a period of ninety (90) days; or an order for relief shall be entered against the Company or any significant subsidiary of the Company under the federal bankruptcy laws as now or hereafter in effect; (iv) the filing or commencement by the Company of a voluntary case or other proceeding seeking liquidation, reorganization or other similar relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or the Company or any significant subsidiary of the Company shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors.

     4. SUBORDINATION: The indebtedness represented by this Note and the payment of the principal of and interest on this Note are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all

Subordinated Promissory Note to Stockholder

Senior Indebtedness. Obligations in respect of Senior Indebtedness will not be deemed to have been paid in full unless the holders thereof shall have received payment in full in cash or cash equivalents with respect thereto. "Senior Indebtedness" is defined as all secured indebtedness of the Company for money borrowed pursuant to the Credit Agreement dated June 1, 1998, as amended from time to time, by and between the Company and Bank One, Texas, NA, (the "Bank One Debt") , and any amendments, renewals, extensions, modifications, refinancing, and replacements of the Bank One Debt. Other than the Bank One Debt, all other indebtedness of the Company created, incurred or assumed after the date hereof shall be expressly subordinate and subject in right of payment to the prior payment in full of the indebtedness represented by this Note, subject to the prior written consent of the Payee. These subordination provisions are intended to be an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of this Note, to acquire and/or continue to hold such Senior Indebtedness, and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and/or continuing to hold such Senior Indebtedness.

     5. WAIVERS AND PROHIBITION OF ASSIGNMENT: The Company and each surety, endorser and other party ever liable for payment of any sums of money payable on this Note, jointly and severally, at all times waive presentment, protest, notice of protest and notice dishonor, notice of intent to accelerate, notice of intent to demand. This Note shall not be assigned, bargained or sold to any person, except for estate planning transfers by and among members of Payee's immediate family or to an entity controlled after the transfer by Payee. When the context requires, singular nouns and pronouns include the plural.

     6. GOVERNING LAW: THIS NOTE IS BEING DELIVERED IN THE STATE OF ARIZONA, AND THE LAWS OF SUCH STATE SHALL GOVERN THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION HEREOF, EXCEPT TO THE EXTENT FEDERAL LAWS OTHERWISE GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND LIMITATION HEREOF. THE MAKER AGREES THAT THIS WRITTEN NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES CONCERNING THE DEBTS DESCRIBED, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THE MAKER AGREES THAT THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     7. USURY: Regardless of any provision contained herein, or in any document executed in connection herewith, the Payee shall never be entitled to receive, collect, or apply, as interest on the indebtedness evidenced hereby, any amount in excess of the maximum rate permitted by law, and in the event Payee ever receives, collects, or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and if, the principal hereof is paid in full, any remaining excess shall be refunded to the Company.

     8. ATTORNEY'S FEES: The Company agrees that, if this Note is given to an attorney for collection, or if suit is brought for collection, or if it is collected through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee all costs of collection, including reasonable attorney's fees and court costs, in addition to other amounts due.

     9. TIME. Time is of the essence of this Note and each and every term and provision hereof.

Subordinated Promissory Note to Stockholder

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED: ________________

                                        EDT Learning, Inc.,
                                        a Delaware corporation


                                        By:
                                            ------------------------------------
                                            James M. Powers, Jr.
                                            President


Subordinated Promissory Note to Stockholder

                                    EXHIBIT B

                                     FORM OF

                                ESCROW AGREEMENT

                                ESCROW AGREEMENT

     This Escrow Agreement (this "Agreement") is made and entered into as of October 1, 2001 (the "Effective Date") by and among EDT Learning, Inc., a Delaware corporation ("EDT"), Learning-Edge, Inc., a Delaware corporation ("Learning-Edge"), Preston A. Zuckerman (the "Escrow Stockholder") and Jackson Walker L.L.P. (the "Escrow Agent").

                                   WITNESSETH:

     WHEREAS, EDT, Learning-Edge and the Escrow Stockholder are parties to that certain Plan of Reorganization and Agreement of Merger, dated of even date herewith (the "Merger Agreement"), pursuant to which Learning-Edge has been merged with and into a wholly-owned subsidiary of EDT (the "Merger").

     WHEREAS, pursuant to the Merger Agreement, the parties have agreed to deposit in escrow certain of the Escrow Notes to be payable to the Escrow Stockholder in accordance with the terms of the Merger Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. ESTABLISHMENT OF ESCROW. Concurrently with the execution of this Agreement, EDT has deposited with the Escrow Agent certain of the Notes issued by EDT to the Escrow Stockholder as set forth on EXHIBIT A hereto (the "Escrow Notes"). The Escrow Agent shall hold the Escrow Notes for the benefit of EDT and the Escrow Stockholder, as the case may be, pursuant to the terms of this Agreement.

     2. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

     "Escrow Notes" shall mean those Notes issued to the Escrow Stockholder in connection with the consummation of the transactions contemplated by the Merger Agreement that are placed into escrow pursuant to the terms of this Agreement and listed on Exhibit A hereto.

     Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement.

     3. CLAIMS AGAINST THE ESCROW NOTES

     The Escrow Notes shall be held by the Escrow Agent as security and the sole source of satisfaction for any obligations of Escrow Stockholder relating to or arising out of breaches of representations, warranties or covenants of Learning-Edge or the Escrow Stockholder contained in the Merger Agreement pursuant to the provisions of Article XI thereof (an "Indemnification Claim").

     4. PROCEDURE FOR INDEMNIFICATION CLAIMS AGAINST THE ESCROW NOTES

     (a) In the event that EDT believes in good faith that there exists reasonable grounds to make an Indemnification Claim against the Escrow Notes, EDT will deliver to the Escrow Agent and Escrow Stockholder a certificate in substantially the form of Exhibit B attached hereto (a "Notice of Claim"). No

Escrow Agreement

Notice of Claim relating to an Indemnification Claim may be delivered by EDT after 5:00 p.m., Arizona time, on the Termination Date. The Escrow Agent shall give written notice to EDT and the Escrow Stockholder of its receipt of a Notice of Claim not later than the second business day following receipt thereof, together with a copy of such Notice of Claim.

     (b) If the Escrow Agent: (i) shall not, within fifteen (15) business days following its receipt of a Notice of Claim (the "Objection Period"), have received from the Escrow Stockholder a certificate in substantially the form of EXHIBIT C attached hereto (an "Objection Certificate") disputing the obligation to pay the claims referred to in such Notice of Claim; or (ii) shall have received an Objection Certificate within the Objection Period and shall thereafter have received either (A) a certificate from EDT and the Escrow Stockholder substantially in the form of EXHIBIT D attached hereto (a "Resolution Certificate") stating that EDT and the Escrow Stockholder have agreed that the claims referred to in such Notice of Claim (or a specified portion thereof) are payable to EDT, or (B) an arbitration order accompanied by a certificate of EDT substantially in the form of EXHIBIT E attached hereto (a "Judgment Certificate") stating that the claims referred to in such Notice of Claim (or a specified portion thereof) are payable to EDT, then the Escrow Agent shall, within two (2) business days following the expiration of the Objection Period, in the case of subclause (i), or the Escrow Agent's receipt of a Resolution Certificate or a Judgment Certificate, in the case of subclause (ii), deliver to EDT the Escrow Notes in the principal amount required to satisfy such Indemnification Claim and EDT shall deliver to the Escrow Agent the Escrow Notes having a principal balance equal to the difference between the aggregate principal balance of Escrow Notes originally delivered to Escrow Agent pursuant to the terms of this Agreement and the sum of (y) the aggregate principal balance of Escrow Notes previously distributed pursuant to the terms hereof and
(z) the aggregate principal balance of the Escrow Notes then held in escrow.

     (c) The Escrow Stockholder shall not deliver an Objection Certificate to the Escrow Agent unless such Escrow Stockholder believe in good faith that there exists reasonable grounds for the objection set forth in such certificate, and any Objection Certificate delivered to the Escrow Agent by the Escrow Stockholder shall be concurrently delivered to EDT. The Escrow Agent shall give written notice to EDT and the Escrow Stockholder of its receipt of an Objection Certificate not later than the second business day following receipt thereof, together with a copy of such Objection Certificate. EDT will deliver to the Escrow Stockholder a Resolution Certificate or Judgment Certificate concurrently with the delivery of such Resolution Certificate or Judgment Certificate to the Escrow Agent. The Escrow Agent shall give written notice to EDT and the Escrow Stockholder of its receipt of a Resolution Certificate or Judgment Certificate not later than the second business day following receipt thereof, together with a copy of such Resolution Certificate or Judgment Certificate.

     (d) Upon (i) EDT's determination that reasonable grounds no longer exist for an Indemnification Claim referred to in a Notice of Claim (or a specified portion thereof), or (ii) EDT's decision to release its claim with respect to any Indemnification Claim referred to in a Notice of Claim (or a specified portion thereof), EDT will promptly deliver to the Escrow Agent and the Escrowed Stockholder a certificate substantially in the form of EXHIBIT F attached hereto (an "EDT Cancellation Certificate") canceling such Notice of Claim (or such specified portion thereof), and such Notice of Claim (or such specified portion thereof) shall thereupon be deemed canceled. The Escrow Agent shall give written notice to EDT and the Escrow Stockholder of its receipt of an EDT Cancellation Certificate not later than the second business day next following receipt thereof, together with a copy of such EDT Cancellation Certificate.

     (e) Upon receipt of an arbitration order stating that the claims (or a specified portion thereof) referred to in a Notice of Claim as to which the Escrow Stockholder has delivered an Objection Certificate within the Objection Period are not payable, the Escrow Stockholder shall deliver to the Escrow Agent and EDT a copy of such order superseding such Notice of Claim (or such specified portion thereof), and such Notice of Claim (or such specified portion thereof)

Escrow Agreement
shall thereupon be deemed superseded. The Escrow Agent shall give written notice to EDT and the Escrow Stockholder of its receipt of such order not later than the second business day following receipt thereof.

     5. TERMINATION OF DISBURSEMENTS FROM ESCROW. The Escrow Agent shall deliver to the Escrow Stockholder, within five (5) business days of (a) the date six (6) months after the date hereof, fifty percent (50%) of the then remaining principal balance of the Escrow Notes; (b) the date nine (9) months after the date hereof, fifty percent (50%) of the then remaining principal balance of the Escrow Notes; and (c) the Termination Date, the remaining principal balance of the Escrow Notes shall be released to the Escrow Stockholder, and this Agreement shall automatically terminate. Notwithstanding the foregoing, no distribution shall be made from escrow in the event that a Notice of Claim is pending and unrecovered. In the event that the principal balance of Escrow Notes held by Escrow Agent is such that it is impossible for Escrow Agent to deliver to Escrow Stockholder the exact principal balance required to be distributed pursuant to this Section, EDT will, upon the request of Escrow Agent (with a copy to Escrow Stockholder), deliver to Escrow Agent such substitute Escrow Note(s) as may be necessary to facilitate the appropriate distributions under this Section 5. After all of such funds have been so delivered, all rights, duties and obligations of the respective parties hereunder shall terminate.

     6. INVESTMENT OF ESCROW NOTES.

     The parties acknowledge and agree that payments of principal with respect to Escrow Notes held in escrow pursuant to the terms of this Agreement ("Escrow Funds") shall be delivered to Escrow Agent and held in escrow pursuant to the terms of this Agreement. Any and all interest accrued and payable on the Escrow Funds shall be paid to the Escrow Stockholder as such amounts become due and payable. As the context may require, references to Escrow Note shall be deemed to refer to Escrow Funds. Escrow Funds, if any, shall be invested by the Escrow Agent in accordance with written instructions of the Escrow Stockholder, which instructions must be reasonably acceptable to the Escrow Agent. Any income or other earnings accruing on Escrow Funds shall be included as part of the Escrow Funds.

     7. ESCROW AGENT.

     (a) In performing any of its duties under this Agreement, or upon the claimed failure to perform its duties hereunder, the Escrow Agent shall not be liable to any person for any damages, losses or expenses which such person may incur as a result of the Escrow Agent so acting, or failing to act; provided, however, that the Escrow Agent shall be liable for damages arising out of its willful default or gross negligence under this Agreement. Accordingly, the Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of its counsel or counsel for EDT or Learning-Edge given with respect to any questions relating to the duties and responsibilities of the Escrow Agent hereunder; or (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Agreement, not only as to its due execution and to the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the purported proper person or persons and to conform with the provisions of this Agreement. The limitation of liability provisions of this Section shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

Escrow Agreement

     (b) EDT and Learning-Edge hereby, jointly and severally, agree to indemnify and hold harmless the Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable costs of investigation and counsel fees and disbursements (both at the trial and appellate levels) which may be imposed on the Escrow Agent or incurred by it in connection with its acceptance of this appointment as the Escrow Agent hereunder or the performance of its duties hereunder (except in connection with the willful default or gross negligence, of the Escrow Agent hereunder), including, without limitation, any litigation arising from this Agreement, or involving the subject matter hereof. The indemnity provisions of this Section shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent. The Escrow Agent may resign at any time from its obligations under this Agreement by providing written notice to the parties hereto. Such resignation shall be effective no more than sixty (60) days after such written notice has been given. The Escrow Agent shall have no responsibility for the appointment of a successor escrow agent. If a successor escrow agent is not selected within sixty (60) days of the resignation of Escrow Agent, the Escrow Agent shall have the right to institute a Bill of Interpleader or other appropriate judicial proceeding in any court of competent jurisdiction, and shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in its hand under the terms of this Agreement, whereupon the parties hereto agree the Escrow Agent shall be discharged from all further duties under this Agreement. The Escrow Agent may be removed for cause by EDT or Learning-Edge.

     8. MISCELLANEOUS.

     (a) NOTICE: Each party shall keep each of the other parties hereto advised in writing of all transactions made pursuant to this Agreement. Any notices or other communications required or permitted under this Agreement shall be in writing and shall be sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows, or if sent by facsimile to the facsimile numbers identified herein, or such other person or address as shall be furnished in writing by any of the parties and any such notice or communication shall be deemed to have been given as of the date so mailed. If notice to EDT then, 2999
N. 44th Street, Suite 650, Phoenix, Arizona 85018, fax no. (602) 952-0544. If notice to Learning-Edge or the Escrow Stockholder then, 7303 West Boston Street, Chandler, Arizona 85226-3224, fax no. (480) 940-0794. If notice to the Escrow Agent, then 901 Main Street, Suite 6000, Dallas, Texas 75202; fax no. (214) 953-5736, attention James S. Ryan, III.

     (b) ENFORCEMENT: The validity, enforcement and construction of this Agreement shall be governed by the laws of the State of Arizona, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, assigns and transferees, as the case may be. The Escrow Agent shall be bound only by the terms of this Agreement and shall not be bound by or incur liability with respect to the Merger Agreement or any other agreement or understanding between EDT and Learning-Edge. The Escrow Agent shall not be charged with notice or knowledge of any such ancillary document, fact or information not specifically set forth herein. The Escrow Agent shall undertake to perform only such duties as are expressly set forth herein and no additional or implied duties or obligations shall be read into this Agreement against the Escrow Agent.

     (c) SEVERABILITY. If any provision or section of this Agreement is determined to be void or otherwise unenforceable, it shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain enforceable in accordance with their terms.

     (d) HEADINGS. The headings and subheadings contained in this Agreement are for reference only and for the benefit of the parties and shall not be considered in the interpretation or construction of this Agreement.

Escrow Agreement

     (e) EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     (f) AMENDMENTS. This Agreement may be amended from time to time but only by written agreement signed by all of the parties hereto, which, in the case of Learning-Edge, shall be Learning-Edge's Authorized Representative.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

Escrow Agreement

IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the day and year first above written.


EDT:                                    LEARNING-EDGE:

EDT LEARNING, INC.                      LEARNING-EDGE, INC.


By:                                     By:
    ------------------------------          ------------------------------------
    James M. Powers, Jr.,                   Preston A. Zuckerman,
    President                               CEO


ESCROW AGENT:                           ESCROW STOCKHOLDER:

JACKSON WALKER L.L.P.
                                        ------------------------------------
                                        Preston A. Zuckerman
By:
    ------------------------------
    James S. Ryan, III

Escrow Agreement

                                    EXHIBIT A

                               Escrow Stockholder

                                                                       ORIGINAL
                                       NOTE                           PRINCIPAL
  STOCKHOLDER NAME                    NUMBER                           BALANCE
  ----------------                    ------                           -------
Preston A. Zuckerman                    1                            $322,111.00
Preston A. Zuckerman                    1a                           $161,055.50
Preston A. Zuckerman                    1b                           $161,055.50

Escrow Agreement

                                    EXHIBIT B

                                 NOTICE OF CLAIM

     The undersigned, Indemnitee, pursuant to Section 4 of the Escrow Agreement dated ____________, 2001 (the "Escrow Agreement"), by and among EDT Learning, Inc., a Delaware corporation ("EDT"), Learning-Edge, Inc., a Delaware corporation (the "Company"), Jackson Walker L.L.P., as escrow agent (in such capacity, the "Escrow Agent"), and Preston A. Zuckerman (the "Escrow Stockholder") (terms defined in the Escrow Agreement have the same meanings when used herein), hereby delivers this Notice of Claim to you, the Escrow Agent, and hereby:

     (a) certifies that Indemnitee has sent to the Escrow Stockholder a written notification of a claim for indemnity pursuant to the terms of the Escrow Agreement in the amount of $_______________; and

     (b) instructs you to deliver to Indemnitee Escrow Notes in an amount equivalent to the amount set forth in paragraph (a) above within two Business Days following the expiration of the Objection Period, unless you receive an Objection Certificate from the Escrow Stockholder prior to the expiration of the Objection Period, in which case you are instructed to pay such amount within two Business Days following your receipt of a Resolution Certificate or a Judgment Certificate.


                                        [INDEMNITEE]


                                        By: ____________________________________
                                            [Name], [Title]


Dated: _________________

Escrow Agreement

                                    EXHIBIT C

                              OBJECTION CERTIFICATE

     The undersigned, Escrow Stockholder, pursuant to Section 4 of the Escrow Agreement dated ____________, 2001 (the "Escrow Agreement"), by and among EDT Learning, Inc., a Delaware corporation ("EDT"), Learning-Edge, Inc., a Delaware corporation (the "Company"), Jackson Walker L.L.P., as escrow agent (in such capacity, the "Escrow Agent"), and Preston A. Zuckerman (the "Escrow Stockholder") (terms defined in the Escrow Agreement have the same meanings when used herein), hereby:

     (a) disputes that the claims referred to in the Notice of Claim dated ____________ are payable to Indemnitee pursuant to the terms of the Escrow Agreement and the Merger Agreement; and

     (b)  certifies  that the  undersigned  has  sent to  Indemnitee  a  written
          statement  dated  _____________  of  the  undersigned   disputing  the
          liability of the undersigned to Indemnitee for such claim.


                                        ESCROW STOCKHOLDER


                                        By:
                                            ------------------------------------
                                            Preston A. Zuckerman


Dated: _________________

                                    EXHIBIT D

                             RESOLUTION CERTIFICATE

     The undersigned, Indemnitee and Escrow Stockholder, pursuant to Section 4 of the Escrow Agreement dated ____________, 2001 (the "Escrow Agreement"), by and among EDT Learning, Inc., a Delaware corporation ("EDT"), Learning-Edge, Inc., a Delaware corporation (the "Company"), Jackson Walker L.L.P., as escrow agent (in such capacity, the "Escrow Agent"), and Preston A. Zuckerman (the "Escrow Stockholder") (terms defined in the Escrow Agreement have the same meanings when used herein), hereby deliver this Resolution Certificate to you, the Escrow Agent, and hereby:

     (a) certify that Indemnitee and Escrow Stockholder have resolved their dispute as to the claims described in the Notice of Claim dated
          _____________   and   the   related   Objection    Certificate   dated
          _____________ and that the amount owed with respect to the claims described in such Certificates is $______________; and

     (b) instruct you to deliver to Indemnitee Escrow Notes in an amount equivalent to the amount set forth in paragraph (a) above, within two Business Days of your receipt of this Resolution Certificate.


                                        [INDEMNITEE]


                                        By: ____________________________________
                                            [Name], [Title]


                                        ESCROW STOCKHOLDER


                                        By: ____________________________________
                                            [Name], [Title]


Dated: _________________

                                    EXHIBIT E

                              JUDGMENT CERTIFICATE

     The undersigned, Indemnitee, pursuant to Section 4 of the Escrow Agreement dated ____________, 2001 (the "Escrow Agreement"), by and among EDT Learning, Inc., a Delaware corporation ("EDT"), Learning-Edge, Inc., a Delaware corporation (the "Company"), Jackson Walker L.L.P., as escrow agent (in such capacity, the "Escrow Agent"), and Preston A. Zuckerman (the "Escrow Stockholder") (terms defined in the Escrow Agreement have the same meanings when used herein), hereby delivers this Judgment Certificate to you, the Escrow Agent, and hereby:

     (a) certifies that attached hereto is a copy of a final arbitration order resolving the dispute between Indemnitee and Escrow Stockholder as to the claim described in the Notice of Claim dated ____________ and the related Objection Certificate dated ______________ and that the amount owed with respect to the claim described in such Certificates, as provided in such judgment, is $______________; and

     (b) instruct you to deliver to Indemnitee Escrow Notes in an amount equivalent to the amount set forth in paragraph (a) above, within two Business Days of your receipt of this Resolution Certificate.


                                        [INDEMNITEE]


                                        By: ____________________________________
                                            [Name], [Title]


Dated:_________________

                                    EXHIBIT F

                       INDEMNITEE CANCELLATION CERTIFICATE

     The undersigned, Indemnitee, pursuant to Section 4 of the Escrow Agreement dated ____________, 2001 (the "Escrow Agreement"), by and among EDT Learning, Inc., a Delaware corporation ("EDT"), Learning-Edge, Inc., a Delaware corporation (the "Company"), Jackson Walker L.L.P., as escrow agent (in such capacity, the "Escrow Agent"), and Preston A. Zuckerman (the "Escrow Stockholder") (terms defined in the Escrow Agreement have the same meanings when used herein), hereby:

     (a) certifies that it hereby releases [all] [specify portion] of the claims designated in the Notice of Claim dated _________________ and that, as a result, the amount owed with respect to such Notice of Claim is $__________; and

     (b) agrees that such Notice of Claim is, to the extent released as provided in paragraph (a) above, canceled.


                                        [INDEMNITEE]


                                        By: ____________________________________
                                            [Name], [Title]


Dated:_________________

                                    EXHIBIT C

                          FORM OF EMPLOYMENT AGREEMENT
                                       FOR
                                PRESTON ZUCKERMAN

                              EMPLOYMENT AGREEMENT

     Employment   Agreement  (the   "Agreement"),   dated  to  be  effective  as
hereinafter provided, by and between EDT Learning, Inc., a Delaware corporation (the "Company"), and Preston Zuckerman ("Employee").

     In consideration of the mutual premises and conditions contained herein, the parties hereto agree as follows:

     Section 1. Employment. The Company hereby agrees to employ Employee, and Employee hereby accepts employment by the Company, upon the terms and subject to the conditions hereinafter set forth.

     Section 2. Duties. Employee is employed in accordance with the terms and conditions of Employee's Agreement. Employee will have the duties associated with the title and position of Sr. Vice President and Chief e-Learning Architect, with such other duties or titles as determined necessary or appropriate from time to time by the Company's President. Employee agrees to devote Employee's full time and best efforts to the performance of Employee's duties to Company. Employee will not seek or obtain employment or direct any of Employee's time and attention with or by any other employer while Employee's Agreement remains in effect. All of the Employee's powers and authorities shall be subject to the direction and control of the Company's President.

     Section 3. Term. Unless earlier terminated as provided for herein, the term of Employee's Agreement shall be the three (3) year period (the "Term") beginning on September 12, 2001 (the "Commencement Date") .

     Section 4. Compensation and Benefits. In consideration for the services of the Employee hereunder, the Company will compensate Employee as follows:

     (a) Base Salary. During the Term of Employee's Agreement and until terminated, Employee shall receive a monthly base salary (the "Base Salary") equal to the greater of: (i) twelve thousand five hundred and 00/100 dollars ($12,500.00) per month; or (ii) such amount as determined by the President in writing. Employee's Base Salary shall be paid in accordance with Company's standard policy regarding payment of compensation to employees but no less frequently than monthly.

     (b) Bonus. Commencing upon execution of this Agreement, and continuing from year to year until Employee's Agreement is terminated, Employee shall be eligible to receive a bonus each year during the term of Employee's Agreement determined in accordance with the Company's
          Management Incentive Compensation Plan as amended from time to time. Such bonus, if any, shall be payable by the Company to Employee as provided for in the Management Incentive Compensation Plan.

     (c) Benefits. Employee will be entitled to medical, dental and retirement benefits which are generally made available to employees of a like position, provided further that Company will pay the total premium costs associated with medical and dental insurance, not including deductibles and/or co-payments, covering the health of Employee.
          Employee will be entitled to vacation, and such other days of compensated absences, (i.e. sick leave or personal days) in accordance with the Company's policies and procedures as determined from time to time by the President.

Employment Agreement                                                 Page 1 of 7

     Section 5. Expenses. It is acknowledged by the parties that Employee, in connection with the services to be performed by Employee pursuant to the terms of Employee's Agreement, may be required to make payments for travel, entertainment of business associates, mobile telephone and similar expenses (the "Out of Pocket Expenses"). The Company will reimburse Employee for all reasonable Out of Pocket Expenses incurred by Employee in the performance of Employee's duties. Employee will comply with such budget limitations and approval and reporting requirements with respect to any Out of Pocket Expenses as the Company may establish from time to time for general application.

     Section 6. Termination By Company For Cause. The Company may terminate Employee's Agreement for cause if Employee: (a) willfully and continuously fails to perform Employee's duties with the Company (other than any such failure resulting from permanent incapacity due to physical or mental illness) and fails to cure such failure or breach within the notice period provided below; (b) willfully engages in gross misconduct which is materially and demonstrably injurious to the Company; or (c) is convicted of a felony which the President reasonably believes will result in injury to the Company or which would disqualify employee for coverage by the Company's Directors and Officers Liability Insurance. The Company will provide notice of termination in writing (or provided orally confirmed in writing within fourteen (14) days), specifying the reasons for termination as well as the date upon which the termination is to become effective (the "Termination Date") and such termination shall become effective on the Termination Date unless the Employee has cured the failure or breach described in the written notice. In the event of the termination of Employee's Agreement pursuant to this Section 6, then Employee will not be entitled to any Severance or any other consideration; specifically the remainder of the Signing Bonus unpaid as of the Termination Date shall be forfeited, except for any portion of the Base Salary accrued but unpaid from the last monthly payment date to the Termination Date, together with any Out of Pocket Expenses incurred but unpaid prior to the Termination Date.

     Section 7. Termination Other Than For Cause. Employee's Agreement shall terminate upon the happening of any of the following events: (a) death of Employee (with the "Termination Date" being Employee's date of death); (b) the physical or mental disability of Employee which prevents a return to the performance of Employee's duties for a period of ninety (90) days (with the "Termination Date" being the date that Employee is determined to be disabled);
(c) Employee gives notice of Employee's intention to terminate Employee's Agreement either in writing, (or orally and then confirmed in writing within three (3) days of the date of such oral notice), specifying the reasons for termination as well as the date upon which the termination is to become effective; or (d) the Company gives notice of its intention to terminate Employee's Agreement either in writing, (or orally and then confirmed in writing within three (3) days of the date of such oral notice), specifying the reasons for termination as well as the date upon which the termination is to become effective. In the event of the termination of Employee's Agreement pursuant to this Section 7, the Company will pay Employee the portion of Employee's Base Salary accrued but unpaid from the last monthly payment date to the Termination Date, and any Out of Pocket Expenses incurred in the performance of Employee's duties hereunder prior to the Termination Date, but shall not be responsible for the payment of any accrued but unpaid Bonus. Provided further that in the event of the termination of Employee's Agreement by the Company pursuant to Subsection
(d) of Section 7 (termination without cause by Company) and only in that event, then the Company will additionally pay Employee, as Employee's sole and exclusive remedy in connection with such termination, liquidated damages in the form of severance pay (the "Severance Pay") an amount equal to Employee's monthly base salary in effect on the Termination Date multiplied by twelve (12) months. The Company will be entitled to offset or mitigate the amount due under this subsection by any amounts due to the Company from the Employee.

     Section 8. Stock Options. Employee will receive the right to purchase shares of the Company's common stock (the "Stock Options") in accordance with the Company's 1997 Stock Compensation Plan. The effect of the termination of the Employee's employment on such options shall be determined by the terms of the option plan under which the options are issued and the option agreement related to such options.

Employment Agreement                                                 Page 2 of 7

     Section 9. Representations and Covenants.

     (a) Covenant Not to Solicit: Employee covenants, warrants and represents that during the Term of Employee's Agreement and for the two (2) year period beginning with the Termination Date, that Employee (either personally, or through any individual, association, partnership, corporation or other entity) shall not: (i) solicit, induce or attempt to induce directly or indirectly any customer of the Company for the purpose of having that customer cease or alter its relationship with the Company; (ii) solicit, induce or attempt to induce directly or indirectly any employee of the Company for the purpose of having that employee cease their employment with the Company; or, (iii) directly or indirectly hire any employee of the Company (or any former employee of the company who had been employed by the Company within six months of the Employee's date of hire).

     (b) Covenant Not-To-Compete. Employee covenants, warrants and represents that during the Term of Employee's Agreement and for the two (2) year period beginning with the Termination Date, that Employee (either personally, or through any individual, association, partnership, corporation or other entity) shall not: (i) engage directly or indirectly in any business activities which are competitive with the Company (both business activities being conducted by the Company during the Term or Proposed to be Conducted by the Company), including but not limited to the development, distribution and management of e-Learning services in the online training marketplace (the "Designated Industry"); (ii) provide assistance or information to any competitor of the Company in the Designated Industry; or, (iii) accept employment (directly or indirectly) by any company which is a competitor of the Company in the Designated Industry. "Proposed to be Conducted," as used herein, shall mean those business activities which are the subject of a formal, written business plan approved by the Board of Directors prior to termination of Employee's employment and which the Company takes material action to implement within 12 months of the termination of Employee's employment. The parties hereto acknowledge that Employee's non-competition obligations hereunder will not preclude Employee from owning less than 5% of the common stock of any publicly traded corporation conducting business activities in the Designated Industry. Employee will continue to be bound by the provisions of Section 9 until their expiration and will not be entitled to any additional compensation from the Company with respect thereto. If at any time the provisions of Section 9 are determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, Section 9 will be considered divisible and will become and be immediately amended to only such area, duration and scope of activity as will be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter. Employee agrees that the restrictions, time period and geographic scope contained in these restrictions are reasonable, valid and binding. Employee acknowledges and recognizes that enforcement of these convents will not interfere with Employee's ability to pursue a proper livelihood. Employee recognizes and agrees that the enforcement of Employee's Agreement is necessary to ensure the preservation and continuity of the business and goodwill of the Company.

     (c)  Covenant  of  Confidentiality.  Employee  recognizes  the  proprietary interest of any confidential and proprietary information of the Company (or its successor, assigns, subsidiaries, and affiliates) (together the "Employer Group"). The term " Confidential and Proprietary Information" means all trade secrets and other confidential and/or proprietary information of the Company, including, without limitation, information derived from reports, investigations, research, work in progress, codes, marketing and sales programs, financial projections, cost summaries, pricing formula, contracts analyses, financial information, projections, confidential filings with any state or federal agency, and all other confidential concepts,

Employment Agreement                                                 Page 3 of 7
          methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of the Company by its employees, officers, directors, agents, representatives, or consultants. Employee acknowledges and agrees that any and all Confidential and Proprietary Information communicated to, learned of, developed or otherwise acquired by Employee during the Term shall be the property of the Company. Employee further acknowledges and understands that Employee's disclosure of any Confidential and Proprietary Information will result in irreparable injury and damage to the Company. Employee acknowledges and agrees that the Company is entitled to prevent the disclosure of Confidential and Proprietary Information. Employee agrees at all times during the Term and thereafter to hold in strictest confidence and not to disclose to any person any Confidential and Proprietary Information, other than in the course of performing Employee's duties hereunder and with the consent of Company, which consent shall not unreasonably be withheld, in accordance with Company's policies and regulations, as established from time to time, for the protection of Company's Confidential and Proprietary Information. The term "Confidential and Proprietary Information" does not include, and there shall be no obligation hereunder with respect to (i) information that is obvious, or that may readily be determined by any person reasonably knowledgeable in the industry in which Company operates by diligent review and examination of public sources, or that becomes generally available to the public other than as a result of a disclosure by Employee or any agent or other representative thereof, and (ii) office practices and procedures applicable to Company's business. Employee shall not have any obligation hereunder to keep confidential any Confidential and Proprietary Information to the extent disclosure of any thereof is required by law, or determined in good faith by Employee to be necessary or appropriate to comply with any legal or regulatory order, regulation or requirement; provided, however, that in the event disclosure is required by law, Employee shall provide Company with reasonable notice of such requirement so that Company may seek an appropriate protective order. Upon termination of employment, all tangible evidence of such confidential or proprietary information in the possession of Employee shall be returned to Company, and Employee shall not make or retain any copies or excerpts thereof except that Employee may retain copies of all materials that may be of a personal nature to Employee.

     (d) Prohibition on Disparaging Remarks. Employee covenants, warrants and represents that Employee shall not make disparaging, negative or other similar remarks concerning the Company, its employees or its services to any person or entity, except to the extent that Employee is required to provide truthful information as required by any applicable law or as a part of any regulatory or judicial process. Employee agrees that, in addition to monetary damages, the Company shall have the right to prevent any breach of Employee's provision by means of injunctive relief.

     (e) Reformation and Survival. In the event that any one or more of provisions contained in Section 9 shall, for any reason, be held to be too broad as to duration, geographical scope, activity or subject, such provision shall be construed as limiting and reducing it as determined by a court of competent jurisdiction and shall be enforceable to the extent compatible with applicable law. Notwithstanding anything to the contrary in Employee's Agreement, the covenants, warranties and representations of Employee contained in
          Section 9, and the obligations arising therefrom, shall survive the termination of Employee's Agreement and the Employee's employment under Employee's Agreement regardless of the reason for termination. The covenants, warranties and representations contained in Section 9 are hereby deemed to be independent of any other provision of Employee's Agreement, and the existence of any claim or cause of action by against , whether predicated on Employee's Agreement or otherwise, shall not constitute a defense to these representations, covenants and warranties.

Employment Agreement                                                 Page 4 of 7

     Section 10. General.

     (a) Notices. All notices and other communications hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested or by written telecommunication, to the relevant address set forth below, or to such other address as the recipient of such notice or communication will have specified to the other party hereto in accordance with Section 10(a):

          TO THE COMPANY AT:
          EDT Learning, Inc.
          2999 N. 44th Street, Suite 650
          Phoenix, Arizona 85018
          Fax (602) 952-0544
          Attn: President

          TO EMPLOYEE AT:
          Preston Zuckerman
          4142 E. Thistle Landing Drive
          Phoenix, AZ 85044

     (b) Withholding and Offset. All payments required to be made by the Company under Employee's Agreement to Employee will be subject to the withholding of such amounts, if any, relating to federal, state and local taxes as may be required by law or governmental regulation or ruling ("Payroll Taxes") and all other normal employee deductions made with respect to Company's employees generally. Any payments or compensation arising under Employee's Agreement will be subject to offset or reduction by any amount Employee may owe to the Company.

     (c) Severability. If any provision of Employee's Agreement is held to be illegal, invalid or unenforceable, such provision will be fully severable and Employee's Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

     (d) Waivers. No delay or omission by either party hereto in exercising any right, power or privilege hereunder will impair such right, power or privilege, nor will any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

     (e)  Counterparts.   Employee's  Agreement  may  be  executed  in  multiple
          counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument.

     (f) Captions. The captions in Employee's Agreement are for convenience of reference only and will not limit or otherwise affect any of the terms or provisions hereof.

     (g) Reference to Agreement. Use of the words "herein," "hereof," "hereto" and the like in Employee's Agreement refer to Employee's Agreement only as a whole and not to any particular subsection or provision of Employee's Agreement, unless otherwise noted.

     (h) Binding Agreement. Employee's Agreement will be binding upon and inure to the benefit of the parties and will be enforceable by the personal representatives and heirs of Employee and the successors of the Company. If Employee dies while any amounts would still be payable to him hereunder, such amounts will be paid to Employee's estate. Employee's Agreement is not otherwise assignable by Employee.

Employment Agreement                                                 Page 5 of 7

     (i) Entire Agreement. Except as provided in the benefit plans and programs referenced herein, Employee's Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and may not be amended except by a written instrument hereafter signed by each of the parties hereto.

     (j) Governing Law. Employee's Agreement and the performance hereof will be construed and governed in accordance with the laws of the State of Arizona, without regard to its choice of law principles. Any modification of Employee's Agreement shall be effective only if it is in writing and signed by the Parties hereto.

     (k) Attorney's Fees. If legal action is commenced by either party to enforce or defend its rights under Employee's Agreement, the prevailing party in such action shall be entitled to recover its costs and reasonable attorneys' fees in addition to any other relief granted. If either party commences legal action or arbitration to enforce or defend its rights under Employee's Agreement, the prevailing party in such action shall be entitled to recover its costs, including travel, lodging and meals for itself, counsel and witnesses, actual witness fees paid and legal fees actually paid, including costs of associating local counsel with regular counsel, if actually paid.

Employment Agreement                                                 Page 6 of 7

     EXECUTED by the undersigned parties as indicated below to be effective as indicated above.


                                        COMPANY:
                                        EDT LEARNING, INC.


                                        By:
                                            ------------------------------------
                                            James M. Powers, Jr.,
                                            President

                                        Date:
                                              ---------------------------


                                        EMPLOYEE:
                                        PRESTON ZUCKERMAN


                                        ----------------------------------------
                                        Preston Zuckerman


                                        Date:
                                              ---------------------------

Employment Agreement                                                 Page 7 of 7

                                   EXHIBIT D

                       OPINION OF COUNSEL OF LEARNING-EDGE

                               September __, 2001


EDT Learning, Inc.
2999 N. 44th Street, Suite 650
Phoenix, Arizona 85018

     Re: Plan of Reorganization and Agreement of Merger (the "Merger Agreement"), dated September 13, 2001, among EDT Learning, Inc. ("EDT"), Edge Acquisition Subsidiary, Inc. ("Merger Sub"), Learning-Edge, Inc. (the "Company") and the Stockholders of the Company

Gentlemen:

     We have acted as counsel to the Company in connection with the Merger Agreement providing for the merger of the Company with and into Merger Sub. Unless otherwise defined herein, terms used in this opinion which are defined in the Merger Agreement are used herein as so defined.

     For purposes of rendering our opinion, we have examined originals or copies certified or otherwise identified to our satisfaction, of the Merger Agreement, including all exhibits and schedules thereto, the Escrow Agreement, and such other documents, agreements, corporate records and certificates as we have deemed necessary for the purposes of this opinion. In our examination we have assumed the genuineness of signatures or documents not executed in our presence, the legal capacity of natural persons, the authority of the person executing any document in a corporate, governmental, fiduciary or other capacity, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, facsimile or electronic copies and the authenticity of the originals of such copies, and the accuracy and completeness of all corporate records made available to us by the Company and its agents. We have also assumed that the other parties to the Merger Agreement have the power and authority to execute, deliver and perform all agreements and documents executed by them, that they have duly and validly executed and delivered such documents and agreements and that such documents and agreements are legally valid and binding on and enforceable against them.

     In rendering this opinion we have also assumed: (A) that the Merger Agreement has been duly and validly executed and delivered by the parties thereto other than the Company and constitute valid, binding and enforceable obligations upon such parties other than the Company; (B) that the representations and warranties made in the Merger Agreement by EDT and Merger Sub are true and correct; (C) that any wire transfers, drafts or checks tendered by EDT and Merger Sub will be honored; (D) the genuineness of all signatures not witnessed by us, the authenticity of documents submitted to us as originals, and

EDT Learning, Inc.
October 15, 2001
Page 2


the conformity to originals of documents submitted as copies; (E) the legal capacity of all natural persons executing the Merger Agreement; and (F) that there are no oral or written statements or agreements that modify, amend, or vary, or purport to modify, amend, or vary, any of the terms of the Merger Agreement.

     Our use of the term "to our knowledge," or similar phrases to qualify a statement in this opinion means that those attorneys in this firm who are primarily responsible for handling the proposed transaction pursuant to the Merger Agreement for the Company do not have current actual knowledge that the statement is inaccurate, but we have not performed any independent investigation or verification as to the accuracy of such statements. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company in connection with this opinion letter or in other matters. As to relevant factual matters, we have relied upon, among other things, the Company's factual representations in the Merger Agreement and factual representations in certificates of officers of the Company.

     Based upon our examination of and reliance upon the foregoing and subject to the limitations, exceptions, qualifications and assumptions set forth below, we are of the opinion that as of the date hereof:

     1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and to conduct its business as now conducted.

     2. Immediately prior to the Effective Time, the authorized capital stock of the Company consisted of 20,000,000 shares of Company Common Stock. Immediately prior to the Effective Time, the total number of shares of Company Common Stock outstanding was 12,912,430. In addition, 120,325 shares of Company Common Stock are subject to outstanding Company Options. To our knowledge, the shares of Company Common Stock that are issued and outstanding are duly authorized, validly issued, fully paid and nonassessable.

     3. The Merger Agreement has been duly approved by the Board of Directors of the Company and adopted by its stockholders and is binding upon the Company.

     4. Neither the execution, delivery or performance of the Merger Agreement by the Company, nor the consummation by the Company of the transactions therein contemplated, will result in the violation of any statute or regulation, or any order or decree known to us of any court or government authority binding upon the Company or its property, or conflict with or result in default under any of the provisions of the Company's Certificate of Incorporation or Bylaws.

     With respect to the opinions expressed herein, we advise you that with respect to the enforceability of the Merger Agreement, (a) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, and other similar laws of general application relating to or affecting the rights and remedies of creditors generally and (b) the remedy of specific performance and

EDT Learning, Inc.
October 15, 2001
Page 3


injunctive and other forms of equitable relief may be subject to equitable defense and the discretion of any court before which any proceeding therefore may be brought.

     We are admitted to practice in the State of Arizona. Accordingly, the opinions set forth above are limited to the laws of the State of Arizona and the federal laws of the United States of America. To the extent that the laws of any other jurisdiction other than the laws of the State of Arizona and the federal laws of the United States of America apply to any of the matters addressed in the opinions set forth above, we have assumed, with your permission, that the laws of such jurisdictions are identical to those of the State of Arizona, and we express no opinion herein as to whether such assumption is reasonable or correct.

     This opinion is rendered solely for your benefit in connection with the transactions described above and is not to be used or relied upon by you for any other purpose or by any other person for any purpose without our prior written consent.

                                        Very truly yours,

                                        OSBORN MALEDON, P.A.

                                        By:
                                            ------------------------------------
                                            Thomas H. Curzon, Esq.

THC:pdp
381881

                                    EXHIBIT E

                                     FORM OF
                          STOCKHOLDER LOCKUP AGREEMENT

                                LOCK-UP AGREEMENT

     This Lock-Up Agreement (this "Agreement") is made and entered into as of September 12, 2001 (the "Effective Date"), by and between EDT Learning, Inc., a Delaware corporation ("EDT"), and [Insert Name of Stockholder] ("Stockholder").

     WHEREAS, [Edge Acquisition], Inc., a Delaware corporation and wholly-owned subsidiary of EDT ("Acquisition Subsidiary"), EDT, Learning-Edge, Inc., an Delaware corporation (the "Company"), and the Stockholders of the Company have entered into that certain Plan of Reorganization and Agreement of Merger, dated as of September 12, 2001 (the "Merger Agreement"), pursuant to which, among other things, the Company will be merged with and into Acquisition Subsidiary (the "Merger"); Terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Merger Agreement;

     WHEREAS, as a condition to and an inducement to EDT's agreement to consummate the Merger, Stockholder has agreed to enter into this Agreement covering all of the EDT Stock received by such Stockholder in accordance with the terms of the Merger Agreement; and

     WHEREAS, the agreements of Stockholder contained herein are an important aspect of the Merger and EDT would not have entered into the Merger Agreement absent the covenant contained therein providing for the execution by Stockholder of this Agreement.

     NOW, THEREFORE, for and in consideration of the agreements and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     SECTION 1.  LOCK-UP.  Other than any sale or  transfer  pursuant to Section
6.15 of the Merger Agreement, Stockholder agrees not to, directly or indirectly, offer, sell, contract to sell, grant any option to purchase, hypothecate, pledge, grant any rights with respect to or otherwise dispose (other than to donees who agree to be similarly bound ) of [Insert Number of Shares] shares of EDT Stock acquired by Stockholder pursuant to the Merger Agreement (the "Lock-Up Shares"), without the prior written consent of EDT, for a period of one (1) year from the Effective Date (the "Lock-Up Period").

     SECTION 2. STOCK LEGEND. DURING THE LOCK-UP PERIOD, Stockholder agrees and consents to the entry of stop transfer instructions with the transfer agent against the transfer of the Lock-Up Shares held by Stockholder except in compliance with the foregoing restrictions. Stockholder is aware that EDT is relying upon this Agreement in entering into the Agreement and Plan of Merger, Therefore the Lock-Up Shares issued will contain the following legend on each certificate:

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE DESIGNATED AS RESTRICTED SHARES PURSUANT TO THE TERMS OF, AND ARE SUBJECT TO THE PROVISIONS OF, A LOCK-UP AGREEMENT DATED [________, 2001] AS MAY BE AMENDED FROM TIME TO TIME, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT AS THEREIN PROVIDED. THE CORPORATION WILL FURNISH A COPY OF SUCH AGREEMENT TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE ON REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE. THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT")OR WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") AND THEREFORE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION AND ONLY IN ACCORDANCE WITH RULE 144 OF THE SECURITIES ACT.

Shareholder Lockup Agreement                                         Page 1 of 2

     SECTION 3. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona, without regard to its choice of law principles.

     SECTION 4. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, but only one of which need be produced.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


                                        EDT LEARNING, INC.


                                        By:
                                            ------------------------------------
                                            James M. Powers, Jr.,
                                            President


                                        STOCKHOLDER:


                                        ----------------------------------------
                                        [Insert Stockholder's Name]


                                        Date:
                                              ----------------------------------


                                        Print Name:
                                                    ----------------------------

Shareholder Lockup Agreement                                         Page 2 of 2

                                    EXHIBIT F

                    OPINION OF COUNSEL FOR EDT LEARNING, INC.

                               ____________, 2001


Learning-Edge, Inc.
7303 West Boston Street
Chandler, Arizona  85226

Re: Plan of Reorganization and Agreement of Merger (the "Merger Agreement"), [dated ________, 2001], among EDT Learning, Inc. ("EDT"), Edge Acquisition Subsidiary, Inc. ("Merger Sub"), Learning-Edge, Inc. (the "Company") and the stockholders of the Company

Gentlemen:

     We have acted as counsel to EDT and Merger Sub in connection with the Merger Agreement providing for the merger of the Company with and into Merger Sub. Unless otherwise defined herein, terms used in this opinion which are defined in the Merger Agreement are used herein as so defined.\

     In reaching the conclusions expressed in this opinion, we have examined and relied on such documents, corporate records and other instruments, including certificates of public officials and certificates of officers of EDT and Merger Sub, and have made such further investigation and inquiry relevant to the transaction contemplated by the Agreement as we have deemed necessary to the opinions expressed herein. We have assumed that all signatures on all documents submitted to us are genuine, that all documents submitted to us as originals are accurate and complete and that all documents submitted to us as copies are true, correct and complete copies of the originals thereof.

     Based solely upon the foregoing, subject to the comments and exceptions hereinafter stated, and limited in all respects to the laws of the State of Texas, the Delaware General Corporation Law and the United States of America, it is our opinion that:

     1. Each of EDT and Merger Sub is duly incorporated, validly existing, and in good standing under the laws of the State of Delaware.

     2. The Merger Agreement has been duly approved by the Board of Directors of Merger Sub and adopted by its stockholder. The Merger Agreement has been duly approved by the Board of Directors of EDT.

     3. The shares of EDT Stock issuable pursuant to the Merger are duly authorized and when issued will be validly issued, fully paid and nonassessable.

     4. The Merger Agreement,  the Notes, the Escrow  Agreement,  the promissory note issuable to Preston Zuckerman pursuant to Section 9.2(g) of the Merger Agreement, and the Employment Agreement have been duly executed and delivered by EDT and Merger Sub, as applicable, and are the legal, valid and binding agreements of EDT and Merger Sub, as applicable, enforceable in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and except that equitable remedies may not be available in connection with the enforcement thereof.

Opinion of Counsel for EDT Learning, Inc.                            Page 1 of 2

Learning-Edge, Inc.
_______________, 2001
Page 2


     5. To the best of our knowledge, except as set forth on SCHEDULE 5.6 to the Merger Agreement, there are no suits, proceedings or investigations pending or threatened against EDT or Merger Sub which might result in any material adverse change in the financial condition or business of EDT or Merger Sub, or which questions the validity of the Merger Agreement or any action taken or to be taken pursuant to or in connection with the Merger Agreement.

     6. Neither the execution and delivery of the Merger Agreement, nor any performance thereunder, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, EDT's certificate of incorporation or bylaws, Merger Sub's articles of incorporation or bylaws, or any agreement, instrument, judgment, decree, regulation or other restriction, of which we have knowledge and to which EDT or Merger Sub is a party or by which either or their properties are bound.

     For purposes of this opinion, "knowledge" of counsel shall mean (with respect to matters of fact) that after an examination of documents made available to counsel by EDT and Merger Sub and after inquiry of the officers and directors of EDT and Merger Sub, but without any judgment or litigation searches or any other independent factual investigation, counsel has no reason to believe that statements made to such counsel's "knowledge" are factually incorrect. "Knowledge" shall furthermore refer only to then current actual knowledge of members of counsel's firm who have worked on matters for EDT and Merger Sub.

     With respect to the opinions expressed herein, we advise you that with respect to the enforceability of the Merger Agreement, (a) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, and other similar laws of general application relating to or affecting the rights and remedies of creditors generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of any court before which any proceeding therefore may be brought. Additionally, we express no opinion with respect to the non-competition provisions of any agreement.

     We do not render any opinion with respect to any matter except as specifically set forth herein. This opinion is being delivered solely to you in connection with the Merger Agreement and may not be delivered to or relied upon by any other party or for any other purpose. This opinion is rendered as of the date hereof, and we have not undertaken to supplement our opinion with respect to factual matters or changes in the laws that may hereafter occur.

     This opinion is provided to you solely for the purpose of complying with the Merger Agreement, and, without our prior written consent, this opinion may not be quoted in whole or in part or otherwise referred to in any report or document or furnished to any person or entity other than your counsel or your employees, except in response to a valid subpoena or other lawful process.


                                        Very truly yours,


                                        Jackson Walker L.L.P.

Opinion of Counsel for EDT Learning, Inc.                            Page 2 of 2

                                    EXHIBIT G

                    FORM OF PROMISSORY NOTE TO MR. ZUCKERMAN

                          SUBORDINATED PROMISSORY NOTE

Note No. 2                                                           $248,919.48

ORIGINAL ISSUE DATE: October 1, 2001

MAKER: EDT Learning, Inc.

PAYEE: Preston Zuckerman

INTEREST RATE: Nine Percent (9.000%)

MATURITY DATE: October 1, 2004

     FOR VALUE RECEIVED, the undersigned, EDT Learning, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of Preston A. Zuckerman (the "Payee"), the principal sum of $248,919.48, in lawful money of the United States of America, together with interest at a rate per annum equal to nine percent (9.000%) until the Maturity Date or such additional interest upon the occurrence and failure to cure of an Event of Default. Accrued interest shall be payable to the Payee on September 15th, December 15th, March 15th, June 15th, or, if not a business day, on the next following business day after such date, of each year during the term of this Note.

     1. PRINCIPAL PAYMENTS: The principal amount payable, including all accrued interest, if any, under this Note shall be paid on the earlier to occur of: (x) the closing of funding (whether debt or equity and whether a single transaction or a series of related or unrelated transactions) obtained by EDT subsequent to the date hereof with aggregate proceeds in the amount of at least Five Million Dollars ($5,000,000), (y) the closing of an underwritten offering of EDT Stock by EDT with an aggregate proceeds in the amount of at least five million dollars ($5,000,000), or (z) the second anniversary of the Original Issue Date, upon which one-half of the original principal sum, including all accrued and unpaid interest, if any, shall be paid to the Payee, and the remaining one-half of the original principal sum, including all accrued and unpaid interest, if any, shall be paid to the Payee on the third anniversary of the Original Issue Date; PROVIDED THAT, in reference to clauses (x) and (y) above, if at any time EDT obtains funding or closes an underwritten offering in an amount (A) equal to three million dollars ($3,000,000), twenty-five percent (25%) of the principal of the Notes shall be repaid; (B) greater than three million dollars ($3,000,000) but less than three million five hundred thousand dollars ($3,500,000), forty percent (40%) of the principal of the Notes shall be repaid;
(C) equal to or greater than three million five hundred thousand dollars ($3,500,000) but less than four million dollars ($4,000,000), fifty-five percent (55%) of the principal of the Notes shall be repaid; (D) equal to or greater than four million dollars ($4,000,000) but less than four million five hundred thousand dollars ($4,500,000), seventy percent (70%) of the principal of the Notes shall be repaid; (E) equal to or greater than four million five hundred thousand dollars ($4,500,000) but less than five million dollars ($5,000,000), eighty-five percent (85%) of the principal of the Notes shall be repaid; or (F) equal to or greater than five million dollars ($5,000,000), one hundred percent (100%) of the principal of the Notes shall be repaid. Further, on the Maturity Date, any and all then outstanding principal together with all unpaid but accrued interest shall be then due and payable. Payment of the principal and interest will be made at the location designated from time to time by the Payee by check mailed (or by wire transfer) to the address of the person or entity entitled thereto to such person or entity. Payment of this Note before maturity

Subordinated Promissory Note
may be made at any time, and from time to time, in whole or in part without penalty or premium. Any such partial pre-payment of principal shall be applied first against all accrued and unpaid interest outstanding, if any, and then against the principal amount outstanding and shall not postpone the due date of any subsequent quarterly installments or change the amount of such installments unless otherwise agreed in writing by Payee.

     2. DEFAULT: Should an Event of Default have occurred as hereinafter defined, and such default shall not have been cured by the Company within ten
(10) days for a default in the payment of principal and interest after its due date, or within thirty (30) days for such other non-payment default after the receipt of notice from Payee of the default, then that default shall mature the entire remaining indebtedness outstanding under this Note, without further notice, at the option of the Payee. The Company consents that the Payee may extend the time of any payment or any part of the indebtedness outstanding under this Note at any time. Any delay on the part of the Payee in exercising any rights granted by this Note shall not operate as a waiver of those rights; and the acceptance of any payment after the Maturity Date shall not be deemed a waiver of the right to require prompt payment when due of all other sums. Notwithstanding the foregoing upon the occurrence of an Event of Default, then the Payee shall not exercise any rights of collection or remedies provided for herein unless Payee has first obtained the written consent of Bank One, N.A.

     An "Event of Default" shall be defined as follows: (i) a default in the payment of the principal when any installment of principal is due and payable or at the Maturity Date; (ii) a default in the payment of any installment of interest when such installment of interest is due and payable; (iii) the filing or commencement of an involuntary case or other proceeding against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law seeking appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain without dismissal and without imposition of a stay for a period of ninety (90) days; or an order for relief shall be entered against the Company or any significant subsidiary of the Company under the federal bankruptcy laws as now or hereafter in effect; (iv) the filing or commencement by the Company of a voluntary case or other proceeding seeking liquidation, reorganization or other similar relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or the Company or any significant subsidiary of the Company shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors.

     3. SUBORDINATION: The indebtedness represented by this Note and the payment of the principal of and interest on this Note are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness. Obligations in respect of Senior Indebtedness will not be deemed to have been paid in full unless the holders thereof shall have received payment in full in cash or cash equivalents with respect thereto. "Senior Indebtedness" is defined as all secured indebtedness of the Company for money borrowed pursuant to the Credit Agreement dated June 1, 1998, as amended from time to time, by and between the Company and Bank One, Texas, NA, (the "Bank One Debt") and any amendments, renewals, extensions, modifications, refinancing, and replacements of the Bank One Debt. Other than the Bank One Debt, all other indebtedness of the Company created, incurred or assumed after the date hereof shall be expressly subordinate and subject in right of payment to the prior payment in full of the indebtedness represented by this Note, subject to the prior written consent of the Payee. These subordination provisions are intended to be an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of this Note, to acquire and/or continue to hold such Senior

Subordinated Promissory Note

Indebtedness,   and  such  holder  of  Senior   Indebtedness   shall  be  deemed
conclusively to have relied on such subordination provisions in acquiring and/or continuing to hold such Senior Indebtedness.

     4. WAIVERS AND PROHIBITION OF ASSIGNMENT: The Company and each surety, endorser and other party ever liable for payment of any sums of money payable on this Note, jointly and severally, at all times waive presentment, protest, notice of protest and notice dishonor, notice of intent to accelerate, notice of intent to demand. This Note shall not be assigned, bargained or sold to any person without the Company's prior written consent, except for estate planning transfers by and among members of Payee's immediate family or to an entity controlled after the transfer by Payee. When the context requires, singular nouns and pronouns include the plural.

     5. GOVERNING LAW: THIS NOTE IS BEING DELIVERED IN THE STATE OF ARIZONA, AND THE LAWS OF SUCH STATE SHALL GOVERN THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION HEREOF, EXCEPT TO THE EXTENT FEDERAL LAWS OTHERWISE GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND LIMITATION HEREOF. THE MAKER AGREES THAT THIS WRITTEN NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES CONCERNING THE DEBTS DESCRIBED, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THE MAKER AGREES THAT THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     6. USURY: Regardless of any provision contained herein, or in any document executed in connection herewith, the Payee shall never be entitled to receive, collect, or apply, as interest on the indebtedness evidenced hereby, any amount in excess of the maximum rate permitted by law, and in the event Payee ever receives, collects, or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and if, the principal hereof is paid in full, any remaining excess shall be refunded to the Company.

     7. ATTORNEY'S FEES. The Company agrees that, if this Note is given to an attorney for collection, or if suit is brought for collection, or if it is collected through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee all costs of collection, including reasonable attorney's fees and court costs, in addition to other amounts due.

     8. TIME. Time is of the essence of this Note and each and every term and provision hereof.

Subordinated Promissory Note

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED: ____________

                                        EDT Learning, Inc.,
                                        a Delaware corporation


                                        By:
                                            ------------------------------------
                                            James M. Powers, Jr.
                                            President

Subordinated Promissory Note

                                    SCHEDULES

                                     TO THE

                 PLAN OF REORGANIZATION AND AGREEMENT OF MERGER
                                  BY AND AMONG

                               EDT LEARNING, INC.
                             A DELAWARE CORPORATION,

                        EDGE ACQUISITION SUBSIDIARY, INC.
                             A DELAWARE CORPORATION,

                               LEARNING-EDGE, INC.
                             A DELAWARE CORPORATION

                                       AND

                   CERTAIN STOCKHOLDERS OF LEARNING-EDGE, INC.

                            DATED SEPTEMBER 13, 2001

     The attached Schedules to the Plan of Reorganization and Agreement of Merger among EDT Learning, Inc., a Delaware corporation ("EDT"), Edge Acquisition Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of EDT ("ACQUISITION SUBSIDIARY"), Learning-Edge.com, Inc., a Delaware corporation ("LEARNING-EDGE"), and certain stockholders of Learning-Edge (the "STOCKHOLDERS"), dated as of September 13, 2001 (the "AGREEMENT"), contains certain disclosures that are required by the terms of the Agreement. The section numbers in the attached Schedules correspond to the section numbers in the Merger Agreement. Capitalized terms not otherwise defined herein, as the context requires, shall have the meanings assigned to them in the Agreement.

     The information contained in these Schedules may be over-inclusive in the sense that certain parts of these Schedules may contain more information that is required to be disclosed under the terms of the Agreement. The inclusion of such information shall not be construed to expand in any way the scope or substance of any of the representations, warranties or covenants set forth in the body of the Agreement.

                                    SCHEDULES
                                TABLE OF CONTENTS


Schedule 5.1   Participation in Joint Venture, Partnership, Business Arrangement
Schedule 5.2   Required Consents Relating to EDT's Obligations
Schedule 5.5   Financial Statements
Schedule 5.6   Litigation and Claims
Schedule 5.7   Undisclosed Liabilities
Schedule 5.8   Violations of Law

                        SCHEDULES TO THE MERGER AGREEMENT

SCHEDULE 5.1  PARTICIPATION IN JOINT VENTURES, PARTNERSHIP, BUSINESS ARRANGEMENT

     1. Pentegra Investments, Inc., a Delaware corporation (formerly known as Pentegra Dental Group, Inc. prior to EDT's IPO in March of 1998 changing its name at the IPO as a part of the S.A.B. 48 accounting treatment utilized as a part of the simultaneous IPO and formation) is a wholly owned subsidiary of EDT Learning, Inc. Pentegra Investments is not engaged in business. Pentegra Investments and its relationship to EDT is more fully described in EDT's public filings.

     2. Liberty Acquisition Corporation, is a Tennessee corporation and wholly owned subsidiary of EDT. It was formed as a part of the Liberty Dental Alliance, Inc. acquisition concerning the acquisition and/or affiliation of dental practices while EDT was exclusively a dental management company (DPM). It is not engaged in business. Its relationship to EDT is more fully described in EDT's public filings.

     3. Special Omega Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of EDT. It was formed as a part of the Omega Orthodontics, Inc. ("Omega") acquisition concerning the acquisition and/or affiliation of dental practices while EDT was exclusively a dental management company (DPM). It is not engaged in business. Its relationship to EDT is more fully described in EDT's public filings. Omega had as a part of its formation subsidiaries in twelve states with which each of its affiliated dental practices merged and/or affiliated. Most if not all of those subsidiaries of Omega and accordingly EDT have been merged into EDT or Omega.

     4. EDT was formed through a simultaneous rollup with 50 original dental practices in various asset purchase and merger transactions. Subsequent to its formation, EDT (then Pentegra) affiliated with through asset purchase and merger transactions an additional 50 dental practices. EDT remains "affiliated" with 95 of those dental practices and continues to own the dental assets of approximately 85 of the original 100 dental practices. Given its "affiliate" relationship with asset ownership and contractual relationship by service agreement and/or management agreement, EDT could be considered to be "a participant in a joint venture, partnership, association or similar business arrangement" within the broad meaning of Section 5.1 with those affiliated dental practices. Reference is made to EDT's public filings and the documents provided as a part of the due diligence process for further description of those affiliated dental practice relationships.

SCHEDULE 5.2   REQUIRED CONSENTS RELATING TO EDT'S OBLIGATIONS

     Consent of Bank One, NA under that certain credit Agreement between EDT and Bank One.

     Consent of the American Stock Exchange (Amex) to the issuance of the stock consideration to the Learning Edge Stockholders.

     Consent of Wells Fargo under those certain loan agreements by and between Wells Fargo and Learning Edge.

SCHEDULE 5.5   FINANCIAL STATEMENTS OF EDT.

     1. Attached hereto as EXHIBIT 5.5 are copies of EDT's audited financial statements for the fiscal year ending March 31, 2000 and audited financial statements for the period ending March 31, 2001 together with financial statements for the period ending June 30, 2001.

SCHEDULE 5.6   LITIGATION AND CLAIMS.

     1.   Lawsuits pending between EDT and affiliated dental practices:

          (a)  E-DENTIST.COM, INC. FORMERLY KNOWN AS PENTEGRA DENTAL GROUP, INC.
               V. JACK STEPHENS, DDS, PC, JOINTLY AND SEVERALLY WITH JACK STEPHENS, GUARANTOR, Cause # 200055331 in the District Court, 215th Judicial District, Harris County, Texas; EDT claims breach of contract and damages in excess of $200,000. Stephens denies the amount.

          (b) E-DENTIST.COM. INC. FORMERLY KNOWN AS PENTEGRA DENTAL GROUP, INC., A DELAWARE CORPORATION, PLAINTIFF V. VICTOR H. BURDICK, JR., DDS, HUSBAND, JANE DOE BURDICK, WIFE, AND VICTOR H. BURDICK, DDS, PC, A COLORADO PROFESSIONAL CORPORATION, DEFENDANTS, Cause # CIV 01-539-PHX-JAT in U.S. District Court for District of Arizona. EDT claims damages for breach of contract in an amount exceeding $200,000. The underlying contractual document is a "Service Agreement". Burdick recently agreed to settle the lawsuit with a payment of $215,000. The case is pending but settlement funding is expected within thirty (30) days.

          (c) E-DENTIST.COM, INC. V. KLINE IMPLANT INSTITUTE, PC AND RICK L. KLINE, DDS; pending arbitration in Phoenix, Arizona. EDT claims damages for breach of contract in an amount exceeding $250,000. Kline has counterclaimed for breach of contract, fraud, securities violations and other state statutory causes of action. The underlying document is the "Service Agreement". The arbitration is set for trial in January, 2002. As a part of the process, Kline's employees at his dental practice (Pentegra's former employees) sued Pentegra for unpaid wages. The claim by those employees is pending in Harris County, Texas. Their claims total less then $50,000. Settlement of that lawsuit is likely if the underlying dispute with Dr. Kline is resolved.

          (d) E-DENTIST.COM FORMERLY KNOWN AS PENTEGRA DENTAL GROUP, INC., A DELAWARE CORPORATION, PLAINTIFF V. BARTLEY L. FORD, DDS AND SHARON FORD, HUSBAND AND WIFE, AND CHAPEL STREET DENTAL ASSOCIATES, PC, A TENNESSEE CORPORATION, DEFENDANTS, Cause #

               CV2001-009201 in Superior Court of the State of Arizona in and for the County of Maricopa. EDT claims damages for breach of contract in an amount exceeding $100,000. The underlying contractual document is a "Modification Agreement of the Service Agreement". Ford has counterclaimed for breach of contract and misrepresentation and other state statutory causes of action. There is no current trial setting and Ford has filed an objection to jurisdiction attempting to get the suit moved to Tennessee.

          (e) e-DENTIST.COM FORMERLY KNOWN AS PENTEGRA DENTAL GROUP, INC., A DELAWARE CORPORATION, PLAINTIFF V. HARRY E. COLLINS. JR., DMD AND SHELLEY R. COLLINS, HUSBAND AND WIFE, AND S.R. ENTERPRISES, INC., AN ARIZONA CORPORATION, DEFENDANTS, Cause # CV2001-012438 in Superior Court of the State of Arizona in and for the County of Maricopa. EDT claims damages for breach of contract in an amount exceeding $100,000. The underlying contractual document is a "Modification Agreement of the Service Agreement". Collins has counterclaimed for breach of contract and misrepresentation and other state statutory causes of action. There is no current trial setting.

          (f) LEE R. CENTRACCO, DDS AND LEE CENTRACCO, DDS, PC, AN OKLAHOMA PROFESSIONAL CORPORATION, PLAINTIFF V. E-DENTIST.COM, INC. FORMERLY KNOWN AS PENTEGRA DENTAL GROUP, INC., A DELAWARE CORPORATION; JAMES M. POWERS, JR., DDS; BANK ONE, TEXAS, NA, A NATIONAL BANKING ASSOCIATION AND HPSC, INC., A DELAWARE CORPORATION, DEFENDANTS, Cause # CIV-00-2053-R in the U.S. District Court for the Western District of Oklahoma) and Arizona (PENTEGRA DENTAL GROUP, INC., A DELAWARE CORPORATION, PLAINTIFF
               V. LEE CENTRACCO, DDS AND JANE DOE CENTRACCO, HUSBAND AND WIFE, AND LEE CENTRACCO, DDS, PC, AN OKLAHOMA PROFESSIONAL CORPORATION, Cause # CV-00-2303-PHX-EHC in U.S. District Court, District of Arizona). EDT claims damages for breach of contract in an amount exceeding $500,000. The underlying contractual document is a "Service Agreement". Centracco has claims for breach of contract, securities fraud, misrepresentation and other state and federal statutory causes of action and claims damages in excess of $500,000. There is no current trial setting but discovery is in process.

     2. EDT was recently added by Transcitadel (landlord) as a party to a dispute concerning default of the premises lease of Dr. Earl Augspurger (PLAINTIFF: TRANSCITADEL, LLC V. DEFENDANTS: E-DENTIST.COM, INC. FORMERLY KNOWN AS PENTEGRA DENTAL GROUP, INC. (SUCCESSOR TO OMEGA ORTHODONTICS, INC.) AND THEODORE G. SAYDYK, JR., THIRD PARTY
          PLAINTIFF: E-DENTIST.COM, INC.,. THIRD PARTY DEFENDANT: EARL F. AUGSPURGER, DDS AND EARL F. AUGSPURGER, INDIVIDUALLY, Case # 01CV1422 in the District Court, El Paso County, State of Colorado). Dr. Augspurger had acquired the dental practice of Dr. Theodore Saydyk. Dr. Augspurger executed the EDT form service agreement and modification agreement providing for the assumption of the premises lease. Dr. Augspurger defaulted on the lease which prompted the landlord to sue EDT. EDT has in turn filed counterclaims against Dr. Augspurger and Dr. Saydyk. The court recently granted a summary judgment against EDT in the amount of $46,000 and granted EDT's summary judgment against Augspurger for a like amount and any future amounts.

     3. EDT has a pending dispute with former employee and director, Dr. Omer Reed. Dr. Reed claims that he is owed sums pursuant to his employment agreement for vacation pay, underpayment of salary and as a part of a bonus plan. EDT disputes the amount claimed and has put Dr. Reed on notice of violations of his employment agreement, breach of his covenant not to compete and possible other actions which may give rise to breach of fiduciary duty and tortious interference with contract. On July 27, 2001 Dr. Reed submitted a Demand for Arbitration with the American Arbitration Association. Dr. Reed has claimed damages in excess of $300,000. EDT is disputing his claims and will counterclaim for damages as well when appropriate.

     4. While not in litigation, EDT has a pending dispute with former employee, Mr. Glenn J. Bonagura. Mr. Bonagura claims that he is owed sums pursuant to his employment agreement for vacation pay, underpayment of salary and as a part of a bonus plan. EDT disputes the amount claimed but has agreed to settle the matter for the sum of $35,000 in two installments.

     5. In the matter styled EDT LEARNING, INC., FORMERLY KNOWN AS E-DENTIST.COM, INC. AND PENTEGRA DENTAL GROUP, INC., A DELAWARE CORPORATION VS. DEBORAH J. GAULDING, AN INDIVIDUAL; JOHN DOES AND JANE DOES I-X; AND XYZ CORPORATIONS 1-10, EDT was granted a Temporary Restraining Order to enjoin and restrain Ms. Gaulding, a former employee, from interfering with the contracts and business relationships of EDT by contacting affiliate dentists for the purpose of encouraging them to join a lawsuit against EDT. This case is now in the discovery phase.

     6. EDT assumed a loan with Fleet Credit in Boston as a part of a transaction with Omega Orthodontics, Inc. in the amount of $150,000. Fleet has claimed default and is demanding payment of the sums due under the note. EDT is attempting to work a settlement arrangement with Fleet.

SCHEDULE 5.7   UNDISCLOSED LIABILITIES.

     1. EDT (while as Pentegra) employed all persons who worked at the respective affiliated dental practice (except the dentist). EDT for a time had over 1,000 employees and accordingly provided benefits and payroll to those dental practice employees. As a part of the modification of the Service Agreements with the affiliated dental practices, each practice agreed to re-employ those dental practice employees, and in most instances indemnity EDT for any employment related claims of any dental practice employee. Employment claims could be asserted by those dental practice employees as former employees of EDT.

     2. EDT was the sponsor of an employee benefit plan (the "Plan") which covered all employees including employee which were employed by Pentegra but physically located at each affiliated dental practice location. That requirement plan was intended to be qualified under
          Section 401 of the Internal Revenue Code, and was a multi-employer plan. Several affiliated dental practice professional corporations adopted to Plan. That Plan was terminated as a part of the modification of the Service Agreements with the affiliated dental practices. A part of that modification was the termination of all "dental practice employees" by Pentegra and the re-hiring of those dental practice employees by the respective dental practices with which they were originally employed prior to the affiliation. Those employees may have claims under ERISA or the IRS Code for employee benefits. The IRS could take the position that the Plan was not in compliance with ERISA or the Code given the relationship of the employees in the Plan and the affiliated service group rules related to qualified retirement plans. Reference is made to the due diligence materials provided, including the Plan documents and the filings related to the Plan for employees which work at the respective dental practices.

     3. EDT as a part of the affiliation transaction with each affiliated dental practice executed, in most instances, a lease for the dental office premises. In many instances those landlords are third parties unrelated to the dental practice affiliated with EDT. There is a probability that EDT could be engaged in a lawsuit with those landlords should the dental practice default in the payment of monthly rent (See Augspurger Claim above). Each dental practice has expressly assumed their respective premises lease and EDT has written indemnity from each of dental practice related to any default in the premises lease. EDT has received default letters occasionally from the landlord related to the Richards/Van Zandt dental practice in Houston, but no others.

     4. EDT has received periodically an early payoff of the fees which are due under the Service Agreements from its affiliated dental practices. EDT has granted to Bank One an assignment of its security interests which EDT obtained from its affiliated dental practice. As a part of the windup and full payment by the affiliated practice, Bank One (with which it has a contractual lending relationship) and/or HPSC (with which it has a contractual credit agreement concerning dental equipment) could claim violation of their respective credit agreement as a part of the release of EDT's security interest and/or conveyance of title of dental practice assets.

SCHEDULE 5.8   VIOLATIONS OF LAW.

     1.   Reference is made to the items  described in Schedule 5.6 and Schedule
          5.7 above. Certain dental practices with which EDT has pending litigation (see descriptions above) have alleged that EDT violated certain state and federal statutes concerning the issuance of stock, the offering of a "business opportunity" and the operation of a dental practice in their respective jurisdictions.

     2. Certain states have statutory prohibitions against "fee splitting" of professional fees earned by licensed dentists. Reference is made to the public filings which describe the risk that certain regulatory organizations could claim that EDT is engaged in fee splitting or other unauthorized acts related to the practice of dentistry.

                                   EXHIBIT 5.5

                           FINANCIAL STATEMENTS OF EDT

Attached hereto are the audited financial statements (SEC Form 10K) for the period ending March 31, 2000 and March 31, 2001, together with the financial statements for the quarterly period (SEC Form 10Q) ending June 30, 2001.

                                    SCHEDULES

                                     TO THE

                 PLAN OF REORGANIZATION AND AGREEMENT OF MERGER
                                  BY AND AMONG

                               EDT LEARNING, INC.
                             A DELAWARE CORPORATION,

                        EDGE ACQUISITION SUBSIDIARY, INC.
                             A DELAWARE CORPORATION,

                               LEARNING-EDGE, INC.
                             A DELAWARE CORPORATION

                                       AND

                     THE STOCKHOLDERS OF LEARNING-EDGE, INC.

                            DATED SEPTEMBER 13, 2001

     The attached Schedules to the Plan of Reorganization and Agreement of Merger among EDT Learning, Inc., a Delaware corporation ("EDT"), Edge Acquisition Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of EDT ("ACQUISITION SUBSIDIARY"), Learning-Edge.com, Inc., a Delaware corporation ("LEARNING-EDGE"), and the stockholders of Learning-Edge (the "STOCKHOLDERS"), dated as of September 13, 2001 (the "AGREEMENT"), contains certain disclosures that are required by the terms of the Agreement. The section numbers in the attached Schedules correspond to the section numbers in the Merger Agreement. Capitalized terms not otherwise defined herein, as the context requires, shall have the meanings assigned to them in the Agreement.

     The information contained in these Schedules may be overinclusive in the sense that certain parts of these Schedules may contain more information that is required to be disclosed under the terms of the Agreement. The inclusion of such information shall not be construed to expand in any way the scope or substance of any of the representations, warranties or covenants set forth in the body of the Agreement.

                                    SCHEDULES
                                TABLE OF CONTENTS

Schedule 1.6          Directors and Officers of Acquisition Subsidiary
Schedule 1.7(a)(ii)   Deductions from the Notes
Schedule 1.7(b)       EDT Options for Learning-Edge Employees
Schedule 2.1          Locations Qualified To Do Business
Schedule 2.2          Required Consents Relating to Learning-Edge's Obligations
Schedule 2.3          Licenses and Authorizations
Schedule 2.4          Lease and License Agreements
Schedule 2.5          Financial Statements of Learning-Edge
Schedule 2.6          Absence of Changes
Schedule 2.7          Litigation and Claims
Schedule 2.8          Undisclosed Liabilities
Schedule 2.9          Violations of Law
Schedule 2.10(a)      Properties
Schedule 2.10(b)      Leased/Licensed Equipment
Schedule 2.10(c)      Equipment, Utility and Other Deposits
Schedule 2.10(d)      Exceptions to Title to Assets
Schedule 2.11         Indebtedness
Schedule 2.12(a)      Employment Contracts, Union Agreements and Benefit Plans
Schedule 2.12(b)      Exceptions to Compliance of Employee Benefit Plans
Schedule 2.12(c)      Section 401(k) Plan
Schedule 2.12(d)      Contributions to Employee Benefit Plans
Schedule 2.12(e)      Obligation to Provide Benefits
Schedule 2.12(f)      Restrictions on Amendments
Schedule 2.13         Exceptions to Compliance with Employment and Labor Laws
Schedule 2.14         Contracts and Commitments
Schedule 2.15         Environmental Protection
Schedule 2.17         Insurance Policies
Schedule 2.18         Accounts Receivable
Schedule 2.19         Accounts Payable
Schedule 2.21         Inspections and Investigations
Schedule 2.22         Agreements in Full Force and Effect
Schedule 2.23         Taxes
Schedule 2.24         Capitalization of Learning-Edge
Schedule 2.28(a)      Exceptions to Intellectual Property
Schedule 2.28(d)      Learning-Edge Proprietary Rights
Schedule 3.3          Conflicting Agreements or Required Consents Relating to
                      Key Holder's Obligations
Schedule 4.1          Stockholder Stock Ownership
Schedules 5.xx
Schedule 7.3          Sale of Shares
Schedule 7.4          Issuance of Shares

                        SCHEDULES TO THE MERGER AGREEMENT

SCHEDULE 1.6   DIRECTORS AND OFFICERS OF ACQUISITION SUBSIDIARY

          James M. Powers, Jr., Chairman, President, Chief Executive Officer (Sole Director and Stockholder)

          James L. Dunn, Jr., Secretary

SCHEDULE 1.7(a)(iii) DEDUCTIONS FROM THE NOTES

     1. Legal and accounting expenses incurred by Learning-Edge in connection with the transactions contemplated by this Agreement and paid at the Closing by EDT in the amount of $59,386.00.

     2. Service fees advanced by EDT to Learning-Edge and unearned at the Effective Time in the amount of $24,180.00.

     3. A bonus in the amount of $17,500.00 paid by EDT to Mr. Patrick J. Stoner pursuant to that certain Restricted Stock Purchase Agreement between Learning-Edge and Mr. Stoner.

SCHEDULE 1.7(b) EDT OPTIONS FOR LEARNING-EDGE EMPLOYEES

                                           EDT
         EMPLOYEE                LEVEL   OPTIONS              TITLE
         --------                -----   -------              -----
      1  Ethan T. Abrams          3.5     10,000    Programming Manager
      2  Melva Lea Ayers          2.5      5,000    Media Specialist
      3  Cynthia L. Banton        3.0      7,500    Project Manager
      4  Bryan Brown              1.0      2,000    Network Technician
      5  Todd A. Burnham          2.5      5,000    Instructional Designer II
      6  Kristen Colla-Gantz      2.5      5,000    Programmer II
      7  Christopher Daly         2.0      3,500    Producer
      8  Rob Danna                3.5     10,000    Regional Sales Manager
      9  Carole R. Flosi          N/A        N/A    N/A
     10  Shannon Garner           1.0      2,000    Database Administrator
     11  Steve P. Golba           2.5      5,000    Programmer II
     12  Kolby W. Granville       3.0      7,500    Course Production Supervisor
     13  Robert L. Harner,  III   3.5     10,000    Sr. Engagement Manager
     14  Bonnie Howard            N/A        N/A    N/A
     15  Katherine G. Judson      2.5      5,000    Producer
     16  Bruce T. Liddil          3.0      7,500    Media Manager
     17  John McKeever            2.5      5,000    Project Coordinator
     18  Jonathan Nelson          2.5      5,000    Instructional Designer II
     19  Donald C. Pierson, III   3.5     10,000    VP of Operations
     20  Tracy J. Platt           2.5      5,000    QA & Client Serv. Manager
     21  Pat Stoner               N/A        N/A    N/A
     22  Mark A. Thompson         2.5      5,000    Senior Programmer
     23  Christopher Varley       2.0      3,500    Graphic Artist
     24  Willie A. Walker II      1.0      2,000    Producer
     25  Preston Zuckerman        4.0     20,000    Chief e-Learning Architect
                                         -------
         TOTAL                           140,500
                                         =======

SCHEDULE 2.1   LOCATIONS QUALIFIED TO DO BUSINESS.

     1.   Arizona.

SCHEDULE 2.2   REQUIRED CONSENTS RELATED TO LEARNING-EDGE'S OBLIGATIONS.

     1. Reference is made to the items set forth in Schedule 2.10(b) below, entitled "Leased/Licensed Equipment."

     2. Reference is made to the items set forth in Schedule 2.11 below, entitled "Indebtedness."

SCHEDULE 2.3   LICENSES AND AUTHORIZATIONS.

     None.

SCHEDULE 2.4   LEASE AND LICENSE AGREEMENTS.

     1. Master Software License and Maintenance Agreement with Changepoint Inc., dated January 9, 2001.

     2. Equipment Lease Agreement with Dell Financial Services, dated January 18, 2001, term of forty-eight months, secured by a lien on the equipment leased.

     3. Equipment Lease Agreement with Dell Financial Services, dated February 6, 2001, term of forty-eight months, secured by a lien on the equipment leased.

     4. Equipment Lease Agreement with Herman Miller Capital, dated March 26, 2001, term of sixty months, secured by a lien on the equipment leased.

     5. Equipment Lease Agreement with Herman Miller Capital, dated April 25, 2001, term of fifty-eight months, secured by a lien on the equipment leased.

     6. Lease with The South Edge, Inc., dated January 1, 2001, for premises at 7303 W. Boston Road, Tempe, Arizona, term of one year.

     7. Lease with The South Edge, Inc., dated January 1, 2001, for premises at 7305 W. Boston Road, Tempe, Arizona, term of one year.

     8. Equipment Lease Agreement with Wells Fargo Financial Leading, Inc., dated February 2, 2001, thirty-six months, secured by a lien on the equipment leased.

SCHEDULE 2.5   FINANCIAL STATEMENTS OF LEARNING-EDGE.

     1. Attached hereto as EXHIBIT 2.5 are copies of Learning-Edge's unaudited financial statements for the fiscal year ending December 31, 2000 and unaudited interim financial statements for the period ending August 31, 2001.

SCHEDULE 2.6   ABSENCE OF CHANGES.

     1. On July 11, 2001, Learning-Edge sold 300,000 shares of Learning-Edge common stock to Preston A. Zuckerman for an aggregate purchase of $30,000.

     2. On July 11, 2001, Learning-Edge sold 400,000 shares of Learning-Edge common stock to Donald C. Pierson Jr. and Patricia Pierson for an aggregate purchase price of $40,000.

     3. On July 1, 2001, Learning-Edge borrowed $5,000 from Preston A. Zuckerman and issued a Note, due January 2002, payable to Mr. Zuckerman in such amount.

     4. On July 17, 2001, Robert L. Harner III exercised an option to purchase 411,000 shares of Learning-Edge common stock for an aggregate purchase price of $41,000 and issued a Note, due July 16, 2005, payable to Learning-Edge in such amount. The principal amount of the Promissory Note due to Mr. Harner pursuant to the Merger Agreement will be reduced by the amount outstanding under this Note at the Effective Time.

     5. On July 17, 2001, Donald C. Pierson III exercised an option to purchase 130,800 shares of Learning-Edge common stock for an aggregate purchase price of $13,800 and issued a Note, due July 16, 2005, payable to Learning-Edge in such amount. The principal amount of the Promissory Note due to Mr. Pierson pursuant to the Merger Agreement will be reduced by the amount outstanding under this Note at the Effective Time.

     6. In July 2001, Learning-Edge borrowed $35,000 from Paul B. Claeyssens pursuant to a short-term note.

     7. In August 2001, Learning-Edge converted the $35,000 note to Paul B. Claeyssens and the amounts owed for August 2001 rent into shares of Learning-Edge common stock.

     8. With the consent of EDT Learning, Learning-Edge made a journal entry to formalize its obligations to pay Preston Zuckerman $300,000 in deferred compensation for the years 1988 though 1999.

SCHEDULE 2.7   LITIGATION AND CLAIMS.

     1. Reference is made to the items set forth in Schedule 2.12(b) below, entitled "Exceptions to Compliance of Employee Benefit Plans."

     2. Reference is made to the items set for in Schedule 2.13 below, entitled "Exceptions to Compliance with Labor and Employment Laws."

     3. The Accounts Payable items listed below are over forty-five days past due:

          VENDOR                                        AMOUNT OVER 45 DAYS
          ------                                        -------------------
          Accram                                              $ 7,160

          (promissory note issued on 8/3/01 to address Accram obligation)

          Integrated Learning Solutions                       $12,500

          Integration New Media                               $ 4,711

          Leighton Agency                                     $ 3,273

          Mazza, Spero, Hoghham                               $ 5,495

          Osborn Maledon, P.A.                                $23,283

          TMP.worldwise                                       $ 29,896

     4. The Consulting Agreement with Denning & Associates, Inc., dated December 1, 2000, was terminated by Learning-Edge on June 30, 2001. At this time, Learning-Edge continues to owe Denning & Associates, Inc. an aggregate amount of $37,148.40, which is in arrears under such Consulting Agreement.

     5. On January 31, 2001, Learning-Edge entered into a contract with Savvis for Internet services. Learning-Edge subsequently cancelled the contract as satisfactory services were not provided by Savvis. On August 28, 2001, Mr. Patrick Stoner received a call from Mr. Gerard Tobia, a paralegal at Weinstock & O'Malley Law Offices in New Jersey. Mr. Tobia indicated that he represents Savvis and that they intend to file a lien against Learning-Edge in the amount of $23,814.00 due to Learning-Edge's termination of the contract. When Mr. Stoner explained Learning-Edge's position regarding the unsatisfactory services provided by Savvis, Mr. Tobia said that he needed to get back to his client before he did anything further. Mr. Stoner has since called Mr. Tobia on three separate occasions (8/29, 8/31 & 9/10), each time reaching Mr. Tobia's voicemail, and on each occasion, Mr. Stoner has left a message with Mr. Tobia indicating that he would like to be given Mr. Tobia's fax number or e-mail address so that Learning-Edge could send Mr. Tobia a detailed log of all Learning-Edge calls and e-mails to Savvis to substantiate the Learning-Edge position. Learning-Edge believes that they have sufficient documentation to justify terminating the agreement, but can re-instate the contract, if necessary. Learning-Edge's current internet services are on a month-to-month basis with Accram.

SCHEDULE 2.8   UNDISCLOSED LIABILITIES.

     1. Reference is made to the items set forth in Schedule 2.12(b) below, entitled "Exceptions to Compliance of Employee Benefit Plans."

     2. Reference is made to the items set for in Schedule 2.13 below, entitled "Exceptions to Compliance with Labor and Employment Laws."

     3. Reference is made to the items set forth in Schedule 2.7 above, entitled "Litigation and Claims."

SCHEDULE 2.9   VIOLATION OF LAW, GENERALLY.

     1. Reference is made to the items set forth in Schedule 2.12(b) below, entitled "Exceptions to Compliance of Employee Benefit Plans."

     2. Reference is made to the items set for in Schedule 2.13 below, entitled "Exceptions to Compliance with Labor and Employment Laws."

SCHEDULE 2.10(a) PROPERTIES.

     1. Attached hereto as EXHIBIT 2.10(A) is a current and complete list and description of all of the assets owned by Learning-Edge as of the Interim Financials Date, the book value (net of depreciation or amortization) of which, on an individual item-by-item basis, exceeds $5,000.

SCHEDULE 2.10(b) LEASED/LICENSED EQUIPMENT.

     1. Master Software License and Maintenance Agreement with Changepoint Inc., dated January 9, 2001.

     2. Equipment Lease Agreement with Dell Financial Services, dated January 18, 2001, term of forty-eight months.

     3. Equipment Lease Agreement with Dell Financial Services, dated February 6, 2001, term of forty-eight months.

     4. Equipment Lease Agreement with Herman Miller Capital, dated March 26, 2001, term of sixty months.

     5. Equipment Lease Agreement with Herman Miller Capital, dated April 25, 2001, term of fifty-eight months.

     6. Lease with The South Edge, Inc., dated January 1, 2001, for premises at 7303 W. Boston Road, Tempe, Arizona, term of one year.

     7. Lease with The South Edge, Inc., dated January 1, 2001, for premises at 7305 W. Boston Road, Tempe, Arizona, term of one year.

     8. Equipment Lease Agreement with Wells Fargo Financial Leading, Inc., dated February 2, 2001, thirty-six months.

SCHEDULE 2.10(c) EQUIPMENT, UTILITY AND OTHER DEPOSITS.

     1.   South Edge, Inc. (Buildings): $1,488.56.

     2.   Arizona State Compensation Fund: $1,464.00.

     3.   ChangePoint (PSA Software): $3,592.00.

     4.   Equipment Capital Consulting: $7,900.00

SCHEDULE 2.10(d) EXCEPTIONS TO TITLE TO ASSETS.

     1. Reference is made to the items set forth in Schedule 2.10(b) above, entitled "Leased/Licensed Equipment".

     2. Reference is made to the items set forth in Schedule 2.11 below, entitled "Indebtedness."

SCHEDULE 2.11  INDEBTEDNESS.

     1. Line of Credit with American Express Small Business Services, dated April 10, 2001, in the principal amount of $10,000.00, interest rate of the Prime Rate plus 3.99%, balance outstanding of $10,000.00 as of June 30, 2001.

     2. Business Loan Agreement with American Express Small Business Services, dated October 15, 1999, in the principal amount of $20,000.00, interest rate of 11.99%, term of thirty-six months, balance outstanding of $9,209.63 as of June 30, 2001.

     3. Equipment Finance Agreement with American Express CapitaFinance L.L.C., dated October 1, 1998, in the principal amount of $12,813.06, interest rate of 10.90%, term of thirty-six months, balance outstanding of $1,234.14 as of June 30, 2001.

     4. Credit Facility 1 with Wells Fargo Bank, dated September 8, 2000, in the principal amount of $100,000.00, interest rate of the Base Rate plus 1.50%, term of five years, balance outstanding of $100,000.00 as of June 30, 2001. Guaranteed by Preston A. Zuckerman (unlimited), Patrick J. Stoner and Patti H. Stoner (limited to 15%.

     5. Credit Facility 2 with Wells Fargo Bank, dated September 8, 2000, in the principal amount of $200,000.00, interest rate of the Base Rate plus 1.50%, term of one year, balance outstanding of $200,000.00 as of June 30, 2001. Guaranteed by Preston A. Zuckerman (unlimited), Patrick
          J. Stoner and Patti H. Stoner (limited to 15%.

     6. Credit Facility with Wells Fargo Bank, dated February 6, 2001, in the principal amount of $100,000.00, interest rate of the Base Rate plus 1.50%, term of five years, balance outstanding of $98,648.59 as of June 30, 2001. Guaranteed by Preston A. Zuckerman (unlimited), Patrick
          J. Stoner and Patti H. Stoner (limited to 15%.

     7. Promissory Note, dated as of November 2000, to Preston Zuckerman in the principal amount of $148,377.03, due November 2002.

     8. Promissory Note, dated May 2001, to Preston Zuckerman in the principal amount of $40,000, due November 2001.

     9. Promissory Note, dated June 2001, to Preston Zuckerman in the principal amount of $46,000, due December 2001.

     10. Promissory Note, dated July 2001, to Preston Zuckerman in the principal amount of $5,000, due January 2002.

     11. Promissory Note, dated as of November 2000, to South Edge, Inc. in the principal amount of $45,311.35, with an outstanding balance of $43,406.61, due November 2002. This Promissory Note is offset by a loan from Learning-Edge to South Edge, Inc. in the principal amount of $45,800.

     12.  Accrued Payroll in amount of $30,131.12 as of June 30, 2001.

     13.  Accrued Vacation in amount of $30,273.49 as of June 30, 2001.

SCHEDULE 2.12(a) EMPLOYEE CONTRACTS, UNION AGREEMENTS AND BENEFIT PLANS.

     1.   Medical Insurance: Health Net of Arizona.

     2.   Dental Insurance: Principal Life.

     3.   Group Term Life Insurance: Beneficial Life Insurance Company.

     4.   AD&D Insurance: Beneficial Life Insurance Company.

     5.   Long Term Disability Insurance: Beneficial Life Insurance Company

     6.   Optional  AFLAC  insured  personal  short-term  disability,   accident
          expense, cancer, intensive care specified health events and additional life insurance options.

     7.   Workers' Compensation Insurance: Arizona State Compensation Fund.

     8.   Unemployment Insurance: Arizona Department of Economic Security.

     9. Key Man Executive Life Insurance for Patrick J. Stoner in amount of $400,000: Beneficial Life Insurance Company.

     10. Executive Disability Plan for Preston A. Zuckerman: Guardian Live Insurance.

     11.  Section 125 Plan with American Family Life Assurance Company (AFLAC).

     12.  Cafeteria Plan.

     13.  Medical Reimbursement Flexible Spending Account Plan.

     14.  Dependent Care Assistance Flexible Spending Account Plan.

     15. 401(k) Plan: Prototype Plan sponsored by Datair Employee Benefit Systems, Inc.

     16.  2001 Equity Incentive Plan.

     17.  Commission Policy (unwritten).

     18.  Holiday Policy: Twelve holidays a year.

     19. Vacation Policy: Two to three weeks a year depending upon length of service with Learning-Edge.

     20. Severance Policy: Learning-Edge has in the past, on an ad-hoc basis, provided two weeks severance pay to some, but not all, involuntarily terminated employees.

     21.  Paid Time Off Policy for Personal or Family Illness.

     22.  Jury Duty Policy (unwritten).

     23.  Travel and Reimbursement Policy.

     24. Consulting Agreement with Denning & Associates, Inc., dated December 1, 2000, terminated by Learning-Edge on June 30, 2001.

     25.  Consulting Agreement with Robert McKeon, dated November 1, 1999.

     26.  Employment Agreement with Patrick J. Stoner, dated January 1, 2000.

     27.  In  connection   with   Learning-Edge's   401(k)  Plan,   there  is  a
          cancellation fee of $2,000, plus $10 per employee.

SCHEDULE 2.12(b) EXCEPTIONS TO COMPLIANCE OF EMPLOYEE BENEFIT PLANS

     1. Learning-Edge's 401(k) prototype plan (the "401(k) Plan") has been administered in accordance with certain aspects of current law and not according to its terms with the understanding that the 401(k) Plan will be amended so as to cause its terms to comport with its administration during the Code Section 401(b) GUST remedial amendment period. The 401(k) Plan was adopted effective as of January 1, 1995. The 401(k) Plan was amended and restated effective January, 1999. The 401(k) Plan is comprised of an Adoption Agreement and basic plan document for the Standardized Datair Employee Benefits Systems, Inc. Mass Submitter Prototype Defined Contribution Plan and Trust (the "Datair Document").

     2. From the inception of the 401(k) Plan, Learning-Edge has periodically taken from thirty to forty-five days, and on some occasions longer, to contribute employee 401(k) contributions to the 401(k) Plan. As of September 12, 2001, Learning-Edge has yet to contribute into its 401(k) Plan salary reductions withheld on its August 31, 2001 payroll date. In the past, Learning-Edge has previously corrected its failure to timely deposit 401(k) Plan contributions by simply making the contributions, unadjusted for foregone earnings or losses, to the 401(k) Plan.

     3. Learning-Edge maintains a medical reimbursement plan as part of its Internal Revenue Code Section 125 Cafeteria Plan. Learning-Edge has not offered COBRA coverage to former medical reimbursement plan participants since the plan's inception in February of 2000. Pursuant to recent Internal Revenue regulations, COBRA is, under certain circumstances, required to be offered for the remainder of the year that includes a participant's qualified event.

     4. Learning-Edge cannot confirm that it has filed a Form 5500 for its 401(k) Plan for the fiscal year 1995. Summary Annual Reports ("SAR") for the 401(k) Plan for the plan years 1995 through 1999 do not appear to have been distributed. Learning-Edge cannot confirm that SARs for the plan year 2000 were provided to 401(k) Plan participants.

     5. Learning-Edge does not appear to have conducted any nondiscrimination testing for its cafeteria plan, medical reimbursement plan, or dependent care assistance plan in the initial plan year of February 1, 2000 through October 31, 2000. Cobra was not provided with respect to qualified beneficiaries of the medical reimbursement plan.

     6. Learning-Edge has administered COBRA for its group health plans internally. Learning-Edge has failed to provide notice of conversion rights, provide notice to dependents of their conversion rights, and initial COBRA rights notices to spouses of employees. Other COBRA administration failures may have occurred.

     7. Learning-Edge's insured welfare benefit plans utilize the applicable insurance contract/policy as the plan document and booklets provided by the insurer as SPDs.

     8. In March, 2001, Learning-Edge let go approximately nine employees and paid out lump sum severance benefits of two week's pay pursuant to the terms of release agreements entered into with each former employee. Learning-Edge did not treat this reduction in force program as an ERISA covered severance plan.

     9. On June 13, 2001, an EEOC claim filed by Gail Shepard, a former Learning-Edge employee, was settled through mediation.

SCHEDULE 2.12(c) SECTION 401(K) PLAN.

     1. The prototype Section 401(k) Plan adopted by Learning-Edge has not yet been amended for GUST.

SCHEDULE 2.12(d) CONTRIBUTIONS TO EMPLOYEE BENEFIT PLANS

     1. From the inception of the 401(k) Plan, Learning-Edge has periodically taken from thirty to forty-five days, and on some occasions longer, to contribute employee 401(k) contributions to the 401(k) Plan. As of

          September 12, 2001, Learning-Edge has yet to contribute into its 401(k) Plan salary reductions withheld on its August 31, 2001 payroll date. In the past, Learning-Edge has previously corrected its failure to timely deposit 401(k) Plan contributions by simply making the contributions, unadjusted for foregone earnings or losses, to the 401(k) Plan.

SCHEDULE 2.12(e) OBLIGATION TO PROVIDE BENEFITS.

     1. A former employee might be covered by the Learning-Edge's employee benefit plans if he or she qualifies as a dependent or domestic partner of a current Learning-Edge employee.

SECTION 2.12(f) RESTRICTIONS ON AMENDMENTS.

     NONE

SCHEDULE 2.13  EXCEPTIONS TO COMPLIANCE WITH EMPLOYMENT AND LABOR LAWS.

     1. Reference is made to the items set forth in Schedule 2.12(b) above, entitled "Exceptions to Compliance of Employee Benefit Plans."

SCHEDULE 2.14  CONTRACTS AND COMMITMENTS.

     1. Reference is made to the items set forth in Schedule 2.10(b) above, entitled "Leased/Licensed Property."

     2. Reference is made to the items set forth in Schedule 2.11 above, entitled "Indebtedness."

     3. Consulting Agreement with Denning & Associates, Inc., dated December 1, 2000, terminated by Learning-Edge on June 30, 2001.

     4.   Consulting Agreement with Robert McKeon, dated November 1, 1999.

     5.   Employment Agreement with Patrick J. Stoner, dated January 1, 2000.

     6.   Form  of  Learning-Edge   Standard   Services   Agreement  for  Client
          Engagement.

     7. Restricted Stock Purchase Agreement with Patrick J. Stoner, dated August 31, 2000, as amended October 31, 2000.

     8. Stock Subscription Agreement with Donald C. Pierson, Jr. and Patricia Pierson, dated July 11, 2001.

     9. Stock Subscription Agreement with Donald C. Pierson, III, dated June 19, 2000.

     10. Stock Subscription Agreement with Preston A. Zuckerman, dated July 11, 2001.

     11. Stock Subscription Agreement with Preston A. Zuckerman, dated October 23, 2000.

     12.  Stock Subscription Agreement with Robert McKeon, dated July 11, 2001.

     13. Learning-Edge had entered into Proprietary Rights Agreement with the majority of its employees.

     14. Copyright Sharing Agreement regarding Negotiation Skills with James Hennig, dated January 1999.

     15. Services Agreement with Accram, dated September 1, 2000, term of one year.

     16.  Services  Agreement  with  Accram,   dated  December  1,  2001,  on  a
          month-to-month basis.

     17. Services Agreement with Document Technologies, dated February 1, 2001, expires April 15, 2002.

     18. Services Agreement with I-ology, dated February 10, 2001, term of one year.

     19.  Services Agreement with SmartForce, dated September 22, 2000.

     20. Life Insurance Policy with Beneficial Life Insurance Company expires October 31, 2001.

     21. GTLI Insurance Policy, AD&D Insurance Policy and Long Term Disability Insurance Policy, each with Beneficial Life Insurance Company, expire October 31, 2001.

     22. Executive Disability Plan for Preston A. Zuckerman with Guardian Life Insurance expires in January 2002.

     23. Key Man Executive Life Insurance for Patrick J. Stoner with Beneficial Life Insurance Company requires premium payments for an additional six months.

     24. Medical Insurance with Health Net of Arizona expires October 31, 2001, absent renewal.

     25. Dental Insurance with Principal Life expires October 31, 2001, absent renewal.

     26.  Contract for 401(k) Plan with by Datair Employee Benefit Systems, Inc.

     27. Reimbursement Services Agreement with AFLAC for Learning-Edge's Internal Revenue Code Section 125 Plan will renew for successive one year periods unless notice is given at least thirty days before the end of the then current term ending October 31, 2001.

     28. Contract for Internet Services with Savvis, dated January 31, 2001. Reference is made to item 5 under Schedule 2.7, entitled "Litigation and Claims."

SCHEDULE 2.15  ENVIRONMENTAL PROTECTION.

     None.

SCHEDULE 2.16  FILING OF REPORTS.

     1. Reference is made to the items set forth in Schedule 2.12(b) above, entitled "Exceptions to Compliance of Employee Benefit Plans."

     2. Reference is made to the items set forth in Schedule 2.12(c) above, entitled "Exceptions to Compliance with Employment and Labor Laws."

SCHEDULE 2.17  INSURANCE POLICIES.

     1. CNA Commercial General Liability Insurance Policy (#61995337) with The Arizona Group, dated August 23, 2001.

     2. Reference is made to items 1 through 12 set forth in Schedule 2.12(a) above, entitled "Employee Contracts, Union Agreements and Benefit Plans."

SCHEDULE 2.18  ACCOUNTS RECEIVABLE.

     1. Attached hereto as EXHIBIT 2.18 is a true, complete and accurate list and aging of all accounts receivable of Learning-Edge as of August 31, 2001.

SCHEDULE 2.19  ACCOUNTS PAYABLE.

     1. Attached hereto as EXHIBIT 2.19 is a current and complete list of all accounts payable of Learning-Edge as of August 31, 2001, including each individual indebtedness of $500.00 or more, and setting forth the payee, the amount of indebtedness and such additional information as may be material with respect to any such account payable.

SCHEDULE 2.21  INSPECTIONS AND INVESTIGATIONS.

     None.

SCHEDULE 2.22  AGREEMENTS IN FULL FORCE AND EFFECT.

     1. A deposit of $55,000 has been received by Learning-Edge and revenue in the amount of $55,000 has been recognized in connection with a Services Agreement with the Bank of America; but all services have not yet been provided by Learning-Edge under such Services Agreement. Bank of America has a credit balance of approximately $17,000, and future services are anticipated against this balance but have not yet been identified.

     2. A deposit of $40,000 has been received by Learning-Edge and revenue in the amount of $1,235 has been recognized in connection with a Services Agreement with Avaya. The majority of the services have not yet been provided by Learning-Edge under such Services Agreement. Avaya has a credit balance, and future services are anticipated against this balance but have not yet been identified.

SCHEDULE 2.23  TAXES.

     1. Tax dispute with Internal Revenue Service (the "IRS") for the fiscal year 1999 in the amount of $263.00. The dispute had been settled with the IRS and the outstanding balance paid in full on July 16, 2001.

     2. Learning-Edge cannot confirm that it has filed a Form 5500 for its 401(k) Plan for the fiscal year 1995. Summary Annual Reports ("SAR") for the 401(k) Plan for the plan years 1995 through 1999 do not appear to have been distributed. Learning-Edge cannot confirm that SARs for the plan year 2000 were provided to 401(k) Plan participants.

     3. The tax returns filed by Learning-Edge have not taken into account the items set forth in Schedule 2.12(b) above, entitled "Exceptions to Compliance of Employee Benefit Plans."

SCHEDULE 2.24  CAPITALIZATION OF LEARNING-EDGE.

     1. Reference is made to the items set forth in Schedule 4.1 below, entitled "Stockholder Stock Ownership."

     2. Stock Options issued and outstanding pursuant to the Learning-Edge, Inc. 2001 Equity Incentive Plan.

     3.   Consulting Agreement with Robert McKeon, dated November 1, 1999.

SCHEDULE 2.28(a) EXCEPTIONS TO INTELLECTUAL PROPERTY.

     1.   Copyright: Training CD, owned jointly by Learning-Edge and Jim Hennig.

SCHEDULE 2.28(d) LEARNING-EDGE PROPRIETARY RIGHTS.

     1.   Copyright: Interactive Software Training software.

     2.   Copyright: User Guide to Interactive Software Training software.

     3.   Copyright: Training CD, owned jointly by Learning-Edge and Jim Hennig.

     4. Copyright: LE Sound Xtra, owned by Learning-Edge and developed as a work-for-hire by Integration New Media.

     5.   Trademark: Learning-Edge.

     6.   Websites:     www.learningedge.com;      www.learningedge.biz;     and
          www.anyguide.com.

SCHEDULE 3.3 CONFLICTING AGREEMENTS OR REQUIRED CONSENTS RELATING TO EACH KEY HOLDER'S RESPECTIVE OBLIGATIONS.

     None.

SCHEDULE 4.1   STOCKHOLDER STOCK OWNERSHIP.

     1.   Zuckerman, Preston; 9,742,500 shares.

     2.   Zuckerman, Ronald; 90,000 shares.

     3.   Harner, Robert; 546,000 shares.

     4.   Pierson III, Donald; 1,150,800 shares.

     5.   Golba, Steve; 3,750 shares.

     6.   Tyo, Lee; 3,000 shares.

     7.   Walton, Ginger Lee; 3,750 shares.

     8.   Swan, Frances; 1,500 shares.

     9.   Zuckerman, Philip I.; 1,500 shares.

     10.  Stoner, Patrick J.; 150,000 shares

     11.  McKeon, Robert E.; 108,000 shares.

     12.  Pierson Jr., Donald and Patricia; 400,000 shares.

     13.  Claeyssens, Paul B.; 711,630 shares.

SCHEDULE 7.3   SALE OF SHARES.

     1. Reference is made to the items set forth in Schedule 2.6 above, entitled "Absence of Changes."

SCHEDULE 7.4   ISSUANCE OF SHARES.

     1. Reference is made to the items set forth in Schedule 2.6 above, entitled "Absence of Changes."

                                                                     Exhibit 2.5

                      FINANCIAL STATEMENTS OF LEARNING-EDGE

                          [Attach Financial Statements]

                                                                 Exhibit 2.10(a)

                                   PROPERTIES

                             [Attach List of Assets]

                                                                    Exhibit 2.18

                               ACCOUNTS RECEIVABLE

                      [Attach List of Accounts Receivable]

                                                                    Exhibit 2.19

                                ACCOUNTS PAYABLE

                        [Attach List of Accounts Payable]

                                                                    Exhibit 2.28

                              INTELLECTUAL PROPERTY

                     [Attach List of Off-the-Shelf Software]